UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

AEROVIRONMENT, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid with preliminary materials:

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2025 Annual Meeting
of Stockholders
and Proxy Statement
Thursday, September 25, 2025
at 12:00 p.m. Eastern Daylight Time

Note About Forward-Looking Statements

Certain statements in this Notice of 2025 Annual Meeting of Stockholders and Proxy Statement may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully close and integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business; the recording of goodwill and other intangible assets as part of acquisitions that are subject to potential impairments in the future and any realization of such impairments; any actual or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products, including due to restrictions and sanctions imposed by foreign governments; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; our ability to win U.S. and international government R&D and procurement programs, including foreign military financing aid; changes in the timing and/or amount of government spending, including due to continuing resolutions; adverse impacts of a U.S. government shutdown; our ability to realize the anticipated benefits of the BlueHalo transaction; our reliance on limited relationships to fund our development of HAPS UAS; our ability to execute contracts for anticipated sales, perform under such contracts and other existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; the extensive and increasing regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to and resulting misuse of our, our customers’ and/or our suppliers’ information and systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; our ability to increase production capacity to support anticipated growth; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; any increase in litigation activity or unfavorable results in legal proceedings, including pending class actions; or litigation that may arise from our recent acquisition of BlueHalo; our ability to respond and adapt to legal, regulatory and government budgetary changes; our ability to comply with the covenants in our loan documents and our merger agreement with BlueHalo; our ability to attract and retain skilled employees, including retention of BlueHalo employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended April 30, 2025 made available with this Notice of 2025 Annual Meeting of Stockholders and Proxy Statement. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

MESSAGE AND Q&A WITH AEROVIRONMENT CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER WAHID NAWABI
Performance, progress and momentum: AeroVironment (“AV”) is charting the future with integrated all-domain battle-tested solutions.
This past fiscal year we continued to execute our strategic priorities, delivering strong financial performance, expanding our capabilities and positioning the company for long-term value creation. Not only did we have record bookings of $1.2 billion, record revenue of $821 million and a 12% gross margin improvement from last year, we also achieved a significant milestone — the successful acquisition of BlueHalo. This acquisition further strengthens our position as a preferred next-generation defense technology prime. As a result of this milestone, we now offer a comprehensive set of solutions across the full spectrum of modern defense — air, land, sea, space and cyber.
We delivered strong top- and bottom-line results, introduced three new products and won several key contracts, reflecting robust global demand for our innovative, battle-proven autonomous systems. Our cost-effective, advanced solutions have demonstrated the need for a shift in strategic warfare and strengthened our position as a dominant defense innovator in a rapidly growing sector. We correctly anticipated the increase in global demand and strategically expanded our manufacturing capacity to ensure success in meeting customer requirements. We also implemented Oracle Fusion this past year which will help support our Enterprise Resource Planning (ERP) and operations as we grow as a global company. This key investment will support our ability to scale the business even further across operations, engineering, services, sales and marketing efforts. In addition to reducing capacity constraints, we’ve also focused on developing products that are aligned with our customers’ highest priorities now and in the future. While we are proud of all that we accomplished this past year, we remain focused on the future and being able to provide our customers with best-in-class solutions specifically designed to meet their needs.
Our success is made possible by the perseverance and dedication of our talented employees. I am grateful for their commitment to AV and our customers’ critical missions. I am also extremely appreciative of the continued support and confidence from our investors and customers.
We enter fiscal year 2026 with confidence knowing that AV is better positioned than ever before. We have momentum and a clear focus which we believe positions us well to deliver long-term, sustainable growth while supporting those on the front lines who work selflessly and tirelessly to preserve our nation’s security.
Q)
Now that the acquisition of BlueHalo is complete, what do you see as the main growth drivers for the Company?

A) Starting in the first quarter of fiscal year 2026, we will be reporting two business segments. Within our Autonomous Systems segment (“AxS”) we anticipate strong growth from our Counter-UAS and Precision Strike operating group due to increased demand for our Switchblade 600 loitering munition, Red Dragon (our latest one-way attack solution), and our Titan 4 Counter-Uncrewed Aircraft Systems (C-UAS) product. Domestic demand for these products remains elevated and we anticipate international demand to increase as well. Also, within our AxS segment, we anticipate strong growth in our UAS operating group as our JUMP 20-X and P550 gain in popularity, both domestically and internationally. Within our Space, Cyber and Directed Energy segment (“SCDE”), we see the most growth stemming from our Space and Directed Energy operating group as space communications, C-UAS using directed energy, and our Badger deployable ground terminal gain traction.
More broadly, our integrated capabilities across all domains — air, land, sea, space and cyber — combined with our robust innovation engine and ability to scale, position us to address emerging global defense priorities. We remain confident that our continued focus on innovation and the rapid deployment of mission-specific solutions will enhance our leadership position and fuel long-term growth.

Q)
Given the shifting priorities in the U.S. DoD defense budget spending, what programs and areas within AV do you see benefitting the most?

A) We have seen a shift in priorities in the most recent U.S. DoD budgets compared to prior years and are pleased that AV has a comprehensive suite of solutions across every domain that aligns to the U.S. DoD’s highest priorities. We have several solutions that we believe could benefit from this shift, including our Switchblade family of products, our latest Red Dragon one-way attack offering, as well as several of our uncrewed aircraft systems products which include our P550 and JUMP 20-X. Counter — UAS solutions also have the opportunity to participate in several areas within the U.S. DoD’s shifted focus, as do some of our space communications platforms, including our phased array solutions and laser communications.
Q)
Given that product demand is anticipated to increase in the defense tech sector, how are you ensuring that you can scale manufacturing to meet these potential increased demands?

A) We’ve been proactively preparing for increased demand across several of our key products and anticipating the strategic shift toward greater use of autonomous systems on the battlefield. The demonstrated effectiveness of our solutions in real-world missions continues to validate our long-term vision and underscores our readiness to scale.
For example, we are actively expanding our capacity with our Switchblade products by working to secure a new facility near Salt Lake City, Utah. This facility will allow for substantial incremental Switchblade deliveries that can match upcoming demand, which we expect will support more than $1 billion in annual Switchblade revenues. With interest increasing for multiple products across our segments, we are diligently ensuring that we are ready to meet heightened demand and we are confident that we can achieve scaling to meet the needs of our customers.
One of our key differentiators is our ability to scale efficiently to meet increasing demand. With mature, multi-generational products already in production and deployment, we’re not constrained by the typical challenges faced by early-stage or prototype-phase companies. We have a strong track record of scaling successfully — and we’re fully prepared to do so again to capture growth opportunities and deliver long-term shareholder value.

AEROVIRONMENT, INC.
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders,
We are pleased to invite you to join the board of directors and executive team of AeroVironment, Inc. (the “company”) at our 2025 annual meeting of stockholders (the “annual meeting”). We have chosen to hold this year’s annual meeting solely by remote communication. Stockholders of record as of the Record Date (as defined below) and their proxy holders will be deemed to be present and vote at the 2025 annual meeting, submit questions to the board of directors and management, and vote their shares electronically, from virtually any location with internet connectivity.
Important information relating to the annual meeting is detailed below:
TIME:	12:00 p.m. Eastern Daylight Time on Thursday, September 25, 2025
PLACE:	By remote communication at: https://meetings.lumiconnect.com/200-267-512-637
Unanimous Recommendations of Board of Directors
ITEMS OF BUSINESS:
(1)
Elect Edward Muller, Charles Burbage, David Wodlinger and Henry Albers as directors, each to serve for a one-year term (each to serve until his successor is elected and qualified or until his earlier death, resignation or removal);

FOR
	(2) Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2026;	FOR
	(3) Conduct a non-binding advisory vote on the compensation of our Named Executive Officers;	FOR
	(4) Management proposal to approve the amendment and restatement of the company’s 2021 equity incentive plan; and	FOR
(5) Transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
RECORD DATE:	You are entitled to notice of and to vote at the annual meeting if you were a stockholder of the company at the close of business on August 7, 2025 (the “Record Date”).

MEETING PARTICIPATION AND ATTENDANCE:
You will be deemed to be present in person and entitled to vote at the annual meeting and may participate in the annual meeting, including by submitting questions, if you were a stockholder as of the Record Date or you hold a valid proxy from a stockholder of record as of the Record Date. This year’s annual meeting will be conducted solely by means of remote communication. Stockholders of record as of the Record Date (or their proxies) will be deemed to be present in person and can participate in and vote at the annual meeting by logging in with their 11-digit voter control number issued by Equiniti Trust Company, LLC (“EQ,” and formerly American Stock Transfer & Trust Company LLC) and password of AVAV2025 (case sensitive). Online access to the annual meeting will open up approximately 60 minutes prior to the start of the annual meeting to allow for you to test your computer audio system.

You can ask questions once you log in or when the meeting begins by clicking on the “ask a question” icon on the top of your screen.

Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, you should receive a proxy card and voting instructions with these proxy materials. To be deemed present in person and participate, including by submitting questions, and vote at the annual meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance of the annual meeting. Follow the instructions from your broker or bank included in the enclosed proxy statement or contact your broker or bank to request a legal proxy form.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the annual meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to EQ. Requests for registration should be directed to proxy@equiniti.com or to facsimile number 718-765-8730. Written requests can be mailed to:

Equiniti Trust Company, LLC Attn: Proxy Tabulation Department PO Box 500 Newark, NJ 07101

Requests for registration must be labelled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Daylight Time, on September 17, 2025. You will receive a confirmation of your registration by email after we receive your registration materials.

VOTING BY PROXY:
Registered Stockholders. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting by means of remote communication. Instructions for voting are on your proxy card. If you attend the annual meeting by means of remote communication, you may also submit your vote during the annual meeting, and any previous votes you submitted will be superseded by the vote that you cast at the annual meeting.

You are urged to date, sign and promptly return the proxy card in the envelope provided to you, or to use the telephone or internet method of voting described on your proxy card, so that if you are unable to attend the annual meeting by means of remote communication your shares can be voted.

Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares. Without your instructions as to how to vote, brokers are not permitted to vote your shares at the annual meeting with respect to the election of directors, the non-binding advisory vote to approve the compensation of our named executive officers, or the management proposal to approve the company’s 2021 amended and restated equity incentive plan. Please instruct your broker how to vote your shares using the voting instructions provided by your broker.

This Notice of 2025 Annual Meeting and the enclosed proxy statement are issued in connection with the solicitation of a proxy on the enclosed form by the board of directors of AeroVironment, Inc. for use at our 2025 annual meeting of stockholders. We will begin mailing this notice and the enclosed proxy statement, a form of proxy and our 2025 annual report on or about August 18, 2025.

Thank you for your support.
Wahid Nawabi
President, Chief Executive Officer and
Chair of the Board
Arlington, Virginia
August 12, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 25, 2025

YOUR VOTE IS EXTREMELY IMPORTANT
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 25, 2025
This notice, the enclosed proxy statement, and our 2025 annual report to stockholders, are available on our website at
http://investor.avinc.com/financial-information/financial-filings-and-releases.

PROXY SUMMARY
PROXY SUMMARY
This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by the board of directors (the “board” or “board of directors”) of AeroVironment, Inc. (the “company”) for our 2025 annual meeting of stockholders, together with any adjournment or postponement thereof (the “annual meeting”), to be held on Thursday, September 25, 2025, for the purposes set forth in the notice of annual meeting with which this proxy statement is enclosed. Our principal executive offices are located at 241 18th Street South, Suite 650, Arlington, VA 22202. Enclosed with this proxy statement is a copy of our 2025 annual report for the fiscal year ended April 30, 2025. However, the 2025 annual report is not intended to be a part of, and shall not be deemed to be incorporated by reference into, this proxy statement or a solicitation of proxies.
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the company’s 2025 performance, please review our annual report on Form 10-K for the fiscal year ended April 30, 2025. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about August 18, 2025.
VOTING AND MEETING INFORMATION

It is important that you vote in order to impact the future of the company. Please carefully review the proxy materials for the annual meeting, which will be held on Thursday, September 25, 2025, at 12:00 p.m., Eastern Daylight Time, solely by means of remote communication at https://meetings.lumiconnect.com/200-267-512-637, and follow the instructions below to cast your vote on all of the voting matters.
Who is Eligible to Vote
You are entitled to notice of and to vote at the annual meeting if you were a stockholder of record at the close of business on August 7, 2025, which we refer to as the “Record Date” of the annual meeting. On the Record Date, there were 49,932,233 shares of common stock issued and outstanding and entitled to vote at the annual meeting. The holders of our common stock are entitled to one vote per share on any proposal presented at the annual meeting. We have no other voting securities outstanding.
Voting in Advance of the Meeting
Even if you plan to attend the annual meeting by means of remote communication, please vote right away using one of the following advance voting methods (see page 93 for additional details). Make sure to have your proxy card or voting instruction form in hand and follow the instructions.
You can vote in advance of the meeting in one of three ways:
Visit the website listed on your proxy card/voting instruction form to vote BY INTERNET
Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE
Sign, date and return your proxy card/voting instruction form in the enclosed envelope to vote BY MAIL

PROXY SUMMARY
Attending and Voting at the Annual Meeting
All stockholders of record as of the Record Date who attend the annual meeting by remote communication will be deemed to be present in person and entitled to vote at the annual meeting. Beneficial owners will be deemed to be present in person and entitled to vote at the annual meeting if they have a legal proxy from a stockholder of record as of the Record Date, as described on page 92.
Important Note about Meeting Admission Requirements: If you plan to attend the meeting by means of remote communication, you should review the important details on admission requirements on page 92.
Electronic Document Delivery
Instead of receiving future copies of our notice of annual meeting, proxy statement and the annual report by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide electronic links to these documents. Opting to receive our proxy materials online will save on the cost of producing and mailing documents and significantly reduce paper waste and will also provide an electronic link to quickly and efficiently access the proxy voting site. Please see your proxy card for the website to which you are referred to vote your shares for instructions on how to elect to receive your future proxy materials electronically.
Roadmap of Voting Matters
Stockholders are being asked to vote on the following matters at the annual meeting:
Our Board’s Recommendation

Proposal 1. Election of Directors (page 8)
The board believes that the combination of qualifications, skills and experiences of Edward Muller, Charles Burbage, David Wodlinger and Henry Albers contribute to an effective and well-functioning board and their continued service as directors would be in the best interests of the company and its stockholders. Each of Edward Muller, Charles Burbage, David Wodlinger and Henry Albers possesses the necessary qualifications to assist the board in providing effective oversight of the business and strategic advice and counsel to the company’s management.
FOR each Director Nominee

Proposal 2. Ratification of the Selection of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm (page 74)
The audit committee of the board (the “Audit Committee”) has appointed Deloitte & Touche LLP to serve as the company’s independent registered public accounting firm for the fiscal year ending April 30, 2026. The Audit Committee and the board believe that the appointment of Deloitte & Touche LLP to serve as the company’s independent registered public accounting firm is in the best interests of the company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of our independent registered public accounting firm.
FOR

Proposal 3. Non-Binding Advisory Vote on the Compensation of Our Named Executive Officers (page 76)
The company believes that our compensation programs are designed to attract, incentivize and reward our leadership for increasing stockholder value and align the interests of leadership with those of our stockholders on an annual and long-term basis. The company seeks a non-binding advisory vote from its stockholders to approve the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis section beginning on page 42 and the Compensation Tables section beginning on page 59. The board values stockholder opinions and the compensation committee of the board (the “Compensation Committee”) will consider the outcome of the advisory vote when considering future executive compensation decisions.
FOR

PROXY SUMMARY
Our Board’s Recommendation

Proposal 4. Management Proposal to Approve the Amendment and Restatement of the Company’s 2021 Equity Incentive Plan (page 78)
We believe that the approval of the amendment and restatement of the 2021 Equity Incentive Plan is essential to our success. Equity awards are intended to motivate high levels of performance, align the interests of our employees, directors and consultants with those of our stockholders, and provide a means of recognizing their contributions to our success. We believe that equity awards are necessary to remain competitive in the industry and are essential to recruiting and retaining the highly qualified individuals who help us meet our goals. The amendment and restatement of the 2021 Equity Incentive Plan is intended to ensure that we have an available pool of shares from which to grant long-term equity incentive awards in future years. The principal features of the amended and restated 2021 Equity Incentive Plan are summarized on page 82 but the summary is qualified in its entirety by reference to the full text of the amended and restated 2021 Equity Incentive Plan itself, which is attached to this proxy statement as Appendix A.
FOR

PROXY SUMMARY
QUESTIONS AND ANSWERS (PAGE 91)

Please see the Questions and Answers section beginning on page 91 for important information about the proxy materials, voting, the annual meeting, company documents, communications and the deadlines to submit stockholder proposals for the 2026 annual meeting of stockholders. Additional questions may be directed to Investor Relations at (703) 418-2828 or https://investor.avinc.com/contact-and-faq/contact-us.
CORPORATE GOVERNANCE (PAGE 26)

The company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens board and management accountability and helps build public trust in the company. Highlights of our governance practices include:
•
Highly qualified and engaged board of directors, with relevant expertise for overseeing our strategy, capital allocation, performance, succession planning and risk

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High proportion of independent directors (9 of 10)

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Independent Audit, Compensation, Nominating and Corporate Governance and Cybersecurity Committees

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Board comprised of directors with key skills, attributes and experiences linked to the company’s needs and business priorities

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Limitation to four public companies on which directors can serve without receiving prior approval of the Chair of the Nominating and Corporate Governance Committee;

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Disclosed “skills matrix” for the board

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Regular board and committee self-evaluations

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Majority vote standard for election of directors in uncontested elections

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Lead Independent Director

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Regular reviews for board refreshment

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Active stockholder engagement

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Anti-hedging, anti-pledging, and anti-short sale policies for all executives, directors and employees

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Executive compensation driven by pay-for-performance philosophy

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Annual Say-on-Pay advisory vote on executive compensation

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Share ownership guidelines and share retention policy for executives and directors

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Compensation recovery (clawback) policy for executives

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Stockholders “proxy access” right to nominate director candidates and have those nominees included in our proxy statement, subject to meeting the requirements in our bylaws

PROXY SUMMARY
DIRECTOR NOMINEES AND OTHER DIRECTORS (PAGES 13 — 23)

Name	Age	Director Since	Primary Experience	Committee Membership	# of Other Public Company Boards
Director Nominees
Edward R. Muller*	73	2013	Former Chairman and Chief Executive Officer of GenOn Energy Inc. and former director of public companies	A, C, E, L	0
Charles Thomas Burbage*	77	2013	Former Executive Vice President and General Manager, Joint Strike Fighter Program of Lockheed Martin	C, NCG, E	0
David Wodlinger*	45	2025	Managing Partner at Arlington Capital Partners, former Chairperson of BlueHalo and director of several private Arlington Capital portfolio companies	—	0
Henry Albers*	36	2025	Principal at Arlington Capital Partners and former director at BlueHalo and director of several private Arlington Capital portfolio companies	—	0
Other Directors
Wahid Nawabi	56	2016	President and Chief Executive Officer of the company since May 2016; former Chief Operating Officer and Senior Vice President of the company and General Manager of the company’s former Efficient Energy Systems (“EES”) division	E	0
Stephen F. Page*	85	2013	Former Chief Financial Officer of United Technologies Corporation and Chief Executive Officer of its Otis Elevator division and former director of public companies	A, NCG	0
Cindy K. Lewis*	68	2021	Former Chairperson for AirBorn Consolidated Holdings, Inc. Former President and Chief Executive Officer of AirBorn Consolidated Holdings, Inc.	A, CS	0
Admiral Philip S. Davidson*	65	2023	Retired Navy Admiral, founder of Davidson Strategies, LLC and current director of two other public companies	A, CS	2
Hon. Mary Beth Long*	61	2023	Former United States Assistant Secretary of Defense for International Security Affairs	NCG, CS	0
General Joseph L. Votel*	67	2023	Retired four-star Army general, former commander of United States Central Command, current Strategic Advisor for Sierra Nevada Corporation and director of four private companies	C, CS	0
* = Independent Director
L = Lead Independent Director
A = Audit Committee
C = Compensation Committee
CS = Cybersecurity Committee
E = Executive Committee
NCG = Nominating and Corporate Governance Committee

PROPOSAL 1. ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS
PROPOSAL 1. ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS
Our board of directors currently consists of ten members and is currently divided into three classes of directors serving staggered three-year terms. At the upcoming annual meeting, however, the nominees named herein for election at the annual meeting will be elected for a one-year term as contemplated by the company’s Amended and Restated Certificate of Incorporation, which amended the company’s previous certificate of incorporation to declassify the board over time such that after the election of directors at the 2027 annual meeting of stockholders, all directors will thereafter serve a one-year term expiring at the next annual meeting of stockholders (each director to serve until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal). Our Amended and Restated Certificate of Incorporation provides that vacancies on the board created by the death, resignation, or removal of a director may be filled solely by a majority of the directors in office (although less than a quorum), or by a sole remaining director, and the director so elected will hold office for the unexpired term of such director’s predecessor.
The term of office of the directors currently classified as “Class I” directors, which include Edward Muller, Charles Burbage, David Wodlinger and Henry Albers, expires at the beginning of the 2025 annual meeting. David Wodlinger and Henry Albers have been nominated to serve as directors by the Sponsor Members pursuant to the Shareholders Agreement (as defined below).
At the recommendation of the Nominating and Corporate Governance Committee, our board of directors proposes the election of Edward Muller, Charles Burbage, David Wodlinger and Henry Albers as directors to serve for a one-year term expiring at the 2026 annual meeting of stockholders (each to serve until his successor is elected and qualified or until his earlier death, resignation, or removal). Mr. Muller,
Mr. Burbage, Mr. Wodlinger and Mr. Albers are incumbent directors.
Each of Mr. Muller, Mr. Burbage, Mr. Wodlinger and Mr. Albers has indicated his willingness to serve if elected. If any of Mr. Muller, Mr. Burbage, Mr. Wodlinger and Mr. Albers becomes unable to serve or for good cause will not serve, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the board may recommend (which shall be persons nominated by the Sponsor Members if either of the Sponsor Director Nominees (as defined below) is unable to serve or for good cause will not serve, subject to the terms of the Shareholders Agreement), unless the board reduces the number of directors prior to the annual meeting. There are currently three Class II directors, whose terms expire at the annual meeting of stockholders in 2026, and three Class III directors, whose terms expire at the annual meeting of stockholders in 2027, in each case, until their successors are elected and qualified or until their earlier death, resignation, or removal.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named herein. If voting instructions are received, the proxy holders will vote the proxy cards received by them in accordance with the instructions received. In no event may the proxy holders vote for the election of more than four nominees. We have no reason to believe that the nominees named in this proxy statement will be unable or unwilling to serve if elected as directors.
The principal occupation and certain other information about the nominees, our other directors and our executive officers are set forth on the following pages.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE FOUR BOARD NOMINEES LISTED ABOVE.

Election Process and Voting Standard

There are no limits on the number of terms a director may serve. We believe term limits may cause the loss of experience and expertise important to the effective operation of our board of directors. However, to ensure that the board remains composed of high-functioning members able to keep their commitments to board service, the Nominating and Corporate Governance Committee evaluates the qualifications and considers the performance of each incumbent director, whether initially recommended by management, other board

PROPOSAL 1. ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS
members or stockholders, before recommending to our board of directors the nomination of that director for an additional term.
Because the number of nominations for election as directors at the annual meeting does not exceed the number of directors to be elected, our bylaws provide that each of the four nominees named in this proxy statement will be elected at the annual meeting by a vote of the majority of the votes cast with respect to such nominee’s election at the annual meeting (to the extent a quorum is present for the transaction of business).
Our Corporate Governance Guidelines provide that following any stockholder meeting at which directors are subject to an uncontested election, any incumbent director who receives a greater number of votes cast “against” such director’s election than votes cast “for” such director’s election (with abstentions and broker non-votes not counted as votes cast either “for” or “against” such director’s election) is required to submit, promptly after the final certification of the election results, a letter of resignation to the board of directors for consideration by the Nominating and Corporate
Governance Committee. Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to consider the offer of resignation and recommend to the board of directors whether to accept or reject the resignation, or whether other action should be taken. The board of directors shall act on the Nominating and Corporate Governance Committee’s recommendation within one hundred (100) days following the final certification of the election results and publicly disclose its decision, and the reasons for such decision if such offer of resignation is rejected.
In addition, pursuant to our Corporate Governance Guidelines, a director, including a director who is currently an officer or employee of the company, who resigns or materially changes his or her position with his or her employer may be asked by the Nominating and Corporate Governance Committee to submit a letter of resignation to the board. The Nominating and Corporate Governance Committee may request such a resignation letter if continuing service on the board by the individual is not consistent with the criteria deemed necessary for continuing service on the board.

Director Nominations

Pursuant to the Amended and Restated Nominating and Corporate Governance Committee Charter (the “Nominating and Corporate Governance Committee Charter”), the Nominating and Corporate Governance Committee is responsible for assisting the board in identifying qualified candidates to become directors and selecting nominees for election as directors at the next annual meeting of stockholders and for recommending to the board a slate of director nominees for election as directors at each annual meeting of stockholders. Nominees for election as directors may be suggested by directors, members of management or stockholders.
On November 18, 2024, in connection with the company’s execution of the merger agreement to acquire BlueHalo Financing Topco, LLC (“BlueHalo”), the company entered into a shareholder’s agreement (the “Shareholders Agreement”) with Arlington Capital Partners V, L.P. and Arlington Capital Partners VI, L.P. (the “Sponsor Members”) pursuant to which the company provided the Sponsor Members with certain board designation rights. The Shareholders Agreement provides, among other things, that the Sponsor Members (a) have the right to designate two individuals as director nominees until they and their affiliates cease to collectively hold and own, directly or indirectly, at least 20% of the issued and outstanding shares of our common stock and (b) have the right to designate one individual as a director nominee until they and their affiliates cease to collectively hold and own, directly or indirectly, at least 15% but less than 20% of the issued and outstanding shares of our common stock (such director nominees, the “Sponsor Director Nominees”). Based on the current ownership of our common stock by the Sponsor Members, the Sponsor Members currently have the right to designate two director nominees. Mr. Albers and Mr. Wodlinger, who each joined the board upon the closing of our acquisition of BlueHalo on May 1, 2025, are the Sponsor Director Nominees.
Stockholders who would like the Nominating and Corporate Governance Committee to consider their recommendations for nominees for election to the board of directors should submit their recommendations in writing by mail to the Nominating and Corporate Governance Committee in care of the Office of the Corporate Secretary, AeroVironment, Inc., 241 18TH Street South, Suite 650, Arlington, VA 22202 or by email to corporatesecretary@avinc.com. Recommendations of nominees by stockholders that are made in accordance with these procedures will receive the same consideration as other nominees for election as directors made by directors and members of management.

DIRECTOR QUALIFICATIONS AND INDEPENDENCE
DIRECTOR QUALIFICATIONS AND INDEPENDENCE
Directors are responsible for overseeing the company’s business consistent with their fiduciary duties to the company and its stockholders. This significant responsibility requires highly skilled individuals with diverse qualities, attributes and professional experience. The board believes that there are general requirements that are applicable to all directors and other skills and experience that only need to be represented on the board as a whole, but not necessarily possessed by each director. The board and the Nominating and Corporate Governance Committee carefully consider the qualifications of directors and director candidates individually and in the broader context of the board’s overall composition and the company’s current and future needs.

Qualifications Required of Directors

In its assessment of each potential director nominee, the Nominating and Corporate Governance Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the company’s business or related industries and such other factors as the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the board, including the provisions of the Shareholders Agreement, which provides the Sponsor Members with the right to appoint the Sponsor Director Nominees, subject to certain conditions. The Nominating and Corporate Governance Committee also takes into account the ability of a potential nominee to devote the time and effort necessary to fulfill the responsibilities of a director to the company. The board and the Nominating and Corporate Governance Committee require that each director nominee be a person of high integrity, ethics and values, have a proven record of success and demonstrate respect for sound corporate governance requirements and practices. Each director nominee must also possess practical and mature business judgment, as well as demonstrate innovative thinking and an entrepreneurial spirit — all qualities that the board believes are essential to its ability to maintain the company’s culture of innovation. In addition, the board conducts interviews of potential director candidates to assess intangible qualities, including the individual’s ability to ask difficult questions while maintaining collegiality.
Specific Qualifications, Attributes, Skills and Experience to Be Represented on the Board
The Nominating and Corporate Governance Committee considers the following criteria (some of which are enumerated in the Nominating and Corporate Governance Committee Charter and others have been deemed appropriate by the Nominating and Corporate Governance Committee in accordance with the Nominating and Corporate Governance Committee Charter) in recommending nominees for election to the board:
•
personal and professional integrity, ethics and values;

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experience in corporate management, such as serving as an officer or former officer of a publicly held company;

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understanding of the company’s business;

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experience in the aerospace and defense industry; understanding of the Company’s business;

•
experience as a board member of another publicly held company;

•
diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members;

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educational background;

•
diversity of personal background relative to other board members, including gender, age, and ethnic diversity;

•
global and international business experience;

•
strategic development experience, including mergers, acquisitions, venture capital and other strategic transactions;

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experience in marketing, engineering, technology and innovation, operations, supply chain, manufacturing and legal;

•
high level of financial literacy and experience;

DIRECTOR QUALIFICATIONS AND INDEPENDENCE
•
cybersecurity experience;

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commercial business experience;

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experience in scaling or growing a startup or small business into a significant business;

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practical and mature business judgment; and

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entrepreneurial spirit and innovativeness.

Independence Determinations

Under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), and the company’s Corporate Governance Guidelines, the board must consist of a majority of independent directors. In making independence determinations, the board observes Nasdaq and the Securities and Exchange Commission (“SEC”) criteria and considers all relevant facts and circumstances. To be considered independent under Nasdaq listing standards, a director must pass certain objective tests, such as not being an executive officer or employee of the company or having certain business dealings with the company. Additionally, Nasdaq independence standards include a subjective test that requires our board to make a subjective determination that an individual has no relationships that in the opinion of the company’s board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The board undertook a review of the independence of each director and nominee and considered whether each such individual has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities as a director. Based upon information requested from and provided by each director and nominee regarding his or her business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and nominee, the board has determined that, other than Mr. Nawabi, all members of the board qualify as independent directors in accordance with the Nasdaq listing standards and Rules 10C-1 and 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2025 NOMINEES FOR ELECTION AS DIRECTORS
2025 NOMINEES FOR ELECTION AS DIRECTORS
The board and the Nominating and Corporate Governance Committee believe that the combination of the various qualifications, skills and experience of the director nominees named in this proxy statement would contribute to an effective and well-functioning board. They also believe that the combination of the various qualifications, skills and experiences of such director nominees individually, and when combined with the other directors, will create a board possessing the necessary qualifications to provide effective oversight of the business and strategic advice and counsel to the company’s management.
Included in the biographies of the director nominees for election at the annual meeting and the other directors below is an assessment of the specific qualifications, attributes, skills and experiences that such director nominees and the other members of the board provide to the board of directors and the company.

2025 NOMINEES FOR ELECTION AS DIRECTORS
Director Nominees

Edward R. Muller
Director Since:	2013
Age:	73
Board Committees and Leadership:	Chair of Audit Committee; member of Compensation Committee and Executive Committee; Lead Independent Director
Summary of Experience:
Mr. Muller has served as a member of our board of directors since 2013. Mr. Muller served as Vice Chairman of NRG Energy, Inc. (NYSE: NRG), a U.S.-based producer and retail supplier of electricity, from December 2012 to February 2017. Prior to the merger in 2012 of NRG and GenOn Energy Inc., Mr. Muller served as the Chairman and Chief Executive of GenOn, which also produced and sold electricity in the United States, a position he held beginning in 2010. From 2005 to 2010, Mr. Muller was Chairman and Chief Executive of Mirant Corporation, which produced and sold electricity in the United States and internationally. Previously, Mr. Muller served as President and Chief Executive Officer of Edison Mission Energy until 2000, which produced electricity in the United States and internationally. Mr. Muller previously served as Vice President, Chief Financial Officer, General Counsel and Secretary of Whittaker Corporation, a conglomerate with activities in aerospace, chemicals, healthcare and metals. From 2007 to 2024, Mr. Muller served as a director of Transocean Ltd. (NYSE: RIG), an offshore oil and gas driller. Mr. Muller currently serves as the Chairman of the Advisory Board of the UCLA Institute for Carbon Management and of CarbonBuilt, Inc., a provider of low carbon concrete technology, Concrete, AI, Inc., a provider of AI-assisted concrete production and carbon reductions, Equatic, Inc., a carbon-capture technology company, Nextli Technologies, Inc., a cement decarbonization company, and, Specifx, Inc., developer of lithium extraction technologies. He previously served as a director of Contact Energy, Ltd., Edison Mission Energy, Interval, Inc., Oasis Residential, Inc., Ormat Technologies, Inc., RealEnergy, Inc., RigNet Inc., Strategic DataCorp., The Keith Companies, Inc., and Whittaker Corporation. Mr. Muller is a member of the Council on Foreign Relations and the Pacific Council on International Policy, and previously was Chairman of the U.S. — Philippines Business Committee, Co-Chairman of the International Energy Development Council and a member of the Board of Trustees of the Riverview School. Mr. Muller received his undergraduate degree from Dartmouth College and a J.D. from Yale Law School.

Specific Qualifications, Attributes, Skills and Experience

Chief Executive Officer and Executive Experience
Mr. Muller brings broad and extensive executive leadership experience to our board, having served as Chief Executive Officer of large companies that produced electricity for more than 15 years and as Chief Financial Officer and General Counsel of Whittaker Corporation.

Public Company Board Experience
Serving or having served as a director of 11 different public companies, Mr. Muller brings tremendous business and corporate governance oversight experience to the company and its board.

Financial Expertise
Mr. Muller has extensive financial and accounting experience as a Chief Executive Officer of several energy companies and as Chief Financial Officer of Whittaker Corporation and from serving on numerous public company audit committees. Our board and Audit Committee benefit from Mr. Muller’s extensive financial and accounting experience.

Extensive Global or International Business Experience
Mr. Muller has extensive international business experience and is a recognized expert on international policy and energy development. Besides his substantial international business experience as a Transocean Ltd. director, Mr. Muller serves as a Member of the Council on Foreign Relations and the Pacific Council on International Policy and was previously Chairman of the U.S. Philippines Business Committee and Co-Chairman of the International Energy Development Council.

2025 NOMINEES FOR ELECTION AS DIRECTORS
Charles Thomas Burbage
Director Since:	2013
Age:	77
Board Committees and Leadership:	Chair of Compensation Committee, member of Nominating and Corporate Governance Committee and Executive Committee
Summary of Experience:
Mr. Burbage has served as a member of our board of directors since 2013. Mr. Burbage retired from Lockheed Martin Aeronautics Company in April 2013, after a 33-year career during which he served most recently as Executive Vice President and General Manager, Joint Strike Fighter Program from 2000 to 2013. Mr. Burbage also served on active duty in the U.S. Navy as a Naval aviator and recorded more than 3,000 flight hours in 38 types of military aircraft before retiring as a Captain in the U.S. Naval Reserve in 1994. Mr. Burbage currently serves as a director of GKN Aerospace North America, Inc., a global tier one supplier of airframe and engine structures, landing gear, electrical interconnection systems, transparencies, and aftermarket services and Strike Defense Systems, LLC, a provider of signal processing and sensor solutions. Mr. Burbage received a B.S. in aerospace engineering from the U.S. Naval Academy and holds an M.S. in aeronautical systems from the University of West Florida and an M.B.A. from the University of California, Los Angeles.

Specific Qualifications, Attributes, Skills and Experience

Chief Executive Officer or Executive Experience
Mr. Burbage was the Lockheed Martin executive responsible for the F-35 Joint Strike Fighter program from its inception to adoption. He brings to the board the experience of managing a complex global program involving U.S. military and international customers and global industrial partners.

Extensive Global or International Business Experience
Mr. Burbage’s leadership of the F-35 Joint Strike Fighter program involved international business development activities on a global basis. The F-35 was sold to more than 10 countries and involved a global manufacturing capability. This experience is particularly relevant to us as we pursue larger and more complex international business opportunities.

Defense Industry Related Experience
In addition to decades of experience as an executive of Lockheed Martin, Mr. Burbage previously served as a Naval aviator and test pilot. He received numerous industry awards, including the U.S. Naval Academy/Harvard Business Review Award for Ethical Leadership. His defense industry and Naval officer experience provides important insights to the board on our largest business and customer set.

Science, Technology and Innovation Experience
Mr. Burbage has an extensive engineering background. He has a B.S. in aeronautical engineering from the U.S. Naval Academy and an M.S. in aeronautical systems from the University of West Florida. He applied this technical and engineering knowledge as a Naval aviator and in his management roles at Lockheed Martin. His background and experience are critically important to the board because of the innovative nature and technical complexity of our products.

2025 NOMINEES FOR ELECTION AS DIRECTORS
David Wodlinger
Director Since:	2025
Age:	45
Board Committees and Leadership:	None
Summary of Experience:
Mr. Wodlinger joined Arlington Capital Partners in 2006 where he currently serves as a Managing Partner. As a Managing Partner of Arlington, Mr. Wodlinger shares overall responsibilities for all management and investment activities of the firm and leads Arlington’s investments in the National Security sector. Mr. Wodlinger has over 20 years of private equity and merger and acquisition transactional experience and has completed more than 65transactions over the course of his career at Arlington. Prior to joining Arlington, Mr. Wodlinger worked in Deutsche Bank’s Financial Sponsors Group in New York. While at Deutsche Bank, Mr. Wodlinger worked on the origination, diligence, structuring, and financing of leveraged buyouts. Prior to Deutsche Bank, Mr. Wodlinger worked as a management consultant focused on the U.S. Intelligence Community. Mr. Wodlinger currently serves as the Chairman of the board of directors of several private Arlington portfolio companies, including BlueHalo and Systems Planning and Analysis. Mr. Wodlinger previously served as the Chairman of the board of directors of Eqlipse Technologies, and Centauri, and as a member of the board of directors of Cambridge MajorLabs, Micron Technologies, Novetta Solutions, Polaris Alpha, and Quantum Spatial. Mr. Wodlinger graduated cum laude, with an A.B. in Economics from Georgetown University.

Specific Qualifications, Attributes, Skills and Experience

Defense Industry Related Experience
Mr. Wodlinger’s over two decades of private equity and investment banking focus in government regulated industries, including aerospace and defense companies, brings highly relevant experience to our military-focused multi-domain systems business.

Board Experience Mr. Wodlinger’s tenure as a director for more than 10 private companies contributes valuable expertise in corporate governance and board leadership.

2025 NOMINEES FOR ELECTION AS DIRECTORS
Henry Albers
Director Since:	2025
Age:	36
Board Committees and Leadership:	None
Summary of Experience:
Mr. Albers joined Arlington Capital Partners in 2018 where he currently serves as a Principal on the investment team. Prior to joining Arlington, Mr. Albers was an Associate at The Carlyle Group where he focused on buyout and strategic minority investments in the aerospace, defense, and government services sectors. Prior to The Carlyle Group, Mr. Albers was an Analyst at Morgan Stanley in its industrials investment banking group where he advised clients on a variety of mergers and acquisitions and capital markets transactions. Mr. Albers currently serves on the board of directors of several private Arlington portfolio companies, including Afton Scientific, BlueHalo, Forged Solutions Group, Grand River Aseptic Manufacturing, and Qarbon Aerospace, and previously served on the board of directors of Eqlipse Technologies. Mr. Albers holds an M.B.A. from Harvard Business School and a B.B.A. in Finance, summa cum laude, from The College of William & Mary.

Specific Qualifications, Attributes, Skills and Experience

Defense Industry Related Experience
Mr. Albers’ combined eleven years of private equity and investment banking focus in government regulated industries, including aerospace and defense companies, brings highly relevant experience to our military-focused multi-domain systems business.

Board Experience Mr. Albers’ tenure as a director for multiple private companies contributes valuable expertise in corporate governance and board leadership.

2025 NOMINEES FOR ELECTION AS DIRECTORS
Continuing Directors

Wahid Nawabi
Director Since:	2016
Age:	56
Board Committees and Leadership:	Chairman of the Board; member of the Executive Committee
Summary of Experience:
Mr. Nawabi has served as our President and Chief Executive Officer since May 2016. Previously, Mr. Nawabi served as our President and Chief Operating Officer from January 2016 to May 2016 and as Senior Vice President and Chief Operating Officer from April 2015 to January 2016. He also served as Senior Vice President and General Manager, EES from December 2011 to April 2015. Prior to joining the company, Mr. Nawabi served as Vice President, Global Sales of Altergy Systems, a designer and manufacturer of fuel cell power systems, from March 2010 through November 2011, and as Vice President, Americas, and Vice President, Global Sales for C&D Technologies, a producer and marketer of electrical power storage and conversion products, from February 2009 through March 2010. Prior to joining C&D Technologies, Mr. Nawabi worked for 16 years with American Power Conversion Corporation, a provider of power protection products and services, in a succession of positions of increasing responsibility, most recently as Vice President, Enterprise Segment, North America and Canada. During his 16-year tenure at American Power Conversion, Mr. Nawabi was instrumental to the company’s growth into global market leadership positions in power protection and data center physical infrastructure, with significant roles in starting and growing the company’s data center physical infrastructure business and in developing and expanding the company’s business across Europe and Asia. Mr. Nawabi currently serves as the Chairman of the Board of LiquidStack, Inc., a provider of next-generation cooling solutions to many of the world’s largest cloud services, semiconductor, manufacturing and IT hardware providers. Mr. Nawabi has a B.S. in electrical engineering from the University of Maryland, College Park.

Specific Qualifications, Attributes, Skills and Experience

Chief Executive Officer and Executive Experience
Mr. Nawabi brings significant executive and leadership experience to the board from his experience in various executive roles at the company since 2011 and his prior experience at Altergy Systems, C&D Technologies and American Power Conversion.

Extensive Knowledge of the Company’s Business
Mr. Nawabi has gained extensive knowledge of our business operations since joining our company in 2011 as Senior Vice President and General Manager, EES. His knowledge of all aspects of our business, operations and products, including his current service as our President and Chief Executive Officer, allows him to bring valuable practical information and insight to the board.

Extensive Global or International Business Experience
Through his experience as Vice President, Global Sales of Altergy Systems and of C&D Technologies, as well as his service as our Chief Operating Officer, President and Chief Executive Officer, Mr. Nawabi has gained extensive international business experience. At C&D Technologies, Mr. Nawabi helped expand and grow the business throughout Latin America, which led to the expansion of the company’s presence both in manufacturing capacity as well as sales, marketing and customer service in such regions. Additionally, Mr. Nawabi helped develop American Power Conversion’s business across Europe and Asia. As our international sales continue to increase, Mr. Nawabi’s international experience is a valuable asset to our board.

Science Technology and Innovation Experience
As the General Manager of the company’s former EES business segment, Mr. Nawabi oversaw the launch of multiple innovative and successful new products to market and was responsible for revamping the division’s product development processes, which were eventually implemented across the company’s other operating segments as well. Additionally, while at American Power Conversion, Mr. Nawabi was instrumental in launching numerous innovative products to market, many of which were recognized as “industry firsts.”

2025 NOMINEES FOR ELECTION AS DIRECTORS
General Joseph L. Votel (Ret.)
Director Since:	2023
Age:	67
Board Committees and Leadership:	Member of the Compensation Committee; member of the Cybersecurity Committee
Summary of Experience:
General Joseph L. Votel has served as a member of our board of directors since November 2023. Mr. Votel is a retired four-star general with 39 years of military experience. He most recently served as the Commanding General of the United States Central Command and before that was the Commander of the United States Special Operations Command. He served in the Pentagon, Operation ENDURING FREEDOM, and Operation IRAQI FREEDOM, among others.
Following his retirement from military service, General Votel served as President & CEO of Business Executives for National Security (BENS) from 2020 to 2023. He is a member of the Board of Trustees of Noblis Corporation, and a Strategic Advisor for Sierra Nevada Corporation, both of which are positions he has held since 2019. Mr. Votel is a Board Director with Minnesota Wire & Cable Company, a custom design, development and manufacturing company for wire, cable and interconnect assemblies DC Capital Partners, LLC, a private equity investment firm, and Helix Decision Science, LLC, a technology company focused on the interaction of AI systems, supporting technologies and data across businesses, a member of the Government Advisory Board for Insight Partners and a member of the Draper Corporation. He is also a member of the Board of Governors at the Middle East Institute and the Distinguished Chair of the Combating Terrorism Center at West Point. Mr. Votel also serves as an advisor to Ansys Government Initiative, Orbis Operations, LLC and NtelSec, Inc.
Mr. Votel is a member of the Executive Boards at Freedom House and the UPenn Center for Ethics and the Rule of Law (CERL). He is a current member of the Defense Business Board and the Council on Foreign Relations.
Mr. Votel graduated from the United States Military Academy in 1980 and earned a master’s degree from the U.S. Army Command and Staff College in 1991 and from the Army War College in 2001.

Specific Qualifications, Attributes, Skills and Experience

Defense and Related Industry Experience
Drawing from his extensive 39-year career in the U.S. Army and his involvement with military advisory groups, Mr. Votel brings invaluable experience to our military-focused intelligent, multi-domain robotic systems business. Mr. Votel’s critical insights into the needs and demands of our customers enhance our operations.

Extensive Global or International Business Experience
Mr. Votel possesses substantial international expertise, including a deep understanding of international military clients. This knowledge is particularly pertinent to our growing global business.

Board Experience Mr. Votel’s tenure as a director and strategic advisor for multiple private companies contributes valuable expertise in corporate governance and board leadership.

2025 NOMINEES FOR ELECTION AS DIRECTORS
Admiral Philip S. Davidson (Ret.)
Director Since:	2023
Age:	65
Board Committees and Leadership:	Member of the Audit Committee; member of the Cybersecurity Committee
Summary of Experience:
Admiral Davidson has served as a member of our board of directors since June 2023. Mr. Davidson retired from the U.S. Navy in May 2021, following a highly distinguished military career which spanned nearly 39 years of service and culminated in his appointment as a four-star Admiral and in service as Commander of United States Indo-Pacific Command (INDOPACOM) from 2018 to 2021. He previously served as the commander of U.S. Fleet Forces Command/Naval Forces U.S. Northern Command and as the commander, U.S. 6th Fleet, and the commander, Naval Striking and Support Forces NATO, while simultaneously serving as the deputy commander, U.S. Naval Forces Europe and U.S. Naval Forces Africa. Mr. Davidson founded and now runs Davidson Strategies LLC, a management, technical and strategic advisory firm.
Mr. Davidson is currently on the board of directors of Par Pacific Holdings, Inc. (NYSE: PARR), an oil and gas exploration and production company, and Norfolk Southern Corporation (NYSE: NSC), a freight transportation network operator. He is also a Board Member at the Center for Strategic and Budgetary Assessments, an independent, non-partisan policy research institute, and serves on military advisory groups to the Sasakawa Peace Foundation USA, as well as the United States Institute of Peace.
He received a Bachelor of Science degree in Physics from the U.S. Naval Academy in 1982 and a Master of Arts in National Security and Strategic Studies from the U.S. Naval War College in 1992.

Specific Qualifications, Attributes, Skills and Experience

Defense and Related Industry Experience
From his 39 years of service in the U.S. Navy, and service on military advisory groups, Mr. Davidson brings highly relevant experience to our military-focused intelligent, multi-domain robotic systems business. He offers critical insight into the needs and demands of our customers.

Extensive Global or International Business Experience
As a result of his military service and consulting experience, Mr. Davidson has extensive international business experience, including knowledge of international military customers, which is highly relevant to our expanding international business.

Public Company Board Experience
Mr. Davidson’s service as a director of Par Pacific Holdings, Inc. and Norfolk Southern Corporation provides us with valuable corporate governance and board leadership experience.

2025 NOMINEES FOR ELECTION AS DIRECTORS
Honorable Mary Beth Long
Director Since:	2023
Age:	61
Board Committees and Leadership:	Member of the Nominating & Corporate Governance Committee; member of the Cybersecurity Committee
Summary of Experience:
The Honorable Mary Beth Long has served as a member of our board of directors since August 2023. Ms. Long is an American foreign policy expert, entrepreneur, and former U.S. Government official. From 2007-2009, Ms. Long served as the Assistant Secretary of Defense under Secretary of Defense Robert E. Gates, where she was the first woman confirmed to a four-star military equivalent position by the U.S. Senate. This role was the culmination of 17 years of intelligence and defense related government service where she held multiple leadership roles including Chair of NATO’s nuclear and missile defense High Level Group (HLG), Principal Deputy Secretary of Defense for Asia and Southeast Asia, and Deputy Secretary of Defense for Counter Narco-terrorism.
Ms. Long is currently the Principle at MB Long and Associates, PLLC, a law firm specializing in defense sales, contracting and compliance, and until 2022 was a principle with Askari Defense & Intelligence, LLC, a firm focused on international consultancy, since founding each firm in 2010. Ms. Long is also a member of the strategic advisory board for Liberty Defense Holdings, Ltd. Ms. Long was also a director for Red Cat Holdings, Inc. (NASDAQ: RCAT), a drone company, from November 2022 through July 2023. Ms. Long additionally acted as a consultant for Global Alliance Advisors, Inc., an international advisory firm, from 2017 to November 2021. In addition, Ms. Long also founded and led a highly successful government contracting firm, Metis Solutions, LLC, which she sold in 2016 to a private equity group.
Ms. Long is an Honors Graduate, magna cum laude, and Phi Beta Kappa from Penn State University, where she studied the Chinese language abroad in Taiwan. She currently serves on the university’s Provost’s Global Advisory Council. She also received her law degree, with honors, from Washington and Lee School of Law. Ms. Long is a member of the Board of Directors of the International Spy Museum and the Defense Intelligence Memorial Fund.

Specific Qualifications, Attributes, Skills and Experience

Defense and Related Industry Experience
Ms. Long is regularly called upon to be a policy expert based on her many post government roles, including as Senior Subject Matter Expert for the Supreme Allied Commander of NATO, Senior Advisor to the Director of USAID at the Department of State, and as a Senior International Advisor to the Minister of Defense of Colombia. Ms. Long is a member of the U.S. Chamber of Commerce Defense and Aerospace Export Council and is a Cipher Brief Expert. She also is an active member of the Council on Foreign Relations (CFR) and has presided over meetings regarding NATO, Ukraine, Afghanistan and other timely topics.
From her 17 years intelligence and defense related government service, in addition to her years serving as a multi-disciplinary policy expert, Ms. Long’s experience and insight brings exceedingly relevant experience to our military-focused intelligent, multi-domain robotic systems business.

Extensive Global or International Business Experience
As the owner of the law firm MB Long & Associates, PLLC, specializing in export compliance and defense, as well as founding and leading multiple successful advisory firms focusing on international defense markets, Ms. Long’s international business experience is extremely valuable to us as international business continues to be an increasingly important component of our business.

Public Company Board Experience Ms. Long’s prior service as a director of Red Cat Holdings, Inc. provides us with valuable corporate governance and board leadership experience.

2025 NOMINEES FOR ELECTION AS DIRECTORS
Stephen F. Page
Director Since:	2013
Age:	85
Board Committees and Leadership:	Chair of the Nominating and Corporate Governance Committee; member of the Audit Committee
Summary of Experience:
Mr. Page has served as a member of our board of directors since 2013. Mr. Page served on the board of directors and audit committees of Lowe’s Companies, Inc. (NYSE: LOW), a home-improvement retailer, from 2003 to 2012; PACCAR, Inc. (NASDAQ: PCAR), one of the largest manufacturers of medium and heavy-duty trucks in the world, from 2004 to 2012; and Liberty Mutual Holding Company Inc., one of the largest property and casualty insurance companies in the U.S., where he was lead director. Before retiring in 2004, Mr. Page served in many leadership roles at United Technologies Corporation, a provider of high-technology products and services to the global aerospace and building systems industries that merged with Raytheon Corporation in April 2020 to form RTX Corporation (formerly Raytheon Technologies Corporation), including director, Vice Chairman and Chief Financial Officer, and President and Chief Executive Officer of Otis Elevator, formerly a division of United Technologies. Mr. Page holds a B.S. in business administration from Loyola Marymount University and J.D. from Loyola Law School.

Specific Qualifications, Attributes, Skills and Experience

Chief Executive Officer and Executive Experience
Mr. Page has extensive executive leadership experience at large public companies. He served as Chief Financial Officer of United Technologies, a global provider of high-technology products and support services in the aerospace and building industries with annual revenues of approximately $77 billion prior to its merger with Raytheon Corporation in April 2020, and he also served as Chief Executive Officer of Otis Elevator, a former multibillion dollar revenue generating unit of United Technologies, as Chief Financial Officer of Black & Decker Corporation, a manufacturer of power tools, and as General Counsel of the McCullough Corporation, a subsidiary of Black & Decker.

Extensive Global or International Business Experience
Mr. Page gained extensive experience leading international businesses in his executive leadership roles at United Technologies and as a director of PACCAR. This international business experience is extremely valuable to us as international business becomes an increasingly important component of our business.

Defense and Related Industry Experience
From his experience in leadership roles at United Technologies, Mr. Page brings highly relevant experience to our military-focused unmanned aircraft systems business.

Commercial Business Experience
Mr. Page gained substantial experience in commercial business operations through his positions at United Technologies and Black & Decker Corporation. Mr. Page’s business experience is of significant importance to the board as the company continues to execute on its growth plan.

Public Company Board Experience
Mr. Page’s service as Vice Chairman of United Technologies and as the Lead Independent Director at Liberty Mutual and his experience as a director of United Technologies, PACCAR and Lowe’s provides us with valuable corporate governance and board leadership experience.

Financial Expertise
Having served as Chief Financial Officer of two major public companies and as Audit Committee Chair of Lowe’s, PACCAR and Liberty Mutual, Mr. Page brings a wealth of financial, capital allocation and audit committee experience to the company and the board.

2025 NOMINEES FOR ELECTION AS DIRECTORS
Cindy K. Lewis
Director Since:	2021
Age:	68
Board Committees and Leadership:	Chair of the Cybersecurity Committee; Member of the Audit Committee
Summary of Experience:
From July 1998 to June 2023, Ms. Lewis served as the President and Chief Executive Officer of AirBorn Consolidated Holdings, Inc., a middle-market, employee-owned company specializing in high reliability electronics manufacturing. She served as Chairperson of AirBorn from November 2013 to June 2024. Ms. Lewis has served in the manufacturing industry for over 40 years, with experience in accounting and finance, supply chain and manufacturing, information technology, business development, distribution and general management. From approximately 2006 through 2019, Ms. Lewis served in various board and officer roles for the National and Southwest Chapter of the ESOP Association, which promotes employee ownership awareness, best practices and provides strong lobbying efforts in Congress. Ms. Lewis currently serves on the Georgetown, Texas Chamber of Commerce Board of Directors. Ms. Lewis earned her Bachelor’s Degree in Accounting from The University of Texas at Arlington — College of Business and completed an Executive Development Program at The Wharton School, University of Pennsylvania.

Specific Qualifications, Attributes, Skills and Experience

Global or International Business Experience
Ms. Lewis has over 20 years of international business experience while at AirBorn, including developing both a broad global supply chain and a growing a global customer base. AirBorn has manufacturing locations in Canada and Europe, as well as strong contract manufacturing relationships in Asia. Ms. Lewis’ international business experience is a valuable asset to our board as we grow our international presence and sales.

Science, Technology and Innovation Experience
Ms. Lewis’s career includes management, development and oversight of various types of technologies. With electronic products that require heavy engineering and collaboration with customers for design, Ms. Lewis managed new product development for AirBorn, as well as new manufacturing processes and automation technologies. AirBorn filed for and received numerous patents under Ms. Lewis’ leadership. Ms. Lewis was the original architect of cybersecurity strategy for AirBorn and is the board cyber sponsor with a certificate of cybersecurity oversight from Carnegie Mellon. Ms. Lewis sponsors digital transformation and digital progression projects to ensure the company keeps pace with the rapid acceleration of software technology in all aspects of the business.

Related Industry Experience — Customer Relationships
Ms. Lewis was directly responsible for managing various key customer relationships, ensuring service, expectations and contract negotiations provided a favorable partnering environment for both AirBorn and its customers. Four of AirBorn’s five original customers from the 1950s remained top ten OEM customers through Ms. Lewis’ retirement as President and Chief Executive Officer of AirBorn. Primary industry experience includes Military Aerospace, Medical, Semiconductor, and Energy.

Investment and M&A Expertise
Ms. Lewis led AirBorn through five acquisitions since 2002, broadening the company’s capabilities and providing strategic market diversification. Ms. Lewis was directly involved in all negotiations with acquisition targets as well as funding for these acquisitions and directed subsequent integration activities. Ms. Lewis also led AirBorn through numerous major refinancing transactions over the years to fund acquisitions and growth capital investments. She led the selection of financial institutions for fund raising for major transactions, and was directly involved in all related contract negotiations. Ms. Lewis additionally led the strategy and execution of the refinancing which transitioned AirBorn to a 100% ESOP owned subchapter S corporation in 2003.

Experience Scaling and Small Business
Under her leadership at AirBorn, Ms. Lewis and her team successfully led the company through several levels of transition from a small connector job shop to a middle market electronics company. Ms. Lewis developed AirBorn’s growth strategy and led the execution of initiatives to achieve AirBorn’s growth.

Chief Executive Officer and Executive Experience
Ms. Lewis served as President and Chief Executive Officer of AirBorn from 1998 to 2023, bringing significant experience and insight to the board from financial, operations and strategic growth perspectives. Her prior positions at AirBorn included Chief Operating Officer, Vice President of Manufacturing, Vice President of Supply Chain and General Manager.

2025 NOMINEES FOR ELECTION AS DIRECTORS
Cindy K. Lewis

Defense Industry Experience
Ms. Lewis has over 30 years of experience providing high reliability products and technical solutions to the Military and Aerospace industries domestically and internationally.

ESG — Environmental, Social, Governance
Ms. Lewis has extensive experience in regulatory compliance and ensured AirBorn maintained robust compliance and governance practices and oversaw ESG strategy and activities.

2025 NOMINEES FOR ELECTION AS DIRECTORS
SUMMARY OF DIRECTOR NOMINEES

The following information and graphics summarize the qualifications of the director nominees for election at the annual meeting and the other continuing members of the board. Based on a careful assessment, the Nominating and Corporate Governance Committee and the board have concluded that each director nominee for election at the annual meeting is qualified to serve as a director and that the collective board, including the nominees for election at the annual meeting, possesses the necessary qualifications, attributes, skills and experience to provide effective oversight of the business and provide strategic advice and counsel to the company’s management.
Nominees and other directors exhibit:
• High integrity	• Innovative thinking
• Proven record of success	• Knowledge of corporate governance
Our director nominees and other directors for election at the annual meeting bring a balance of important skills to our boardroom
The fact that an item is not highlighted for a director does not mean that the director does not possess that qualification, attribute, skill or experience.

Nominees				Continuing Directors							
ATTRIBUTE/ EXPERIENCE	MULLER	BURBAGE	WODLINGER	ALBERS	NAWABI	LEWIS	VOTEL	DAVIDSON	PAGE	LONG	NOMINEES	BOARD
CEO and Executive	✓	✓			✓	✓	✓	✓	✓	✓	2	8
Knowledge of Company Business		✓	✓	✓	✓				✓	✓	3	5
Defense/Aerospace or Military Industry		✓	✓	✓	✓	✓	✓	✓	✓	✓	3	9
International Business	✓	✓			✓	✓			✓	✓	2	6
Other Public Board Experience	✓							✓	✓	✓	1	4
Science, Technology and Innovation		✓			✓	✓					1	3
Commercial Business			✓	✓	✓	✓			✓	✓	2	6
Financial Literacy	✓		✓	✓	✓	✓		✓	✓	✓	3	8
Strategic Development	✓		✓		✓	✓	✓	✓	✓	✓	2	8
Scaling Business	✓	✓	✓	✓	✓	✓			✓	✓	4	8
Cybersecurity						✓	✓	✓			0	3

2025 NOMINEES FOR ELECTION AS DIRECTORS
Our director nominees for election at the annual meeting and other continuing directors provide an effective mix of experience and fresh perspective.
INDEPENDENCE

PRIOR BOARD SERVICE

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CORPORATE GOVERNANCE

Board of Directors and Committees

Our board of directors functions in a collaborative manner and all directors play an active role in overseeing the company’s business both at the board and committee levels. Each of the 2025 director nominees are independent directors who are well qualified to serve on the company’s board.
Pursuant to our bylaws, our board must annually elect one of its members to serve as Chairman of the Board, who shall preside over meetings of the board and stockholders, consult and advise the board and its committees on the business and affairs of the company, and perform such other duties as may be assigned by the board. Our bylaws also require the board to designate annually an independent director to serve as the Lead Independent Director if the Chairman of the Board is not an independent director. The designation of a Lead Independent Director is for a one-year term and a Lead Independent Director may be eligible for re-election at the end of that term. Designation as such does not impose on the Lead Independent Director any obligation or standard greater than or different from those of the company’s other directors. The Lead Independent Director has the following roles and responsibilities:
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presides at all meetings of the board or stockholders at which the Chairman of the Board is not present;

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serves as a liaison on board-related issues between the Chairman of the Board and the independent directors;

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reviews and provides input to the Chairman of the Board regarding the nature, scope and timeliness of information that management provides to the board;

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reviews and provides input to the Chairman of the Board regarding the agendas for board meetings and the annual schedule of board meetings;

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presides at meetings of the independent directors and apprises the Chairman of the Board of the issues discussed, as appropriate; and

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performs such other duties as the board may from time to time delegate.

Our officers, under the direction of our Chief Executive Officer, are generally in charge of the day-to-day affairs of the company, subject to the powers reserved to the board.
As set forth in the company’s Corporate Governance Guidelines, regularly scheduled executive sessions of independent directors are held at least twice per year.
These meetings allow our independent directors to discuss issues of importance to the company, including the business and affairs of the company, as well as matters concerning management, without any member of management present. Independent directors chair all of the board committees (except our Executive Committee), which are described below.
Board Leadership Structure
We do not have a formal policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer. The company’s governance framework provides the board with flexibility to select the appropriate leadership structure for long-term success of the company. In making leadership structure determinations, including whether to separate or combine the Chairman of the Board and Chief Executive Officer roles, the board considers many factors, including the specific needs of the business and what is in the best interests of the company’s stockholders.
Our current leadership structure is as follows:
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Chairman of the Board, President and Chief Executive Officer: Wahid Nawabi

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Lead Independent Director: Edward R. Muller

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Committees led by independent directors

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Active engagement by all directors

The board believes that this leadership structure, consisting of a combined Chairman of the Board and Chief Executive Officer, an independent director serving as Lead Independent Director and strong, active independent directors, is the optimal structure to guide our company and maintain the focus required to achieve our business goals. The board believes this structure provides an effective balance between strong company leadership and appropriate safeguards and oversight by independent directors. It provides a single leader who is understood by our employees, customers, business partners, and stockholders as providing strong leadership for the company, which enhances our ability and agility to manage resources and provides the focus required to implement our complex business strategy.
The Board’s Role in Strategy Oversight
Our board of directors is actively involved in overseeing our strategy and its execution. In addition to discussing business goals and priorities and broader strategic issues regularly, the board engages with management

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on future opportunities for the company and how emerging trends, technologies and global developments may impact the company, our customers and business partners, end markets and our stakeholders and how the company should navigate such matters. Our board of directors guides our strategic direction and helps ensure our business strategies align to long-term value creation.
The Board’s Role in Risk Oversight
Our board of directors is responsible for overseeing our risk management and delegates many of these functions to the Audit and Cybersecurity Committees, which report regularly to the board. Under its charter, the Audit Committee is responsible for discussing with management the company’s policies with respect to risk assessment and risk management. The committee is chartered to discuss with management our significant risk exposures and the actions management has taken to limit, monitor or control such exposures. Under its charter, the Cybersecurity Committee is responsible for reviewing, discussing, and making recommendations to the full board of directors regarding cybersecurity matters, including cyber risks. In addition to the Audit and Cybersecurity Committees’ work in overseeing risk management, our full board engages in discussions of the most significant risks that we face and how these risks are being managed. Our Compensation and Nominating and Corporate Governance Committees are also involved in evaluating risks that fall within the purview of those committees’ responsibilities.
The Board’s Role in Environmental, Social and Governance (ESG) Matters Oversight
Our board of directors provides oversight of ESG matters and regularly receives reports from our ESG Committee. Formed in 2020, the company’s ESG Committee, which is comprised of members of senior management and other functional area leaders, sets goals regarding ESG matters, directs ESG initiatives, and reviews progress on ESG matters with the board.
In 2022, company management, with support of the board, commissioned the company’s first Corporate Social Responsibility (“CSR”) report, that was published on the company website in August 2022. The company has since published an annual CSR report every year since and expects to publish its report for fiscal year 2025 in August 2025.
The Board’s Role in Human Capital Management
The board acknowledges that our employees are the company’s most valuable asset and the driving force behind our success, and seeks to ensure that the company is known for cultivating a positive and welcoming work environment  —  one that fosters growth and provides a safe place to work and embraces inclusion. Our board of directors believes that a supported and motivated workforce is a major catalyst for driving innovation and supporting the company’s growth strategy.
Board Meetings
Under the company’s bylaws, regular meetings of the board are held at such times as the board may determine. Special meetings of the board may be called by the Chairman of the Board or the President on 48 hours’ notice to each director and are required to be called by the President or the Secretary after receiving a written request of two directors on 48 hours’ notice. The board held 11 meetings in fiscal year 2025. Each director attended at least 75% of all meetings of the board of directors and each committee on which he or she sat during fiscal year 2025.
Annual Meeting Attendance
The company does not have a formal policy regarding directors’ attendance at annual meetings of stockholders, but encourages all directors to attend such meetings. All eight directors who were serving as directors after the start of the 2024 annual meeting of stockholders attended the annual meeting.
Board Committees
The board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Cybersecurity Committee, and an Executive Committee. The board has adopted a written charter for each of these committees, which are available on the company’s website at www.avinc.com by clicking on “Investors” and then clicking on “Corporate Governance”. All of the members of each of these standing committees (other than the Executive Committee) meet the criteria for independence prescribed by the SEC and Nasdaq. The information contained on our website is not incorporated by reference into, and does not form a part of, this proxy statement. Our board of directors may establish other committees to facilitate the management of our business. Additional information about the committees is provided below.
Audit Committee
Committee Chair:	Edward R. Muller
Other Committee Members:	Stephen F. Page, Cindy K. Lewis and Philip Davidson
Meetings held in FY2025:	7

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The board has determined that Mr. Muller, Mr. Page, and Ms. Lewis qualify as audit committee financial experts as defined by the rules of the SEC. All committee members are able to read and understand fundamental financial statements in accordance with Nasdaq requirements. Our Audit Committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. The Audit Committee’s responsibilities include:
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selecting and hiring our independent registered public accounting firm;

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evaluating the qualifications, independence and performance of our independent registered public accounting firm;

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reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

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reviewing the design, adequacy, implementation and effectiveness of our internal controls established for finance, accounting, legal compliance and ethics;

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reviewing the design, adequacy, implementation and effectiveness of our critical accounting and financial policies;

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overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

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reviewing with management and our independent registered public accounting firm our annual and quarterly financial statements;

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reviewing with management and our independent registered public accounting firm any earnings announcements or other public announcements concerning our operating results;

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establishing procedures for the receipt, retention and treatment of complaints (including procedures for receiving and handling complaints on a confidential and anonymous basis) regarding accounting, internal accounting controls or auditing matters, including employee concerns regarding questionable accounting or auditing matters;

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preparing the audit committee report that the SEC requires in our annual proxy statements; and

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reviewing and approving any related party transactions.

Our Amended & Restated Code of Business Conduct and Ethics (“code of conduct”), is our code of ethics for directors, executive officers, employees and agents. Any amendment to the code of conduct that applies to our directors or executive officers may be made only by the board or a board committee and will be disclosed on our website.
The code of conduct is available at http://investor.avinc.com. The Audit Committee charter and the code of conduct are also available in print to any stockholder who requests them.
Compensation Committee
Committee Chair	Charles Thomas Burbage
Other Committee Members:	Edward R. Muller and Joseph Votel
Meetings held in FY2025	7
Our Compensation Committee’s purpose is to assist our board of directors in determining the development plans and compensation for our executive officers and the compensation to be paid to directors for board and committee service. The Compensation Committee of our board consists of three independent directors. The Compensation Committee’s responsibilities with respect to executive and director compensation are:
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to review our compensation philosophy;

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to review and recommend to the board corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives and review and recommend to the board the compensation of our Chief Executive Officer;

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to review and approve all compensation of our executive officers and all other officers subject to the reporting requirements of Section 16(a) of the Exchange Act;

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to review all employment agreements and severance arrangements of executive officers;

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to review and recommend to the board compensation for non-management directors’ service on the board and any committees;

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to review all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans;

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to review and approve the Compensation Discussion and Analysis contained in this proxy statement; and

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to review and approve executive officer indemnification and insurance matters.

In addition, the Compensation Committee is responsible for the general administration of all executive compensation plans, including:
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setting performance goals for our executive officers and reviewing their performance against these goals;

CORPORATE GOVERNANCE
•
approving all amendments to, and terminations of, all such compensation plans and any awards under such plans;

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granting awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers; and

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making recommendations to the board with respect to awards for directors under our equity incentive plans.

The Compensation Committee also has the sole authority, in accordance with applicable securities laws, rules and regulations and Nasdaq listing standards, to retain and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee is responsible for the appointment, compensation, and oversight of the work of any compensation advisors retained by the Compensation Committee. Subject to any exceptions under the Nasdaq listing standards, prior to selection and engagement of any compensation advisor, the Compensation Committee will undertake an analysis of the independence of each such compensation advisor under the independence factors specified in the applicable requirements of the Exchange Act and the Nasdaq listing standards. The company will provide for appropriate funding, as determined by the Compensation Committee in its sole discretion, for payment of compensation to any compensation advisors retained by the Compensation Committee.
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee during the fiscal year ended April 30, 2025 were Charles Thomas Burbage, Edward R. Muller, and Joseph Votel. None of the fiscal year 2025 members of our Compensation Committee at any time has been one of our executive officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.
Nominating and Corporate Governance Committee
Committee Chair:	Stephen F. Page
Other Committee Members:	Charles Thomas Burbage and Mary Beth Long
Meetings held in FY2024:	6
Our Nominating and Corporate Governance Committee’s purpose is to assist our board by identifying individuals qualified to become members of our board of directors, consistent with criteria set by our board, and to develop our corporate governance principles. The Nominating and Corporate Governance Committee’s responsibilities include:
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evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

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administering a policy for considering stockholder nominees for election to our board of directors;

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evaluating and recommending candidates for election to our board of directors;

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overseeing our board’s performance and self-evaluation process; and

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reviewing our corporate governance principles and providing recommendations to the board regarding possible changes.

Our board of directors believes that it should be composed of directors with varied, complementary backgrounds and that directors should, at a minimum, have expertise that may be useful to the company. Directors should also possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to our business.
When evaluating director candidates other than the Sponsor Director Nominees, the Nominating and Corporate Governance Committee takes into account the degree to which a candidate fulfills the criteria contained in the Corporate Governance Guidelines and other factors consistent with those guidelines, including the following:
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independence from management;

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personal and professional integrity, ethics and values;

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practical and mature business judgment;

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experience as a Chief Executive Officer, President or other executive officer of a public or large private company;

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extensive knowledge of the company’s business or experience in one or more industries in which we compete, including aerospace and defense, or industrials;

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global and international business experience;

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experience in strategic development activities, including mergers, acquisitions, partnerships and venture capital transactions;

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experience in marketing, engineering, technology and innovation, operations, supply chain and manufacturing, and legal;

CORPORATE GOVERNANCE
•
educational experience;

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a high degree of financial literacy and experience;

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experience as a board member of another publicly held company;

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diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

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diversity of personal background relative to other board members, including gender, age, and ethnic diversity;

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cybersecurity experience;

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commercial business experience; and

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experience in scaling or growing a startup or small business into a significant business.

The Nominating and Corporate Governance Committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to the Corporate Secretary and include:
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a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

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the name of and contact information for the candidate and stockholder making the recommendation;

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a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

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with respect to each of the proposing stockholder and the candidate, the class and number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record;

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with respect to each of the proposing stockholder and the candidate, any derivative, swap or other transaction, or series of transactions, the purpose or effect of which is to give such party economic risk similar to ownership of shares of our capital stock;

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with respect to each of the proposing stockholder and the candidate, any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any of our shares of capital stock;

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with respect to each of the proposing stockholder and the candidate, any agreement, arrangement, understanding or relationship engaged in, directly or indirectly, to reduce the level of risk of loss to, or increase or decrease the voting power of, such party with respect to our shares of capital stock, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of our shares of capital stock;
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with respect to each of the proposing stockholder and the candidate, any right to dividends on any of our shares of capital stock owned beneficially by such party that are separated from our underlying shares of capital stock;

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with respect to each of the proposing stockholder and the candidate, opportunity to profit from, or any performance-related fees such party is entitled to, based on the increase or decrease in the value of any of our shares of capital stock;

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all information relating to the proposing stockholder and the candidate that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

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a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the proposing stockholder, on the one hand, and the candidate, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K promulgated under the Exchange Act if such proposing stockholder were the “registrant” for purposes of such rule and the candidate were a director or executive officer of such registrant; and

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a completed and signed questionnaire, representation and agreement with respect to the candidate’s background, any voting commitments or compensation arrangements and the candidate’s commitment to abide by our Corporate Governance Guidelines.

Under our bylaws, eligible stockholders may also nominate persons for our board of directors for inclusion in our Proxy Statement. This is commonly known as “proxy access.” A stockholder, or a group of up to 20 stockholders, owning at least three percent of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board, subject to certain limitations and provided that the stockholders and the nominees satisfy the requirements specified in our bylaws.

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In addition, we may require any candidate to furnish such other information as may reasonably be required by us to determine the eligibility of such candidate to serve as an independent director in accordance with our Corporate Governance Guidelines or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such candidate.
Before nominating a sitting director for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider:
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the director’s performance on the board of directors; and

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whether the director’s re-election would be consistent with our Corporate Governance Guidelines.

Cybersecurity Committee
Committee Chair:	Cindy K. Lewis
Other Committee Members:	Philip Davidson, Mary Beth Long and Joseph Votel
Meetings held in FY2025:	9
Our Cybersecurity Committee’s purpose is to assist the board in fulfilling its oversight of the company’s cybersecurity programs and risks. The Cybersecurity Committee’s responsibilities include:
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the company’s overall cybersecurity posture, including review of the company’s policies, plans, metrics and programs relating to the enterprise cybersecurity and data protection risks;

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the effectiveness of the company’s programs and practices for identifying, assessing, mitigating, responding to and recovering from such risks across the company’s business operations, including management’s role and expertise in assessing and managing material risks from cybersecurity threats;

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data management and protection, including security of the company’s data held on and off-site (domestic and international), encryption practices, and third party use of the company’s customers’ data, including any cybersecurity risks associated with the company’s outside partners (e.g. vendors, suppliers, etc.);

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any significant cybersecurity incidents; and

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consideration of the impact of emerging cybersecurity developments and regulations that may affect the company.

The Cybersecurity Committee solicits presentations on the company’s cybersecurity program from the company’s Chief Information Security Officer and
Director of Global Cybersecurity at each of the Committee’s regularly scheduled quarterly meetings. These briefings include assessments of the cyber risk and threats landscape, updates on incidents, policies and procedures, and our investments and plans in cybersecurity risk mitigation and governance.
The Cybersecurity Committee also meets with members of the company’s Cybersecurity Council to discuss various aspects of our cybersecurity program in between regular meetings. All members of the board of directors are invited to attend all meetings of the Cybersecurity Committee and the committee regularly briefs the entire board of directors regarding their oversight of our cybersecurity program.
Executive Committee
Committee Chair:	Wahid Nawabi
Other Committee Member:	Charles Thomas Burbage and Edward Muller
Meetings held in FY2025:	0
Our Executive Committee’s purpose is to exercise the powers of the board of directors when the board is not in session, subject to specific restrictions as to powers retained by the full board of directors or delegated to other committees of the board of directors. Powers retained by the full board of directors include those relating to amendments to our certificate of incorporation and bylaws, mergers, consolidations and sales or exchanges involving substantially all of our assets.
Board & Committee Self-Evaluations
The board of directors conducts annual self-evaluations to assess the qualifications, attributes, skills and experience represented on the board and to determine whether the board and its committees are functioning effectively. During the year, the Nominating and Corporate Governance Committee receives input on the performance of the board and its committees (other than the Executive Committee) from directors and discusses the input with the full board. The self-assessment focuses on the board’s contribution to the company and on areas in which the board believes that the board or any of its committees could improve.
Communication with the Board
The board has established a process to facilitate communication with stockholders and other interested parties. Communications can be addressed to the directors in care of the Corporate Secretary, 241 18th Street South, Suite 650, Arlington, VA 22202 or by email to corporatesecretary@avinc.com. At the direction of the board, all mail received may be opened and screened for security purposes. The board of

CORPORATE GOVERNANCE
directors has requested that certain items that are unrelated to the duties and responsibilities of the board of directors should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “outside directors” or “non-employee directors” will be forwarded or delivered to the Lead Independent Director. Mail addressed to the “board of directors” will be forwarded or delivered to the Chairman of the Board.
Commitment to Good Corporate Governance

The board has adopted various policies and guidelines as part of the company’s commitment to good corporate governance. Examples of such policies include:
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anti-hedging and anti-short sale policies for executives, directors and employees which prohibit the use of any strategies or products (including derivative securities, such as put or call options, or short-selling techniques) to hedge against potential changes in the value of our common stock;

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share ownership guidelines and share retention policy for executives and directors;

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limitation on number of public companies on which directors can serve without receiving prior approval of the Chair of the Nominating and Corporate Governance Committee, (a) a director may not serve on the boards of more than four other public companies, and (b) a director who is an active CEO or equivalent of a public company, may not serve boards of more than two other public companies; and

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a Nasdaq Rule 5608 compliant compensation recovery policy for executives.

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION
Compensation of Non-Employee Directors

The general policy of our board of directors is that compensation for non-employee directors should be delivered through a mix of cash and equity-based pay. We do not pay management directors for board service in addition to their regular employee compensation. Our Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The board of directors reviews the Compensation Committee’s recommendations and determines the amount of director compensation.
The Compensation Committee engages an independent compensation consultant, Pay Governance LLC (“Pay Governance”), a national compensation consulting firm, to assist it in reviewing director compensation. In June 2023, Pay Governance prepared a report for the Compensation Committee with non-employee director compensation data of peer companies identified by Pay Governance, which the Compensation Committee and the board of directors used in setting non-employee director compensation for fiscal year 2025. In June 2024, after discussing the compensation of non-employee directors with Pay Governance, the Compensation Committee recommended, and the board determined, that for fiscal year 2025 service (a) the Cybersecurity Committee chair and members would receive cash retainers in the same amounts as the Compensation Committee chair and members, respectively, (b) the cash retainers for the other committees would remain unchanged from fiscal year 2024 levels, and (c) the equity grant portion of compensation for each non-employee director for fiscal year 2025 service would be increased to $160,000 to align with market compensation practices of our peer companies.

The table below presents the annual cash retainer fees for our non-employee directors in effect in fiscal year 2025.
Director Responsibilities1	Annual Retainer
Board Members	$60,000
Lead Independent Director	$20,000
Chair of Audit Committee	$20,000
Audit Committee Member (not including Chair)	$10,000
Chair of Nominating and Corporate Governance Committee	$10,000
Nominating and Corporate Governance Committee Member (not including Chair)	$5,000
Chair of Compensation Committee	$15,000
Compensation Committee Member (not including Chair)	$7,000
Chair of Cybersecurity Committee	$15,000
Cybersecurity Committee Member (not including Chair)	$7,000

1
No retainers are paid for Executive Committee service.

Annual retainer amounts are paid in four equal quarterly installments at the beginning of each of our fiscal quarters if the individual is still serving as a director at such time. Retainers are prorated for partial service during any quarter. We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with their service as a director, such as attending board or committee meetings. We also pay for travel and hospitality costs for the spouses of directors to accompany such directors to an offsite board meeting, which expenses did not exceed $10,000 in fiscal year 2025 for any director.
In addition to cash retainer fees, our non-employee directors also receive an annual grant of restricted stock, which awards vest in three equal annual installments over a three-year period beginning approximately one year from the date of grant. The annual awards for fiscal year 2025 service were granted in June 2024 to our non-employee directors serving as directors at such time. Such awards vest in three equal installments on July 11, 2025, 2026 and 2027. The number of shares subject to such awards was calculated on the date of grant based on the closing price per share of our common stock on such date. Newly elected or appointed non-employee directors during fiscal year 2025 were eligible to be granted restricted stock awards with an aggregate value of $170,000 on the date of grant (measured by the closing

DIRECTOR COMPENSATION
price per share of our common stock subject to the awards on the date of grant). The annual and new director equity grant values were determined by the board to be competitive with non-employee director equity awards at comparable companies based on discussions with Pay Governance.
The award agreements evidencing stock options and restricted stock awards issued to our non-employee directors provide for the acceleration of vesting and exercisability of all company stock options and restricted stock awards held by the director upon the completion of a change in control.

Fiscal Year 2025 Non-Employee Director Compensation Table

The following table identifies the compensation paid during fiscal year 2025 to each person who served as a non-employee director during fiscal year 2025. Mr. Wodlinger and Mr. Albers were appointed to the board of directors effective May 1, 2025, and did not serve as directors of the company during fiscal year 2025.
Name	Fees Earned or Paid in Cash ($)	Stock Awards1 ($)	All Other Compensation ($)	Total ($)
Charles Thomas Burbage	80,000	159,860	—	239,860
Cindy K. Lewis	87,500	159,860	—	247,360
Edward R. Muller	107,000	159,860	—	266,860
Stephen F. Page	80,000	159,860	—	239,860
Philip Davidson	77,000	159,860	—	236,860
Mary Beth Long	73,000	159,860	—	232,860
Joseph L. Votel	67,000	159,860	—	226,860

1.
The value of the restricted stock awards granted during fiscal year 2025 equals their grant date fair value as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), Topic 718. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Notes 13 and 14 to the financial statements included in our annual report on Form 10-K for our fiscal year ended April 30, 2025, as filed with the SEC.

None of the non-employee members of our board who served on the board during fiscal year 2025 held unexercised options as of April 30, 2025.
The non-employee members of our board who served on the board during fiscal year 2025, held the following aggregate number of shares of unvested restricted stock as of April 30, 2025:
Name	Number of Securities Underlying Unvested Restricted Stock
Charles Thomas Burbage	2,391
Cindy K. Lewis	2,391
Edward R. Muller	2,391
Stephen F. Page	2,391
Philip Davidson	2,108
Mary Beth Long	1,926
Joseph L. Votel	1,818
The following table provides a breakdown of fees earned or paid in cash during fiscal year 2025.
Name	Annual Retainers ($)	Lead Independent Director, and Committee Chair Retainer Fees ($)	Committee Member Retainer Fees ($)	Total Fees ($)
Charles Thomas Burbage	60,000	15,000	5,000	80,000
Cindy K. Lewis	60,000	15,000	12,500	87,500
Edward R. Muller	60,000	40,000	7,000	107,000
Stephen F. Page	60,000	10,000	10,000	80,000
Philip Davidson	60,000	—	17,000	77,000
Mary Beth Long	60,000	—	13,000	73,000
Joseph L. Votel	60,000	—	7,000	67,000

DIRECTOR COMPENSATION
Compensation Policies Applicable to Non-Employee Directors

Annual Limits on Director Compensation
We have adopted annual limits on the amount of compensation that any individual non-employee director may receive for service on our board of directors. Under the 2021 Equity Incentive Plan, the sum of any cash compensation, other compensation and equity awards granted to a non-employee director as compensation for services on our board during any fiscal year may not exceed $500,000 (or $700,000 for the director’s initial year of service). The board of directors may make exceptions to this limit in extraordinary circumstances.
Stock Ownership Guidelines for Non-Employee Directors
Our board of directors has adopted stock ownership guidelines for our non-employee directors. Pursuant to the guidelines, as amended by the board of directors in
September 2022, each non-employee director is expected to own shares of the company’s common stock with a market value of no less than five times his or her current annual cash retainer for serving as a member of the board of directors, exclusive of chairperson, committee or meeting fees, within five years of the date on which such person was appointed to the board. The company determines progress toward meeting the applicable ownership thresholds and ongoing compliance with the guidelines on the last day of each fiscal year.
The table below shows each non-employee director’s equity ownership in the company as a multiple of his or her cash retainer and the minimum ownership level required of the guidelines in effect on April 30, 2025 pursuant to these guidelines for each of our non-employee directors serving in such capacity as of April 30, 2025.

Name1	Dollar Value of Equity Ownership as a Multiple of Annual Retainer ($)2	Minimum Ownership Level Required as a Multiple of Annual Retainer
Stephen F. Page	136.6x	5x
Edward R. Muller	127.8x	5x
Charles Thomas Burbage	126.2x	5x
Cindy K. Lewis	14.7x	5x
Philip Davidson	6.5x	5x
Mary Beth Long	6.1x	5x
Joseph L. Votel	5.7x	5x

1.
Mr. Wodlinger and Mr. Albers were appointed to the board of directors effective May 1, 2025, and did not serve as directors during fiscal year 2025.

2.
For each non-employee director, calculated by dividing (a) the aggregate number of shares of vested and unvested common stock held by such non-employee director, multiplied by the closing price of  $151.52 per share of our common stock on April 30, 2025, the last trading day of fiscal year 2025, by (b) the annual retainer paid to such non-employee director (excluding any annual cash retainer for committee membership or chairmanship or service as lead independent director).

Post-Vesting Stock Retention Guidelines
The company has adopted post-vesting stock retention guidelines, which require non-employee directors to hold 50% of net after-tax shares issued upon the vesting of equity awards until their required stock ownership levels are achieved.
Insider Trading and Anti-Hedging and Anti-Pledging Policies
The company’s insider trading policy contains stringent restrictions on transactions in company stock by non-employee directors. All trades by non-employee directors must be pre-cleared. Furthermore, no member of our board of directors may use any strategies or products (including derivative securities, such as put or call options, or short-selling techniques) to hedge against potential changes in the value of our common stock. Additionally, no non-employee director may pledge shares of our stock as collateral for a loan or hold any shares of our common stock in a margin account. Stock ownership and retention guidelines and anti-hedging and anti-pledging policies for our executive officers, including Mr. Nawabi, are described below under “Executive Compensation and Other Information — Compensation Discussion and Analysis — Stock Ownership Guidelines for Executive Officers.

RELATED PARTY TRANSACTIONS
RELATED PARTY TRANSACTIONS
Certain Transactions and Relationships

Review and Approval of Related Party Transactions. All transactions and relationships in which the company and our directors, director nominees and executive officers or their immediate family members are participants are reviewed by our Audit Committee or another independent body of the board of directors, such as the independent and disinterested members of the board. As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, review and approve related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee or the independent and disinterested members of the board may consider:
•
the nature of the related person’s interest in the transaction;

•
the material terms of the transaction, including, without limitation, the amount and type of transaction;

•
the importance of the transaction to the related person;

•
the importance of the transaction to the company;

•
whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•
any other matters the Audit Committee deems appropriate.

Reportable Related Party Transactions. Other than the employment arrangements described elsewhere in this proxy statement, since May 1, 2024, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which:
•
the amount involved exceeded or will exceed $120,000; and

•
a director, director nominee, executive officer, holder of five percent or more of any class of our capital stock or any member of his or her immediate family had or will have a direct or indirect material interest.

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
The following table sets forth certain information as of August 12, 2025 about our executive officers.
Name	Age	Position
Wahid Nawabi1	56	Chair, President and Chief Executive Officer
Kevin McDonnell	63	Executive Vice President and Chief Financial Officer
Melissa Brown	48	Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary
Trace Stevenson	49	President, Autonomous Systems
William James (“Trip”) Ferguson, III	45	President, Space, Cyber & Directed Energy
Bradley Truesdell	49	Executive Vice President and Chief Operations Officer

1.
The background and experience of Mr. Nawabi is detailed on page 17.

Kevin McDonnell has served as our Executive Vice President and Chief Financial Officer since May 1, 2025. Prior to that, he served as our Senior Vice President and Chief Financial Officer since February 10, 2020. Before joining the company, Mr. McDonnell served as Senior Vice President, Chief Financial Officer of JAMS, Inc., which provides alternative dispute resolution services, from September 2014 to February 2020. Prior to joining JAMS, Inc., Mr. McDonnell served in a variety of management and finance roles including as the co-founder of DoubleBeam, Inc., a provider of mobile retail solutions, from 2011 to 2014, the Chief Financial and Administrative Officer of Orange County Container Group LLC, a manufacturer of paperboard and paper-based packaging, from 2008 to 2011, the Executive Vice President, Finance and Administration, and Chief Financial Officer for Leiner Health Products from 2006 to 2008 and the Senior Vice President, Finance and Administration, and Chief Financial Officer for Memorex Corporation from 2004 to 2006. Mr. McDonnell previously held financial leadership positions with Digital Insight, Printrak, Teradata and Mattel. Mr. McDonnell also serves as a director for our direct and indirect wholly-owned U.S. subsidiaries. Mr. McDonnell holds a B.A. in Business Administration from Loyola Marymount University and a J.D. from Loyola Law School.
Melissa Brown has served as our Executive Vice President, Chief Legal & Compliance Officer and Corporate Secretary since May 1, 2025. Prior to that, she served as our Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary since May 2023. She began serving as our Chief Compliance Officer in May 2021 and served as Vice President, General Counsel and Corporate Secretary beginning in December 2016. She was appointed as our Corporate Secretary in September 2016 and previously she served as our Corporate Counsel from April 2015 to December 2016.
Prior to joining the company, Ms. Brown served as an associate attorney at various law firms, including K&L Gates LLP from 2007 to 2014. Ms. Brown also serves as a director for our direct and indirect wholly-owned U.S. subsidiaries. Ms. Brown earned a B.S. in Microbiology and Molecular Genetics from the University of California, Los Angeles and a J.D. from Arizona State University.
Trace Stevenson has served as our President of Autonomous Systems since May 1, 2025. Prior to that he served as Senior Vice President and General Manager, UnCrewed Systems since May 2023 and Vice President and General Manager of our Small Unmanned Systems Product Line starting in February 2021. He also served as Deputy General Manager UAS from May 2015 to February 2021 and was responsible for the leadership of our Emerging Business overseeing our HAPS business where he served as a Board Member of HAPSMobile, Inc., a Joint Venture between the company and SoftBank. Mr. Stevenson has 20 years of experience in the defense industry and earned a B.S. in Business and Economics from the University of Kansas.
William James (“Trip”) Ferguson, III has served as our President of Space, Cyber & Directed Energy since May 1, 2025. Prior to joining the company, Mr. Ferguson served as Chief Operating Officer at BlueHalo from September 2022 to May 2025, where he oversaw program management and ensured performance excellence across all business sectors. Mr. Ferguson was also acted as the Chief Operating Officer for Dynetics, Inc., an applied science and information technology company that provides advanced, mission-critical services and solutions to the U.S. Government, from November 2018 to September 2022. Prior to joining Dynetics, Inc., Mr. Ferguson served in operational leadership roles across multidisciplinary industries with experience in defense, medical, energy, firearms, and non-profit sectors.

EXECUTIVE OFFICERS
A veteran of the United States Marine Corps, Mr. Ferguson was commissioned as an officer and attained the rank of Captain while completing three overseas tours. Mr. Ferguson holds a bachelor’s degree in economics with merit from the United States Naval Academy and a master’s degree in business administration from the University of Alabama in Huntsville.
Bradley Truesdell has served as the Chief Operations Officer since May 1, 2025. Mr. Truesdell brings over 25 years of military and defense industry experience, where he has held numerous strategic roles in business development, product line management and executive leadership. Mr. Truesdell previously served as the Company’s Senior Vice President Global Sales,
Business Development and Inside Sales Operations from September 2023 to May 2025. Prior to joining the company, Mr. Truesdell founded and held the position of Chief Executive Officer of Tomahawk Robotics, Inc. since 2018. Tomahawk Robotics was acquired by the company in 2023. Prior to founding Tomahawk Robotics, Inc., Mr. Truesdell worked at Harris Corporation, a technology company, defense contractor and information technology services provider, in various leadership roles. Before transitioning to private industry, Mr. Truesdell proudly served as a Naval Special Warfare Officer. Mr. Truesdell has a Master of Business Administration from Harvard Business School and a B.A. from the University of Colorado Boulder.

SHARE OWNERSHIP
SHARE OWNERSHIP
Ownership of Equity Securities of the Company

The following table presents information regarding the beneficial ownership of our common stock as of August 7, 2025, by:
•
our Named Executive Officers (as defined below);

•
our current directors and director nominees;

•
all of our directors and executive officers as a group; and

•
each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
The information presented in this table is based on 49,932,233 shares of our common stock outstanding on August 7, 2025. Except as set forth in the footnotes below, the address of each beneficial owner listed on the table is c/o AeroVironment, Inc., 241 18th Street South, Suite 650, Arlington, VA 22202.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
5% Stockholders
Entities Affiliated with Arlington Capital Partners1	12,035,890	24.10%
BlackRock, Inc.2	4,363,697	8.74%
The Vanguard Group3	3,478,114	7.0%
Named Executive Officers, and Directors and Director Nominees:
Wahid Nawabi	122,233	*
Kevin McDonnell4	25,167	*
Melissa Brown	19,569	*
Trace Stevenson	6,624	*
Brett Hush5	5,009
William James Ferguson, III	47,853	*
Charles Thomas Burbage	50,587	*
Philip S. Davidson	3,181	*
Cindy K. Lewis	6,416	*
Joseph Votel	2,881	*
Edward R. Muller6	51,210	*
Stephen F. Page7	54,706	*
Mary Beth Long	3,043	*
David Wodlinger	—	*
Henry Albers	—	*
Current Directors and Executive Officers as a Group (17 persons)	406,412	*

*
Less than 1%.

1.
Consists of  (i) 6,728,262 shares of common stock held by Arlington Capital Partners V, L.P. (“ACP V”) and (ii) 5,307,628 shares of common stock held by Arlington Capital Partners VI, L.P. (“ACP VI”). Arlington Capital Group V, L.L.C. (“Arlington V GP”) is the sole general partner of ACP V, and Arlington Management V, L.L.C. (“Arlington Management V”) is the sole managing member of Arlington V GP. Matthew Altman, Michael Lustbader and Peter Manos are the managing members of Arlington Management V and make voting and investment decisions with respect to the common stock held by ACP V, acting collectively. Arlington Capital Group VI, L.L.C. (“Arlington VI GP”) is the sole general partner of ACP VI, and Arlington Management VI, L.L.C. (“Arlington Management VI” and, together with ACP V, ACP VI, Arlington V GP, Arlington VI GP and Arlington Management V, the “Arlington Entities”) is the sole managing member of Arlington VI GP. David Wodlinger, Matthew Altman, Michael Lustbader and Peter Manos

SHARE OWNERSHIP
are the managing members of Arlington Management VI and make voting and investment decisions with respect to the common stock held by ACP VI, acting collectively. The address for the Arlington Entities is 4747 Bethesda Ave, 5th Floor, Bethesda, MD 20814.
2.
Based solely on a Schedule 13G/A filed by BlackRock, Inc. on June 4, 2025 with the SEC reporting beneficial ownership as of May 31, 2025. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

3.
Based solely on a Schedule 13G/A filed by The Vanguard Group on July 29, 2025 with the SEC reporting beneficial ownership as of June 30, 2025. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

4.
Includes 20,322 shares held by the McDonnell Moore Living Trust, of which Mr. McDonnell is the trustee.

5.
Mr. Hush ceased acting as an executive officer as of May 1, 2025.

6.
Includes 48,695 shares held by the Edward R. Muller and Patricia E. Bauer 1991 Family Trust, of which Mr. Muller is one of the two trustees and with respect to which he shares investment authority with the other trustee, and 810 shares held by the Edward R. Muller IRA.

7.
Includes 20,795 shares held by the Stephen F. Page Living Trust, of which Mr. Page is the trustee.

DELINQUENT SECTION 16(a) REPORTS
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the fiscal year ended April 30, 2025, all of our officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of April 30, 2025 about our common stock that may be issued, whether upon the exercise of options, warrants and rights or otherwise, under our existing equity compensation plans and employee stock purchase plan.
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights1	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))2
Equity compensation plans approved by security holders	110,043	—	1,709,776
Equity compensation plans not approved by security holders	—	—	—
Total	110,043	—	1,709,776

1.
Includes 110,043 restricted stock units and performance restricted stock units outstanding under the AeroVironment, Inc. 2021 Equity Incentive Plan (with performance awards reflected assuming “target” performance) as of April 30, 2025. Does not include the 162,140 unvested restricted stock awards under the AeroVironment, Inc. 2021 Equity Incentive Plan as of April 30, 2025.

2.
Includes 724,374 shares remaining available for issuance under the AeroVironment, Inc. 2021 Equity Incentive Plan and 985,402 shares remaining available for issuance under the AeroVironment, Inc. 2023 Employee Stock Purchase Plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Compensation Committee Report

The Compensation Committee of our board of directors is primarily responsible for determining the annual salaries and other compensation of our executive officers and administering our equity compensation plans. The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis of the 2025 proxy statement. Based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in our annual report filed on Form 10-K and this proxy statement.
Compensation Committee:
Charles Thomas Burbage (Chairman)
Edward R. Muller
General Joseph L. Votel
Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for:
•
Wahid Nawabi, our President and Chief Executive Officer;

•
Kevin McDonnell, our Executive Vice President and Chief Financial Officer;

•
Melissa Brown, our Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary; and

•
Trace Stevenson, President of Autonomous Systems (and formerly Senior Vice President, UnCrewed Systems)

•
Brett Hush, Executive Vice President, Loitering Munitions Group (and formerly Senior Vice President, Loitering Munitions)

Effective May 1, 2025, Mr. Hush ceased serving as an executive officer but continues in a non-executive role. We refer to these executive officers collectively in this Compensation Discussion and Analysis as the “Named Executive Officers.” Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the Compensation Committee arrived at specific compensation policies and decisions involving our Named Executive Officers during fiscal year 2025.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Summary
Our executive compensation program is designed to support our business goals and objectives by providing a link between the total compensation for our executive officers, including the Named Executive Officers, and the creation of long-term stockholder value. The Compensation Committee reviews our executive compensation program on an annual basis to ensure that it is consistent with such objectives. In line with this philosophy, compensation awarded to our Named Executive Officers for fiscal year 2025 reflected our financial and strategic results and overall compensation philosophy.
Key Performance Indicators During Fiscal Year 2025
For fiscal year 2025, revenue, annual bookings and adjusted EBIDTA were the financial metrics used by the Compensation Committee to evaluate our consolidated company financial performance under the company’s executive compensation program. The Compensation Committee also used bookings, revenue and adjusted EBITDA metrics at the operational segment level for Messrs. Stevenson and Hush (the Uncrewed Systems Segment (“UxS”) for Mr. Stevenson, and the Loitering Munitions Segment (“LMS”) for Mr. Hush), as further described below under “Executive Compensation Program Components — Annual Bonuses.” Our consolidated company performance for fiscal year 2025 for these metrics, relative to fiscal year 2024 consolidated performance, is reflected in the table below.
Financial Measure	Fiscal Year 2025 ($, in millions)	Fiscal Year 2024 ($, in millions)	Increase (decrease) (%)
Revenue	820.6	716.7	14.5
Annual Bookings1	1,165.0	677.5	72.0
Adjusted EBITDA2	146.4	127.8	14.6

1.
Annual bookings are firm orders for products and services for which funding has been appropriated to us under an executed contract during the fiscal year. Annual bookings excludes the value of the unfunded portion on order amounts under cost-reimbursable and fixed price contracts such as (i) multiple one-year options, and indefinite delivery, indefinite quantity, or IDIQ contracts, or (ii) incremental funded contracts.

2.
Adjusted EBITDA means the company’s earnings (as calculated in accordance with generally accepted accounting principles (“GAAP”)), before interest, taxes, depreciation and amortization, excluding any acquisition-related deal & integration costs, equity method investments and stock-based compensation expenses. Adjusted EBITDA is a non-GAAP measure. An itemized reconciliation between net income (loss) and adjusted EBITDA (unaudited) for fiscal years 2025 and 2024 is set forth below:

	Fiscal Year 2025 ($, in millions)	Fiscal Year 2024 ($, in millions)
Net income (loss)	43.6	59.7
Interest expense, net	2.2	4.2
Provision for (benefit from) income taxes	0.9	1.9
Depreciation and amortization	41.0	35.7
EBITDA (Non-GAAP)	87.7	101.5
Stock-based compensation	21.5	17.1
Equity method and equity securities investments activity, net	(5.0)	5.6
Amortization of cloud computing arrangement implementation	2.4	1.5
Goodwill impairment	18.4	—
Legal accrual	2.1	—
Acquisition-related expenses	19.3	2.1
Adjusted EBITDA (Non-GAAP)	146.4	127.8

EXECUTIVE COMPENSATION AND OTHER INFORMATION
We delivered both strong financial performance and other significant results during fiscal 2025, including:
•
Secured numerous awards under U.S. DoD programs of record, including the U.S. DoD’s Replicator initiative, and the U.S. Army’s Directed Requirement (DR) for Lethal Unmanned Systems (LUS);

•
Delivered record annual revenue of $820.6 million, up 14% percent year-over-year; and record quarterly revenue of $275.1 million in our fourth quarter;

•
Produced record full year revenue and profitability, marking our eighth consecutive year of top-line growth;

•
Generated full fiscal year diluted earnings per share of $3.28 per share; and

•
Successfully completed the acquisition of BlueHalo one day after the fiscal year ended on May 1, 2025.

For fiscal year 2025, the Compensation Committee devised three interrelated annual bonus plans for our NEOs based on their corporate or operational segment function within the company. The Compensation Committee set consolidated company financial performance and strategic objectives for the Company Annual Cash Bonus Plan, in which Mr. Nawabi, Mr. McDonnell and Ms. Brown participated. For each of Mr. Stevenson and Mr. Hush, the Compensation Committee established a Segment Bonus Plan which consisted of consolidated company financial performance and strategic objectives, as well as segment specific strategic objectives and financial goals.
Each bonus plan focused performance on bookings, revenue and adjusted EBITDA metrics either at the consolidated company level and/or at the operational segment level.
The strategic objectives for the Company Annual Cash Bonus Plan related to winning certain key programs, adding new customers, achieving key milestones on product development, hitting adjusted cash flows targets for each operating segment, achieving capital expenditure targets and completing phase II of the company’s new ERP system implementation.
The strategic objectives for the Segment Bonus Plans related to objectives such as winning key programs, receiving orders from certain customers, receiving orders for new products, meeting development milestones for new products and meeting free cash flow targets.
Based on our performance relative to the metrics established by our Compensation Committee for annual bonus plan purposes in fiscal year 2025, our Named Executive Officers received payouts of their annual cash bonuses above target amounts established for our fiscal year 2025 bonus plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Executive Compensation Best Practices
Our executive compensation program is governed by policies and practices that are intended to align with industry practices and stockholder interests.
Best Practices We Maintain
✓	Majority of total potential compensation paid to executives based on our financial and company performance
✓	Compensation recovery (or “clawback”) policy for the recoupment of incentive compensation of executive officers
✓	Industry benchmarking as a part of compensation determinations
✓	Anti-hedging, anti-pledging and anti-short sale policies for all employees, including executives
✓	Limited perquisites
✓	Retention of independent compensation consultant
✓	Annual risk assessment of compensation practices
✓	Stock ownership guidelines requiring ownership of company stock by our Chief Executive Officer of 4x his base salary and by other Named Executive Officers of 2x their base salaries
✓
Post-vesting stock retention guidelines requiring Named Executive Officers to hold 50% of net after-tax shares issued upon the vesting of equity awards until their required stock ownership levels are achieved

Practices We Avoid
✘	No automatic or guaranteed annual base salary increases
✘	No employment agreements with executive officers
✘	No executive pensions
✘	No single-trigger benefits upon change in control under our Severance Plan
✘	No excise tax gross-up payments upon a termination after a change in control
✘	No repricing or exchange of “underwater” stock options without stockholder approval
✘	No minimum guaranteed vesting for performance-based equity awards
✘	No counting of outstanding performance-based restricted stock units or in-the-money options when determining whether share ownership guidelines have been met

Key Fiscal Year 2025 Compensation Determinations
During fiscal year 2025, the Compensation Committee made the following compensation decisions:
•
Base Salary Increases: For fiscal year 2025, all Named Executive Officers received a base salary increase based on the executive officer’s position and responsibilities, tenure with the company, individual and organizational performance, and internal pay equity.

•
Continued Emphasis on Performance-Based Compensation: In fiscal year 2025, the Compensation Committee continued its practice of awarding the majority of total target compensation to the Named Executive Officers in the form of performance-based compensation. This emphasis on performance-based compensation is intended to align executive compensation with stockholder interests.

•
Above Target Achievement of Fiscal Year 2025 Annual Bonus Awards. As noted above, for fiscal year

2025, our Company Annual Cash Bonus Plan was tied primarily to the achievement of pre-established financial objectives for consolidated company revenue, annual bookings and adjusted EBIDTA for such period, as well as fifteen specific strategic objectives tied to the achievement of various strategic initiatives for our segments and an internal company initiative.
Under the Company Annual Cash Bonus Plan, as described below in further detail, we achieved 135.2%, 102.5%, and 101.6% of target achievement with respect to our consolidated company annual bookings, revenue and adjusted EBIDTA objectives, respectively. Based on our achievement of the financial objectives for the Company Annual Cash Bonus Plan and receiving partial credit for the strategic objectives for fiscal year 2025, each of our Named Executive Officers participating in the Company Annual Cash Bonus Plan was awarded an annual performance bonus equal to 114.7% of his or her targeted bonus amount, before the addition of any discretionary component.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
For each of the Segment Annual Cash Bonus Plans, 50% of the bonus opportunity was tied to the same consolidated company financial metrics and strategic objectives as the Company Annual Cash Bonus Plan. The remaining 50% was tied to segment specific bookings, revenue and adjusted EBITDA targets, as well as segment strategic objectives. Prior to the addition of any discretionary component, Mr. Stevenson was awarded an annual performance bonus equal to 108.9% of his targeted bonus amount based on the achievement of the metrics for the Segment Annual Cash Bonus Plan for the UnCrewed Systems segment (“UxS”) and Mr. Hush was awarded 115.3% of his targeted bonus amount based on the achievement of the metrics for the Segment Annual Cash Bonus Plan for the Loitering Munitions segment (“LMS”).
In addition to amounts earned under the annual bonus plans, certain Named Executive Officers were awarded an additional discretionary cash bonus in recognition of the outstanding performance of the company and certain segments, as well as individual performance during fiscal year 2025, as further described below in the Summary Compensation table.
•
Continued Use of Long-Term Incentive Compensation Program. The company’s long-term incentive compensation program consists of a mix of performance-based restricted stock unit awards (“PRSUs”), which vest based on the company’s achievement of specified financial metrics over a three-year performance period, and restricted stock awards, which vest in equal annual installments over a three-year vesting period. If financial objectives associated with the awards are achieved, the PRSUs will settle in fully-vested shares of our common stock. In June 2024, the Compensation Committee granted time-based restricted stock awards and PRSUs to the Named Executive Officers with specified financial objectives for the cumulative three-year performance cycle comprising fiscal years 2025, 2026 and 2027.

•
Above Target Payouts under PRSUs for Fiscal Year 2023  —  Fiscal Year 2025 Performance Period. In June 2025, the Compensation Committee determined that the PRSUs for the three-year performance period comprising fiscal years 2023-2025 would be paid out at 201.1% of the applicable target for such awards based on the company’s financial performance over the performance period and our achievement relative to the financial metrics associated with such awards for the performance period.

Objectives of Our Executive Compensation Program
Our executive compensation program is designed to support our business goals and objectives by providing a link between the total compensation opportunities for our executive officers, including the Named Executive Officers, and the creation of long-term stockholder value. Specifically, our executive compensation program is designed to:
•
Attract, motivate and retain superior talent;

•
Ensure that compensation is commensurate with the company’s performance and stockholder returns;

•
Provide performance awards for the achievement of financial and strategic objectives that are important to our long-term growth; and

•
Ensure that our executive officers have financial incentives to achieve growth in stockholder value.

Our compensation program is designed to achieve these objectives through a combination of the following types of compensation: base salary; annual cash incentive bonus awards; performance-based restricted stock units that will settle in fully-vested shares of common stock for multi-year performance periods, restricted stock awards subject to time-based vesting over a multi-year period; and other employee benefits. Each of these compensation components serve our interests in different ways and together represent a comprehensive pay package that can reward both the short-term and long-term performance of the company and each individual Named Executive Officer. A majority of the compensation provided to the Named Executive Officers is based on our performance, which helps align the interests of our executive officers with those of stockholders in achieving long-term financial goals for our company. Each element of our executive compensation program is discussed in greater detail below.
The Compensation Committee does not affirmatively set out in any given year, or with respect to any given executive, to apportion compensation in any specific ratio among the various categories of compensation (i.e., cash and non-cash compensation, between short-term and long-term compensation, or between non-performance-based and performance-based compensation). Rather, the Compensation Committee uses the principles described above, and the factors described for each category in the discussion that follows, as a guide in assessing the proper allocation among those categories.
Compensation-Setting Process
The Compensation Committee is responsible for overseeing our executive compensation program, as well as determining and approving the ongoing compensation arrangements for our executive officers, including the non-CEO Named Executive Officers. The Compensation Committee reviews and recommends

EXECUTIVE COMPENSATION AND OTHER INFORMATION
for approval to our full board of directors the compensation of our Chairman, President and Chief Executive Officer.
Generally, annual base salary adjustments for our executive officers are determined within the first quarter of each fiscal year. Annual cash bonus payouts are made within 75 days of our fiscal year end to synchronize award determinations with the conclusion of our fiscal year and the review of fiscal year financial results. Historically, long-term incentive awards have been made at the discretion of the Compensation Committee. Compensation adjustments in connection with changes in duties and/or other material changes in the primary assumptions forming the basis of a compensation decision will continue to be made as required by circumstances throughout the fiscal year.
Role of Our Chief Executive Officer
Typically, our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of our executive officers (except with respect to his own compensation), including base salary levels, target annual cash bonus opportunities, long-term incentive performance compensation levels and equity awards, with the assistance of our people and culture and finance departments. Our Chief Executive Officer also provides recommendations for the corporate financial objectives and strategic objectives used in our annual cash bonus plan and long-term incentive compensation program. He supports his recommendations with competitive market data developed by our people and culture department, with information provided by the Compensation Committee’s independent compensation consultant, and by reviewing the historical performance of each executive officer with the Compensation Committee. Although the Compensation Committee carefully considers the recommendations of our Chief Executive Officer when determining the compensation of our executive officers, it bases its decisions on the collective judgment of its members after considering the input of its independent compensation consultant and any relevant supporting data.
While our Chief Executive Officer generally attends meetings of the Compensation Committee, the committee meets outside the presence of our Chief Executive Officer when discussing his compensation.
Decisions regarding non-CEO executive officers’ compensation are made by the Compensation Committee. The Compensation Committee recommends the compensation of our Chief Executive Officer to our board of directors for approval.
The Compensation Committee may delegate and grant authority to our Chief Executive Officer and/or a committee of executive officers to grant equity awards under the company’s equity incentive plan to the employees holding positions below the level of Vice President.
Role of Compensation Consultant
The Compensation Committee is authorized to retain the services of executive compensation advisors, as it sees fit, in connection with its oversight of our executive compensation program. In fiscal year 2025, the Compensation Committee engaged Pay Governance, a national compensation consulting firm, to provide executive compensation advisory services, including an executive officer compensation assessment.
The Compensation Committee considered the independence of Pay Governance consistent with the requirements of Nasdaq Listing Rule 5605(a)(2). Further, as required under Item 407(e)(3) of Regulation S-K, the Compensation Committee conducted a conflicts of interest assessment and determined that there is no conflict of interest resulting from retaining Pay Governance. The Compensation Committee intends to reassess the independence of its compensation advisors at least annually.
Competitive Market Data
Each year, the Compensation Committee reviews the executive compensation practices of a group of companies in relevant industry sectors determined to be comparable to us based on their business size and public company status. In June 2024, with the assistance of Pay Governance, and to better align with the company’s larger size and scope, the Compensation Committee approved the following group of peer companies to include in a competitive market analysis of executive officer compensation for the company’s fiscal year 2025:
AAR Corp.
Axon Enterprise, Inc.
Cadre Holdings, Inc.
Digi International, Inc.
Ducommun Incorporated
Hexcel Corporation
Iridium Communications, Inc.
Itron, Inc.
Kaman Corporation
Kratos Defense & Security Solutions, Inc.
Leonardo DRS, Inc.
MACOM Technology Solutions Holdings, Inc.
QinetiQ Group plc
Triumph Group, Inc.
Based on the company’s larger size and scope, the Compensation Committee added new companies AAR Corp., Cadre Holdings, Inc., Hexcel Corporation, Itron, Inc., Leonardo DRS, Inc., MACOM Technology

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Solutions Holdings, Inc. and Triumph Group, Inc. to our peer group for fiscal year 2025. The specific companies were from relevant industries and within a range of company scope (primarily revenue and market capitalization) that we believe is appropriate for benchmarking executive compensation. With the assistance of Pay Governance, the Compensation Committee reviews the peer group each year to ensure the group is sufficiently robust to produce meaningful compensation data for executive compensation evaluation purposes. We believe the peer group includes companies with which we compete for business, executive talent and/or investment dollars.
After identifying our peer group, the Compensation Committee’s independent compensation consultant conducts a compensation analysis of the peer group to assess the competitiveness of our compensation levels. Where proxy data is not available, survey data for companies of comparable scope to the peer company are used.
We believe that by utilizing publicly available peer group data, we are able to develop an appropriate set of competitive data for use in making compensation decisions. The Compensation Committee uses the information derived from this review in two ways: to assist it in determining the appropriate level and reasonableness of total compensation, as well as each separate component of compensation, for our executive officers and to ensure that the compensation we offer to them is competitive and fair.
The Compensation Committee does not establish compensation levels based directly on benchmarking, although, it does target a Named Executive Officer’s overall target compensation to the market median. The Compensation Committee relies on the judgment of its members, in addition to seeking input from other independent directors, in making compensation decisions regarding base salaries, target bonus levels and long-term equity incentive awards. In addition to competitive market data, in making its compensation decisions, the Compensation Committee also considers an executive officer’s position, tenure with the company, individual and organizational performance, our retention needs, and internal pay equity. The Compensation Committee does not guarantee that any executive will receive a specific market-derived compensation level.
Executive Compensation Program Components
The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined.
Base Salary
We use base salaries to provide our executive officers, including the Named Executive Officers, with a fixed amount of compensation for their regular work. The Compensation Committee generally reviews the base salaries of our executive officers at the beginning of each fiscal year, as well as in connection with promotions or other changes in responsibilities. Base salary adjustments generally go into effect within the first quarter of each fiscal year. Base salary adjustments are based on an evaluation of peer company data provided by the Compensation Committee’s independent compensation consultant, an executive officer’s position, tenure with our company, experience with other companies, individual and organizational performance, our retention needs, and internal pay equity.
The Compensation Committee has adopted a general approach of compensating our executive officers with base salaries commensurate with the experience and expertise of the individual executive and competitive with the median base salaries of executives holding comparable positions among our peer group. The Compensation Committee will take into account the base salaries of comparable executives in our peer group in setting base salaries for our executive officers and may approve increases in base salaries of the relevant executive officers to move them closer to the median of our peer group data for their positions, although such approved base salaries may remain below the median.
In light of the considerations discussed above, for fiscal year 2025, the Compensation Committee determined to increase the base salaries of our Named Executive Officers, as shown below:
Named Executive Officer	2025 Salary ($)	Increase Over 2024 (%)
Wahid Nawabi	880,000	6.7
Kevin McDonnell	495,019	0.0
Melissa Brown	480,511	4.0
Trace Stevenson	424,294	25.0
Brett Hush	406,250	25.0
The base salary increases for each of Messrs. Stevenson and Hush were intended to bring them closer to the median of the competitive market data provided by Pay Governance based on our peer group, as their fiscal year 2024 base salaries were significantly below the median for similarly-situated executives.
We believe that the base salaries paid to our Named Executive Officers during fiscal year 2025 helped to achieve our executive compensation objectives and are position appropriate relative to the salaries of the

EXECUTIVE COMPENSATION AND OTHER INFORMATION
executives holding comparable positions based on the competitive market data provided by Pay Governance based on our peer group.
Annual Cash Bonuses
We believe that a significant portion of overall target compensation of our executive officers, including the Named Executive Officers, should be “at risk” (that is, contingent upon the successful implementation of our annual operating plan). Annual cash bonuses represent a portion of this “at risk” compensation. We use these annual cash bonus opportunities to motivate our executive officers to achieve our short-term financial imperatives and strategic objectives while making progress toward our longer-term growth and other goals.
At the end of the fiscal year, the Compensation Committee determines whether to pay cash bonuses to our executive officers, including the Named Executive Officers, based on our financial results relative to the financial and strategic objectives established by the Compensation Committee at the beginning of the relevant fiscal year and such other factors as the Compensation Committee may determine in its discretion.
Setting Target Bonus Levels
Initially, the Compensation Committee establishes a “target bonus level” for each non-CEO executive officer and recommends for approval to the board a “target bonus level” for our Chairman, President and Chief Executive Officer. In setting and recommending these target bonus levels, the Compensation Committee considers the cash compensation of executives holding comparable positions based on the competitive market data provided by its independent compensation consultant based on our peer group. Generally, the Compensation Committee sets and recommends the target bonus levels so that, assuming achievement of the corporate financial and strategic objectives at targeted levels, total annual cash compensation will be competitive with the market median and when above target performance occurs, total cash compensation will be above the median of total cash compensation level of executives holding comparable positions. The Compensation Committee believes that this approach is consistent with the high level of growth generally reflected in the corporate performance objectives applicable to the annual bonus determinations.
Fiscal year 2025 target bonus levels are provided in the table below.

Named Executive Officer	Target Bonus Level	Percentage of Base Salary
Wahid Nawabi	$880,000	100.0%
Kevin McDonnell	$346,513	70.0%
Melissa Brown	$288,307	60.0%
Trace Stevenson	$297,006	70.0%
Brett Hush	$284,375	70.0%
Establishing Performance Measures — Company
Company Annual Cash Bonus Plan
At the beginning of each fiscal year, the Compensation Committee identifies one or more financial performance measures and establishes a specific performance target level for each such measure for purposes of calculating the bonus for each executive officer. Threshold and maximum levels of performance are also established for each financial performance measure. In the event that the threshold performance level for any financial performance measure is not met, then no credit will be given with respect to the portion of the annual bonus attributable to that financial performance measure. For fiscal year 2025, in addition to establishing consolidated company and segment financial performance measures, the Compensation Committee established separate objectives tied to the achievement of various strategic initiatives for each of our operating segments and, the achievement of an internal company initiative, as described in more detail below.
Reviewing Performance Results
At the end of the fiscal year, the Compensation Committee reviews our actual performance against the target levels set for each of the financial performance measures established at the beginning of the year. The Compensation Committee also reviews the achievement of the pre-established strategic objectives. In no event may an executive officer’s annual cash bonus payout exceed his or her maximum permissible bonus as established by the Compensation Committee.
Fiscal Year 2025 Plans.
For fiscal year 2025, the Compensation Committee devised three interrelated annual bonus plans for our NEOs based on their corporate or operational segment function within the company. The Compensation Committee set consolidated company financial performance and strategic objectives for the Company Annual Cash Bonus Plan, in which Mr. Nawabi,

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Mr. McDonnell and Ms. Brown participated. For each of Mr. Stevenson and Mr. Hush, the Compensation Committee established a Segment Bonus Plan which consisted of consolidated company financial performance and strategic objectives, as well as segment specific strategic objectives and financial goals.
Each bonus plan focused performance on bookings, revenue and adjusted EBITDA metrics either at the consolidated company level and/or at the operational segment level.
The Compensation Committee selected revenue, annual bookings and adjusted EBITDA as the company financial performance measures for the Company Annual Cash Bonus Plan based on the recommendation of our Chief Executive Officer and after reviewing the company’s annual operating plan for fiscal year 2025 and the company’s long-term strategic plan. These financial metrics are measured at the consolidated company level for purposes of the Company Annual Cash Bonus Plan and at the segment level for the Segment Annual Cash Bonus Plans.
Additionally, each of the Company Annual Cash Bonus Plan and Segment Annual Cash Bonus Plans included strategic objectives. For the purposes of the Company Annual Cash Bonus Plan, the Compensation Committee selected fifteen strategic objectives tied to the achievement of various strategic initiatives in each of our segments (related to winning certain key programs, adding new customers, achieving key milestones on product development, hitting adjusted cash flows targets for each operating segment, receiving orders for new products and obtaining new development program contracts, achieving capital expenditure targets as well as an internal company initiative for implementing enterprise resource planning system (“ERP”) enhancements) , each of which were individually weighted.
The strategic objectives for the Segment Annual Cash Bonus Plans related to objectives such as winning key programs, receiving orders from certain customers, receiving orders for new products, meeting development milestones for new products and meeting free cash flow targets, each of which were individually weighted.
The table below provides the weightings selected by the Compensation Committee for fiscal year 2025:

Weighting for Fiscal 2025 Annual Bonus Plan Goals — Company Annual Cash Bonus Plan
Weighting
Revenue	25%
Annual Bookings	20%
Adjusted EBITDA	25%
Strategic Objectives (collectively)1	30%

1.
Each strategic objective was individually weighted between 1.0% and 4.0%.

Weighting for Fiscal 2025 Annual Bonus Plan Goals — Segment Annual Cash Bonus Plans
Weighting
Company Annual Cash Bonus Plan1	50%
Segment Revenue	12.5%
Segment Annual Bookings	12.5%
Segment Adjusted EBITDA	10%
Segment Strategic Objectives (collectively)2	15%

1.
50% of the Segment Annual Cash Bonus Plans is based on the achievement of the metrics associated with the Company Annual Cash Bonus Plan.

2.
Each segment strategic objective was individually weighted between 3.0% and 3.75%.

The Compensation Committee implemented a formulaic sliding scale for the consolidated company and segment financial performance goals that provides for a 0% payout for the portion of the target bonus associated with that financial metric if we do not meet the established minimum level for such metric. Additionally, maximum performance targets were established for the consolidated company and segment revenue, annual bookings, and adjusted EBITDA metrics.
As a result, the Compensation Committee established a maximum payout of 159% of the target bonus amount for both the Company and Segment Annual Cash Bonus Plans if we achieved maximum performance on all metrics.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Target Annual Cash Bonus Amounts Based on Financial Performance
	Minimum (31% Payout)	Target (100% Payout)	Maximum (150% Payout)
	($ in millions)
Consolidated Revenue	640.2	800.3	1,000.4
Consolidated Annual Bookings	689.5	861.9	1,077.4
Consolidated Adjusted EBITDA	86.4	144.1	180.1
UxS Segment Revenue1	313.1	391.4	489.3
UxS Segment Annual Bookings1	336.0	420.0	525.0
UxS Segment Adjusted EBITDA1	58.6	97.7	122.1
LMS Segment Revenue2	257.9	322.3	402.9
LMS Segment Annual Bookings2	276.4	345.5	431.9
LMS Segment Adjusted EBITDA2	38.5	64.2	80.2

1.
Reflects revenue and annual bookings for the company’s Uncrewed Systems segment (UxS). Also represents adjusted EBITDA for the UxS segment. Adjusted EBITDA for the UxS Segment means the earnings attributable to the UxS segment (as calculated in accordance with GAAP, depreciation and amortization, excluding any acquisition-related deal & integration costs, and stock-based compensation expenses. Adjusted EBITDA is a non-GAAP measure. An itemized reconciliation between operating income (loss) and adjusted EBITDA (unaudited) for the UxS segment for fiscal year 2025 is set forth below:

	FY2025 Actual ($ in millions)	FY2025 Target ($ in millions)
Operating Income (loss)	11.8	60.0
Depreciation	10.5	12.9
Intangible Amortization	39.4	13.2
Amortization	1.2	1.1
Acquisition related expenses	9.6	—
Stock-based compensation	10.6	10.5
Legal accrual	1.9	—
Adjusted EBITDA	85.1	97.7

2.
Reflects revenue and annual bookings for the company’s Loitering Munitions segment (LMS). Also represents adjusted EBITDA for the LMS segment. Adjusted EBITDA for the LMS Segment means the earnings attributable to the LMS segment (as calculated in accordance with GAAP, depreciation and amortization, excluding any acquisition-related deal & integration costs, and stock-based compensation expenses. Adjusted EBITDA is a non-GAAP measure. An itemized reconciliation between operating income (loss) and adjusted EBITDA (unaudited) for the LMS segment for fiscal year 2025 is set forth below:

	FY2025 Actual ($ in millions)	FY2025 Target ($ in millions)
Operating Income (loss)	44.7	52.1
Depreciation	3.8	5.8
Intangible Amortization	—	—
Amortization	0.9	0.7
Acquisition related expenses	7.3	—
Stock-based compensation	6.7	5.6
Legal accrual	0.8	—
Adjusted EBITDA	64.2	64.2
In addition, achievement of established minimum performance targets for each of the strategic objectives was required to receive the minimum payout of the target bonus attributable to the applicable strategic objective. Maximum performance targets were also established for each strategic objective. For all but two of the strategic objectives, the achievement of maximum performance which would result in a payout of 200% of the weighted percentage attributable to the applicable strategic objective. The other two strategic objectives were capped at a maximum payout of 100% even if above-target performance was achieved for such objectives.
Below is the actual performance with respect to each goal compared to the target level for each of these goals established by the Compensation Committee in June 2024:

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Company Annual Cash Bonus Plan — Percentage of Achievement of Performance Goals and Weighted Average Payout Percentages
Performance Goal	Performance Goal Target ($ in millions)	Actual Performance ($ in millions)	Percentage of Achievement	Weighting	Weighted Payout Percentage
Revenue	800.3	820.6	102.5%	25.0%	26.3%
Annual Bookings	861.9	1,165.0	135.2%	20.0%	30.0%
Adjusted EBITDA	144.1	146.4	101.6%	25.0%	25.8%
Strategic Objectives1	n/a	n/a	50.0%	30.0%	32.6%
Total Percentage Payout of Target Bonus2					114.7%

1.
Reflects the weighted average achievement percentage of fifteen strategic objectives, including the company initiative for ERP system enhancements.

2.
Exclusive of discretionary bonus paid.

UxS Segment Annual Cash Bonus Plan — Percentage of Achievement of Performance Goals and Weighted Average Payout Percentages
Performance Goal	Performance Goal Target ($ in millions)	Actual Performance ($ in millions)	Percentage of Achievement	Weighting	Weighted Payout Percentage
Company Annual Cash Bonus Plan	See above	See above	110.5%	50.0%	57.4%
UxS Segment Revenue	391.4	381.8	97.5%	12.5%	11.6%
UxS Segment Annual Bookings	420.0	398.8	94.9%	10.0%	8.5%
UxS Segment Adjusted EBITDA	97.7	85.1	87.1%	12.5%	8.5%
Strategic Objectives1	n/a	n/a	132.3%	15.0%	23.0%
Total Percentage Payout of Target Bonus2				100%	108.9%

1.
Reflects the weighted average achievement percentage strategic objectives for the UxS segment.

2.
Exclusive of discretionary bonus paid.

LMS Segment Annual Cash Bonus Plan — Percentage of Achievement of Performance Goals and Weighted Average Payout Percentages
Performance Goal	Performance Goal Target ($ in millions)	Actual Performance ($ in millions)	Percentage of Achievement	Weighting	Weighted Payout Percentage
Company Annual Cash Bonus Plan	See above	See above	110.5%	50.0%	57.4%
UxS Segment Revenue	322.3	352.0	109.2%	12.5%	14.8%
UxS Segment Annual Bookings	345.5	672.7	194.7%	10.0%	15.0%
UxS Segment Adjusted EBITDA	64.2	64.2	100.1%	12.5%	12.5%
Strategic Objectives1	n/a	n/a	90.8%	15.0%	15.7%
Total Percentage Payout of Target Bonus2				100%	115.3%

1.
Reflects the weighted average achievement percentage strategic objectives for the LMS segment.

2.
Exclusive of discretionary bonus paid.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
The Compensation Committee determined to pay discretionary bonuses to certain Named Executive Officers due to their significant individual performance and achievements during fiscal year 2025 and upon recommendation from the Chief Executive Officer. The Compensation Committee awarded discretionary bonuses, as a percentage of each officer’s target bonus, of 10% to Mr. McDonnell, 20% to Ms. Brown, and 30% to Mr. Hush. The discretionary bonuses awarded to the Named Executive Officers were consistent, on a percentage of target bonus basis, with discretionary bonuses paid to a number of non-executive employees for fiscal year 2025. The Compensation Committee believed that the discretionary bonuses were warranted and appropriate due to, as described above under “Executive Summary,” the officers’ leadership during fiscal year 2025 in achieving the company’s outstanding performance.
Long-Term Incentive Compensation
We use equity awards to motivate our executive officers, including the Named Executive Officers, to increase the long-term value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. These equity awards are intended to further our success by ensuring that sustainable value creation is a key factor in our executive officers’ management of our business.
The size and form of these equity awards is determined by the Compensation Committee in its discretion. As described below, we grant equity awards in the form of restricted stock and PRSUs to our Named Executive Officers. We use restricted stock and PRSUs as long-term incentives because they reward our executive officers for superior financial performance, but also encourage executive retention as these awards vest over multiple years and can maintain value even during periods when there is volatility in our stock price.
In making equity awards to our executive officers, the Compensation Committee considers various factors, including, but not limited to, the recommendations of our Chief Executive Officer (except with respect to his own compensation), the role and responsibilities of the executive officer, past performance, future planned contributions, and prior equity awards.
As noted above, the Compensation Committee has the discretion to determine which executive officers will receive equity awards, as well as the amount of any such awards. Typically, the Compensation Committee approves equity award grants only on the dates of its regularly-scheduled committee meetings, without regard to the timing of the release of material information about us.
Each year, in connection with granting annual awards to our executives, the Compensation Committee will set a total long-term incentive compensation amount for each Named Executive Officer, with the percentage allocation between time-based and performance-based awards determined by the Compensation Committee. In setting these total long-term incentive compensation amounts, the Compensation Committee considers the overall compensation of executives holding comparable positions based on the competitive market data provided by its independent compensation consultant based on our peer group.
Generally, the Compensation Committee will set the annual total award amount so that, assuming the full vesting of each restricted stock award and target vesting for the PRSU for the applicable performance period, the total compensation for our Named Executive Officers would be comparable with similarly situated executives at the companies in our peer group.
The Compensation Committee may also grant equity awards to our executive officers in connection with a commencement of employment, promotion or as special incentives where appropriate, in which case the percentage allocations of the awards granted to an executive officer may vary from our standard mix of long-term incentives listed below. No promotional or special incentive awards were granted in fiscal 2025.
The program consists of a mix of the following:
•
PRSUs (Approximately 65% of Annual Total Long-Term Incentive Compensation Award Value): PRSUs will vest, if at all, based on the company’s achievement of financial performance metrics established by the Compensation Committee at the time of grant. These metrics are established for a cumulative three-year period. At the time of grant, the Compensation Committee establishes a target achievement level for each of the financial performance metrics associated with the PRSU, at which level the PRSU would vest at 100% for such metric. The Compensation Committee also established a threshold achievement level for each metric for which the PRSU would vest at 50% of target for such metric and a maximum achievement level for which the PRSU would vest at 250% of target for such metric. Achievement below the threshold level of any financial metric would result in no payout for the portion of the PRSU tied to that financial metric. At the end of the applicable three-year performance period and the Compensation Committee’s certification of the company’s achievement percentage for each financial measure associated with the PRSU, the award, if any, will vest and fully-vested shares of the company’s common stock will be issued based on the achievement of the financial metrics. A Named Executive Officer is

EXECUTIVE COMPENSATION AND OTHER INFORMATION
required to be employed on the last day of the applicable three-year performance period in order to be eligible to receive such awards.
•
In the event of a change in control prior to the last day of the three-year performance period, the number of PRSUs in which a Named Executive Officer will be eligible to vest will be equal to the greater of (1) the target number of PRSUs or (2) the number of PRSUs that would vest if the performance period ended on the date of the change in control and performance was measured as of that date (with the performance objectives adjusted proportionately to reflect the shortened performance period). These “vesting eligible” PRSUs will then convert to time-based awards that will vest on the last day of the performance period, subject to the Named Executive Officer’s continued employment or service through such date. However, if a Named Executive Officer’s employment is terminated by us other than for cause or by the Named Executive Officer for good reason, in each case within 18 months following a change in control, all of the “vesting eligible” PRSUs will vest upon such termination.

•
Time-Based Restricted Stock Awards (Approximately 35% of Annual Total Long-Term Incentive Compensation Award Value): Restricted stock awards will vest in three annual equal installments beginning approximately one year after the date of grant. If a Named Executive Officer’s employment is terminated by us other than for cause or by the Named Executive Officer for good reason, in each case within 18 months following a change in control (or, for Executive Severance Participants, within 3 months prior to or 18 months following a change in control), all restricted stock awards held by the Named Executive Officer will vest upon such termination. Our Named Executive Officers who are Transaction Severance Participants may also be eligible for accelerated vesting of their time-based restricted stock awards in the event of a qualifying termination that is not in connection with a change in control, as described below on page 64 under “Severance Plans”.
Performance-based Restricted Stock Unit Awards for the FY2025-FY2027 Performance Period. In June 2024, the Compensation Committee granted PRSUs to the Named Executive Officers. The PRSUs will vest based on the company’s achievement of cumulative revenue and adjusted EBITDA targets for fiscal years 2025, 2026 and 2027 (such period of time is referred to as the FY2025-FY2027 Performance Period). Set forth below is a list of the Named Executive Officers who were granted PRSUs for the FY2025-FY2027 Performance Period, the target number of PRSUs and the maximum number of PRSUs subject to each such award. The terms of these awards are consistent with the terms of the PRSUs described above.
Time-Based Restricted Stock Awards. Under our long-term incentive compensation program, in June 2024, the Compensation Committee issued time-based restricted stock awards to our Named Executive Officers. The restricted stock awards vest in three equal annual installments with the first vesting on July 11, 2025. Set forth below is a list of the Named Executive Officers who were issued restricted stock awards in June 2024 and the number of shares underlying such awards. Restricted stock awards granted in connection with a commencement of employment, promotion or other special circumstances may have different vesting terms.

June 2024 Long-Term Incentive Compensation Awards to the Named Executive Officers
Name	Title	RSAs (#)	Target PRSUs (#)	Maximum PRSUs (#)	% of Total Long-Term Award Allocated to Performance
Wahid Nawabi	President and Chief Executive Officer	8,591	15,954	39,885	65.0%
Kevin McDonnell	Executive Vice President and Chief Financial Officer	2,465	4,578	11,445	65.0%
Melissa Brown	Executive Vice President, Chief Legal and Compliance Officer	1,150	2,136	5,340	65.0%
Trace Stevenson	President, Autonomous Systems	1,056	1,962	4,905	65.0%
Brett Hush	Executive Vice President, Loitering Munitions	1011	1,878	4,695	65.0%
For these awards, the Compensation Committee allocated approximately 65% of the total long-term incentive compensation amounts for each Named Executive Officer to the PRSU performance-based awards.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Payout of Performance-based Restricted Stock Units for the FY2023-FY2025 Performance Period. Following the completion of fiscal year 2025, the Compensation Committee reviewed the company’s three-year cumulative revenue and adjusted EBITDA for the FY2023-2025 performance period. Based on these results, the Compensation Committee determined that the FY2023-2025 Performance Period PRSUs vested at 201.1% of target. Below is the actual performance with respect to the revenue and adjusted EBITDA compared to the target levels for each of these financial metrics established by the Compensation Committee in June 2022 for the PRSUs for the FY2023-2025 Performance Period.

Percentage of Achievement of Financial Metrics for FY2023-2025 Performance Period
Performance Goal	Performance Goal Minimum ($ in millions)	Performance Goal Target ($ in millions)	Actual Performance ($ in millions)	Percentage of Achievement	Payout Percentage	Weighting	Total Percentage Payout
Three-Year Cumulative Revenue	1,438.1	1691.9	2077.9	22.8%	168.5%	60.0%	101.1%
Three-Year Cumulative Adjusted EBITDA	177.6	236.9	363.9	53.6%	250.0%	40.0%	100.0%
							201.1%
The final payouts for the PRSUs for the FY2023-FY2025 Performance Period for the Named Executive Officers eligible for such vesting as follows:
Name	Title	Target PRSUs (#)	% Payout	Shares of Common Stock Issued (#)
Wahid Nawabi	President and Chief Executive Officer	19,860	201.1%	39,938
Kevin McDonnell	Executive Vice President and Chief Financial Officer	8,511	201.1%	17,115
Melissa Brown	Executive Vice President, Chief Legal & Compliance Officer	3,934	201.1%	7,911
Trace Stevenson	President, Autonomous Systems	1,702	201.1%	3,422
Brett Hush	Executive Vice President, Loitering Munitions	1,702	201.1%	3,422
Other Compensation Practices
Employee Benefit Plans
We maintain various broad-based benefit plans for our employees. Except as described below, our executive officers, including the Named Executive Officers, participate in these plans on the same terms as other eligible employees, subject to any applicable limits on the amounts that may be contributed on behalf of or paid to our executive officers under these plans.
We have established a tax-qualified 401(k) retirement savings plan for our salaried U.S. employees who satisfy certain eligibility requirements. We intend for this plan to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) so that contributions by participants to the plan, employer contributions to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan. Pursuant to the 401(k) plan, in the case of participants who contribute a portion of their annual base salary to the plan, we provide a matching contribution of up to 5.75% of such annual base salary. The matching contributions made to the accounts of the Named Executive Officers during fiscal year 2025 are set forth in the Summary Compensation Table below.
We have established an Employee Stock Purchase Plan (“Purchase Plan”) for our employees who satisfy certain eligibility requirements. Pursuant to the Purchase Plan, participants who contribute a portion of their eligible compensation to the plan are eligible to purchase shares of the company at a discount.
We also maintain other benefit plans for our employees, which include medical and dental benefits, medical and dependent care flexible spending accounts, long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. Except as noted in the following sentences, these benefits are provided to our executive officers on the same general terms as to all of our salaried U.S. employees. Certain employees receive higher disability insurance benefits than other employees based on a threshold base compensation level. Our executive officers, including the Named Executive Officers, receive supplemental life and accidental death, and dismemberment insurance benefits to those provided to our other employees.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
We design our employee benefit programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and reflective of best practices. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. From time to time, however, we have provided perquisites to certain of our executive officers to ensure that their compensation packages are competitive. As described above, in fiscal year 2025, we provided our executive officers with life and accidental death, and dismemberment insurance benefits in an amount exceeding that offered to our non-executive employees. We also pay for travel and hospitality for family members of executives to accompany such officers to an offsite board meeting. Our executives are also eligible to participate in our tuition reimbursement program on the same basis as our employees. For fiscal year 2025, only Mr. McDonnell participated in the tuition reimbursement program. The company reimbursed Mr. McDonnell for tuition expenses in fiscal year 2025 in the amount of $5,250.
None of our Named Executive Officers received aggregate perquisites in excess of $10,000 in fiscal year 2025.
Executive Severance Arrangements
We maintain the AeroVironment, Inc. Executive Severance Plan (the “Executive Severance Plan”). Of our Named Executive Officers, only the Chairman, President and Chief Executive Officer, Chief Financial Officer, and Chief Legal & Compliance Officer are participants in the Executive Severance Plan (collectively, such officers are referred to as the “Executive Severance Participants” herein), which provides for the payment of certain benefits to the officer in connection with a change in control and/or a qualifying termination of the officer’s employment.
The Compensation Committee approved the Executive Severance Plan to ensure our Executive Severance Participants continue their employment with us if there is a change of control, or a threatened change in control transaction, and to maintain a competitive total compensation program. Pay Governance LLC, the Compensation Committee’s independent compensation consultant, advised the Compensation Committee on market and best practices in the development of the Executive Severance Plan, including providing information regarding plans in place for executives at companies in our peer group at the time of the Executive Severance Plan’s adoption. The Executive Severance Plan has a double trigger mechanism pursuant to which benefits are only paid if the Executive Severance Participant is terminated by the company without cause or the Executive Severance Participant voluntarily terminates his or her employment for good reason within 18 months following a change in control transaction, or in certain circumstances, within 3 months prior to a change in control transaction. The Executive Severance Plan also provides for the provision of certain severance benefits if an Executive Severance Participant’s employment is terminated by the company other than for cause during their eligibility under the Executive Severance Plan and not in connection with a change of control transaction. Additionally, the Executive Severance Plan provides for certain severance benefits in connection with the Executive Severance Participant’s death or disability.
Executive Transaction Severance Plan
We maintain the AeroVironment, Inc. Executive Transaction Severance Plan (the “Transaction Severance Plan”). Of our Named Executive Officers, only the President, Autonomous Systems and Executive Vice President, Loitering Munitions are participants in the Transaction Severance Plan (together, such officers are referred to as the “Transaction Severance Participants” herein), which provides for the payment of certain benefits to the officers in connection with a qualifying termination of the officer’s employment that occurs on or prior to November 18, 2025.
In connection with entering into that certain Agreement and Plan of Merger, dated as of November 18, 2024, by and among the company, BlueHalo Financing TopCo, LLC, and the other parties thereto (the “Merger Agreement”), the Compensation Committee approved the Transaction Severance Plan to ensure our Transaction Severance Participants continue their employment with us and ensure a successful integration following the consummation of the transactions contemplated by the Merger Agreement. The Transaction Severance Participants are eligible to receive certain severance benefits under the Transaction Severance Plan if their employment is terminated by the company without cause on or prior to November 18, 2025.
For additional information on our Executive Severance Plan and the Executive Transaction Severance Plan, see below on page 64 under “Severance Plans”.
Stock Ownership Guidelines for Executive Officers
To further link the long-term economic interests of our executive officers directly to that of our stockholders,

EXECUTIVE COMPENSATION AND OTHER INFORMATION
our board of directors has adopted stock ownership guidelines for the executive officers. The guidelines, which were initially adopted in August 2013 and amended in September 2022, provide that the company’s executive officers are expected to, within five years of the date on which such person is appointed to his or her position, own shares of the company’s common stock with a market value of no less than four times current annual base salary with respect to our Chief Executive Officer and no less than two times current annual base salary with respect to the other executive officers. The company determines progress toward meeting the applicable ownership thresholds and ongoing compliance with the guidelines on the last day of each fiscal year. The table below shows each executive’s equity ownership in the company as a multiple of salary and the minimum ownership level required pursuant to these guidelines for each of our current executive officers as of April 30, 2025:

Name	Dollar Value of Equity Ownership as a Multiple of Base Salary ($)1	Minimum Ownership Level Required as a Multiple of Base Salary
Wahid Nawabi	19.8x	4x
Kevin McDonnell	4.9x	2x
Melissa Brown	4.5x	2x
Trace Stevenson2	1.3x	2x
Brett Hush3	1.8x	2x

1.
For each executive, calculated by dividing (a) the aggregate number of shares of vested and unvested common stock held by such executive, multiplied by the closing price of  $151.52 per share of our common stock on April 30, 2025, the last trading day of fiscal year 2025, by (b) such executive’s base salary.

2.
Mr. Stevenson was appointed as an executive officer in June 2023, and therefore has until June 2028 to achieve the minimum ownership level under the company’s Stock Ownership Guidelines.

3.
As of May 1, 2025, Mr. Hush is no longer considered an executive officer and therefore is no longer subject to the company’s Stock Ownership Guidelines.

Compensation Recovery Policy
On October 2, 2023, the company approved a clawback policy compliant with the Dodd-Frank Act as required by the Nasdaq Stock Market listing rules.
Under the company’s “clawback” policy, if the company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, the policy requires the company to seek recovery of incentive-based compensation erroneously received by current or former executive officers during the three completed fiscal years immediately preceding the year in which the company first determines it must make such restatement, unless the Compensation Committee determines that recovery would be impracticable, as defined in the policy. Pursuant to this policy, erroneous payments must be recovered even if there was no misconduct or failure of oversight on the part an individual executive officer.
Additionally, under the company’s 2021 Equity Incentive Plan, our board of directors may require reimbursement or forfeiture of incentive compensation from an executive officer in the event that the officer engages in any activity in competition with the company, or which is inimical, contrary or harmful to the interests of the Company, or the officer is terminated for misconduct (as that term is defined in the 2021 Equity Incentive Plan). We believe that by providing the company with the appropriate power to recover incentive compensation paid to an executive officer in this situation, the company further demonstrates its commitment to strong corporate governance. This compensation recovery policy and reimbursement or forfeiture terms outlined in the 2021 Equity Incentive Plan are in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act.
Post-Vesting Stock Retention Guidelines
The company has adopted post-vesting stock retention guidelines, which require executives to hold 50% of any net after-tax shares issued upon the vesting of equity awards until their required stock ownership levels are achieved.
Insider Trading and Anti-Hedging and Anti-Pledging Policies
The company’s insider trading policy contains stringent restrictions on transactions in company stock by executive officers. All trades by executive officers must be pre-cleared. Furthermore, no executive officer may use any strategies or products (including derivative securities, such as put or call options, or short-selling techniques) to hedge against potential changes in the

EXECUTIVE COMPENSATION AND OTHER INFORMATION
value of our common stock. Additionally, executive officers may not pledge company stock as collateral or hold any shares of company stock in a margin account.
No Tax Gross-Ups
We do not provide tax gross-ups with regard to any compensation, benefit or perquisite paid by us to our Named Executive Officers.
Independent Compensation Consultant
With regard to executive compensation matters, the Compensation Committee is advised by Pay Governance, its independent compensation consultant.
Say-on-Pay Votes
In September 2024, we held a stockholder advisory vote on the compensation of our Named Executive Officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our Named Executive Officers, with over 99% of stockholder votes cast in favor of our 2024 say-on-pay resolution (excluding abstentions and broker non-votes). As we have evaluated our compensation practices and talent needs since that time and during fiscal year 2025, we were mindful of the strong support our stockholders expressed for our compensation program. As a result, following our annual review of our executive compensation program, the Compensation Committee decided to generally retain our existing approach to executive compensation for our continuing executives, with an emphasis on short- and long-term incentive compensation that rewards our senior executives when they deliver value for our stockholders. At this 2025 annual meeting of stockholders, the stockholders will vote, on a non-binding advisory basis, on the compensation of our Named Executive Officers. The Compensation Committee and board of directors value stockholder opinions and will take into account the outcome of this year’s advisory vote in making future decisions on executive compensation.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code disallows a tax deduction to any publicly held corporation for any remuneration in excess of $1 million paid in any taxable year to its “covered employees.”
The Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in constructing compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee reserves the right to approve elements of compensation for certain officers that are not fully deductible in the future in appropriate circumstances.
Taxation of ”Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that we, or our successor, may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 of the Code during fiscal year 2025 and we have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a “gross-up” or other reimbursement.
Accounting for Stock-Based Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.
Risk Oversight of Compensation Programs
In February 2025, Pay Governance conducted a risk assessment of our executive compensation policies and practices. Based on this assessment, Pay Governance concluded that none of our executive compensation programs and features are likely to cause material adverse harm to the company. Our compensation policies and practices for the rest of our employees does not differ significantly from the compensation policies and practices of our executive employees and management assessed such non-executive programs and similarly concluded that none of our non-executive compensation programs are likely to cause material harm to the company. We believe that

EXECUTIVE COMPENSATION AND OTHER INFORMATION
our compensation programs have been appropriately designed to attract and retain talent and properly incentivize our employees while ensuring that they do not encourage excessive risk taking. We further believe that we have an effective system of controls and procedures in place to ensure that our employees, including our executive officers, are not encouraged to take unnecessary or excessive risks in managing our business. In addition, our compensation recovery policy provides our board of directors with an additional risk mitigation tool by allowing the board to hold employees accountable for improper actions that run counter to the company’s objectives or inflate incentive compensation payable to executives. Likewise, our stock ownership guidelines for executives help to further align executive interests with those of stockholders and provide an additional risk mitigation tool.
In reaching this conclusion, we note the following policies and practices that are intended to enable us to effectively monitor and manage the risks associated with our compensation programs:
•
Most of our incentive compensation plans, including our annual cash bonus program, permit the Compensation Committee to exercise its discretion to select performance measures and set target levels, monitor performance and determine final payouts;

•
Each of our compensation programs is subject to oversight by a broad-based group of functions within the company, including people & culture, finance and legal, and at multiple management levels within the company;

•
Employee compensation reflects a balanced mix of programs that focus our employees on achieving both short-term and long-term goals and that provide a balanced mix of fixed and variable compensation;

•
There are caps on the maximum payouts available under certain programs, including our annual cash bonus program and our long-term incentive program;

•
Amounts of actual cash bonuses tied to performance are paid based upon multiple performance objectives, reducing the risk associated with any single indicator of performance; and

•
Equity awards granted to employees are subject to multi-year, service-based and/or performance-based vesting conditions.

The Compensation Committee discussed the findings of the risk assessments with Pay Governance and company management. Based upon these assessments, we believe that our compensation policies and practices do not encourage unnecessary or excessive risk taking and are not reasonably likely to have a material adverse effect on the company.

EXECUTIVE COMPENSATION TABLES
EXECUTIVE COMPENSATION TABLES
Summary Compensation Table

The following table sets forth the compensation paid to or earned by (a) each person who served as Chief Executive Officer or Chief Financial Officer during fiscal year 2025, and (b) the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of fiscal year 2025 (collectively, the “Named Executive Officers”).
Name and Principal Positions	Year	Salary ($)	Bonus ($)1	Stock Awards ($)2	Non-Equity Incentive Plan Compensation ($)3	All Other Compensation ($)4	Total ($)
Wahid Nawabi President and Chief Executive Officer	2025	879,071	—	5,494,534	1,009,369	22,155	7,405,129
	2024	837,9925	288,754	5,491,561	963,197	20,549	7,602,053
	2023	750,006	—	3,158,927	978,4756	17,102	4,904,510
Kevin McDonnell Executive Vice President and Chief Financial Officer	2025	495,019	34,651	1,576,623	397,452	30,222	2,533,968
	2024	493,288	34,651	1,872,000	404,553	33,592	2,838,084
	2023	450,008	—	1,353,765	410,960	12,520	2,227,253
Melissa Brown Executive Vice President, General Chief Legal & Compliance Officer & Secretary	2025	476,347	57,663	735,599	330,695	20,647	1,620,951
	2024	460,414	27,722	873,638	323,651	19,336	1,704,761
	2023	416,207	—	625,712	328,779	20,031	1,390,729
Trace Stevenson7 President, Autonomous Systems	2025	404,715	—	675,620	323,513	21,170	1,425,019
	2024	338,248	42,429	453,697	198,144	19,386	1,051,904
Brett Hush7 Executive Vice President Loitering Munitions	2025	387,512	56,877	646,732	328,039	24,839	1,443,999
	2024	322,500	16,250	453,697	189,718	22,531	1,004,696

1.
For fiscal years 2024 and 2025, this column reflects the discretionary portion of the cash bonuses paid to the Named Executive Officers during such fiscal year.

2.
The value of the stock awards equals their grant date fair value as computed in accordance with ASC Topic 718 and, with respect to the PRSUs, was determined based on the probable achievement of the applicable performance objectives as of the grant date. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Notes 13 and 14 to the financial statements included in our annual report on Form 10-K for our fiscal year ended April 30, 2025, as filed with the SEC. The amounts shown in the table do not necessarily reflect the actual value that may be received by the Named Executive Officers. The value reported for PRSUs granted in the applicable fiscal year reflects the value of the award at the grant date based upon the probable achievement of their vesting conditions, which was determined to be 142.2%, 178.9%, and 131.3% of the target levels for the fiscal year 2025, fiscal year 2024, and fiscal year 2023 awards, respectively.

The full grant date fair value of the PRSUs granted in our 2025 fiscal year, assuming that the highest level of performance will be achieved in each case, is set forth in the table immediately below. For more information about the PRSU awards granted to the Named Executive Officers during fiscal year 2025, please see the Grants of Plan Based Awards Tables below.
Name	Grant Date Fair Value of PRSUs Granted in June 2024 for FY 2025-2027 Performance Period ($)
Wahid Nawabi	7,006,598
Kevin McDonnell	2,010,543
Melissa Brown	938,078
Trace Stevenson	861,661
Brett Hush	824,771

3.
This column reflects the portion of the cash bonuses paid to the Named Executive Officers under our annual cash bonus plans for performance relative to the company financial and other objectives during the applicable fiscal year.

EXECUTIVE COMPENSATION TABLES
4.
For fiscal year 2025 the amounts of all other compensation include (a) our matching contributions to the 401(k) Plan, (b) life insurance premiums and (c) tuition reimbursement program benefits. The amounts for 401(k) matching contributions, life insurance premiums and tuition expense reimbursement are below; none of our Named Executive Officers received aggregate perquisites in excess of  $10,000 in fiscal year 2025.

Name	Year	401(k) Matching Contributions	Life	Tuition Expense Reimbursement	Total
Wahid Nawabi	2025	19,833	2,322	—	22,154
Kevin McDonnell	2025	21,408	3,564	5,250	30,222
Melissa Brown	2025	19,837	810	—	20,647
Trace Stevenson	2025	20,360	810	—	21,170
Brett Hush	2025	21,275	3,564	—	24,839

5.
Includes a vacation cash out of unused vacation of  $15,865.

6.
Represents the cash bonus earned by Mr. Nawabi under our annual executive cash bonus plan for fiscal year 2023, based on the company’s achievement relative to the corporate performance goals and a total payout of 130.5%. However, Mr. Nawabi voluntarily accepted and received a reduced payout of 90% of his fiscal year 2023 target bonus, or $675,000. The full earned bonus is included in the table above as required by SEC disclosure rules, although Mr. Nawabi received an annual bonus payout of only $675,000.

7.
Both Mr. Stevenson and Mr. Hush were each appointed as executive officers by the board of directors of the company on June 23, 2023. As of May 1, 2025, Mr. Hush ceased serving as an executive officer.

EXECUTIVE COMPENSATION TABLES
Grants of Plan-Based Awards
The following table provides information with respect to plan-based awards granted to the Named Executive Officers during fiscal year 2025.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)2
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)1	Target (#)1	Maximum (#)1
Equity Awards
Wahid Nawabi	7/1/243	—	—	—	—	—	—	8,5914	1,509,181
Wahid Nawabi	7/1/243	—	—	—	7,977	15,954	39,885	—	3,985,353
Kevin McDonnell	7/1/243	—	—	—	—	—	—	2,4654	433,027
Kevin McDonnell	7/1/243				2,289	4,578	11,445		1,143,597
Melissa Brown	7/1/243	—	—	—	—	—	—	1,1504	202,021
Melissa Brown	7/1/243	—	—	—	1,068	2,136	5,340	—	533,579
Trace Stevenson	7/1/243	—	—	—	—			1,0564	185,508
Trace Stevenson	7/1/243	—	—	—	981	1,962	4,905		490,113
Brett Hush	7/1/243	—	—	—	—			1,0114	177,602
Brett Hush	7/1/243	—	—	—	939	1,878	4,695		469,130
Annual Bonus Plan5
Wahid Nawabi		246,400	880,000	1,399,210	—	—	—	—	—
Kevin McDonnell		97,024	346,513	550,956
Melissa Brown		80,726	288,307	458,408
Trace Stevenson		83,162	297,006	472,240
Brett Hush		79,625	284,375	452,156

1.
Represents number of shares of common stock issuable at threshold, target and maximum achievement levels for each of the Named Executive Officers under PRSUs for the FY2025-FY2027 Performance Period (issued on July 1, 2024). The determinations of the shares of common stock that will be issuable to the Named Executive Officers following completion of the performance period upon settlement of the PRSUs are described in the Compensation Discussion and Analysis section above. The actual number of shares of common stock issued to our Named Executive Officers following the conclusion of the performance period will be based on our performance relative to the financial goals for the performance period. Threshold, target and maximum numbers assumes achievement of each of the financial metrics for the applicable performance period at the threshold, target and maximum levels, respectively.

2.
The value of the stock awards equals their grant date fair value as computed in accordance with ASC Topic 718 and, with respect to the PRSUs, was determined based on the probable achievement of the applicable performance objectives as of the grant date. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Notes 13 and 14 to the financial statements included in our annual report on Form 10 K for our fiscal year ended 2025, as filed with the SEC. The value reported for PRSUs granted in July 2024 reflects the value of the award at the grant date based upon the probable achievement of their vesting conditions, which was determined to be 142.2%.

3.
Awards were approved by the Compensation Committee for non-CEO Named Executive Officers on June 19, 2024, with a grant date of July 1, 2024. Awards were approved by the board for the Chief Executive Officer on June 20, 2024, with a grant date of July 1, 2024.

4.
The restricted stock awards vest in three equal annual installments, with the first installment vesting on July 11, 2025.

5.
Unless otherwise noted, the Compensation Committee established maximum cash bonus and target bonus levels for the Named Executive Officers under our Company Annual Cash Bonus Plan and Segment Annual Cash Bonus Plans in June 2024. The determination of the bonuses payable to the Named Executive Officers for fiscal year 2025 is described in the “Compensation Discussion and Analysis” section above. These columns show the range of bonus amounts for each Named Executive Officer from the threshold to the maximum based on the maximum permissible bonus amount set at the beginning of the fiscal year.

EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at Fiscal Year-End
The following table provides information with respect to equity awards held by each of the Named Executive Officers as of April 30, 2025. There were no outstanding option awards as of April 30, 2025.
	Stock Awards
				Equity Incentive Plan Awards:
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)1	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)1
Wahid Nawabi	7/1/242	8,5913	1,301,708	—	—
	7/1/242	—	—	39,8854	6,043,3754
	6/30/235	8,2816	1,254,737	—	—
	6/30/235	—	—	57,6724	8,738,4614
	7/1/227	3,5658	540,169	—	—
Kevin McDonnell	7/1/242	2,4653	373,497	—	—
	7/1/242	—	—	11,4454	1,734,1464
	6/30/235	2,8236	427,741	—	—
	6/30/235	—	—	19,6604	2,978,8834
	7/1/227	1,5288	231,523	—	—
Melissa Brown	7/1/242	1,1503	174,248	—	—
	7/1/242	—	—	5,3404	809,1174
	6/30/235	1,3176	199,552	—	—
	6/30/235	—	—	9,1754	1,390,1964
	7/1/227	7068	106,973	—	—
Trace Stevenson	7/1/242	1,0563	160,005	—	—
	7/1/242			4,9054	743,2064
	6/30/235	6846	103,640	—	—
	6/30/235	—	—	4,7654	721,9934
	7/1/227	3058	46,214	—	—
Brett Hush	7/1/242	1,0113	153,187	—	—
	7/1/242	—	—	4,6954	711,3864
	6/30/235	6846	103,640	—	—
	6/30/235	—	—	4,7654	721,9934
	7/1/227	3058	46,214	—	—

1.
Calculated using the closing price per share of our common stock of  $151.52 on April 30, 2025, the last trading day of our fiscal year 2025.

2.
Awards were approved by the board for Mr. Nawabi on June 20, 2024, with a grant date of July 1, 2024. Awards were approved by the Compensation Committee for all other Named Executive Officers on June 19, 2024, with a grant date of July 1, 2024.

3.
Unvested shares vest in three equal installments on July 11, 2025, 2026 and 2027.

4.
Represents the number of shares of common stock and the value of such shares that may be issued to the Named Executive Officers under PRSUs for the FY2024-2026 Performance Period (issued June 30, 2023) and FY2025-2027 Performance Period (issued on July 1, 2024) at maximum performance. Provided that the performance goals for the FY2023-2025 Performance Period and the FY2024-2026 Performance Period are achieved, the Named Executive Officers’ PRSUs will be settled in fully vested shares of common stock. If target or maximum performance is achieved for either performance period, the respective number of shares of common stock that would be issued for each performance period and the value of such shares as of April 30, 2025 would be as follows:

	FY2024-2026 Performance Period				FY2025-2027 Performance Period
	Target Number	Target Value ($)	Maximum Number	Maximum Value ($)	Target Number	Target Value ($)	Maximum Number	Maximum Value ($)
Wahid Nawabi	23,069	3,495,415	57,672	8,738,461	15,954	2,147,350	39,885	6,043,375
Kevin McDonnell	7,864	1,191,553	19,660	2,978,883	4,578	693,659	11,445	1,734,146
Melissa Brown	3,670	556,078	9,175	1,390,196	2,136	323,647	5,340	809,117
Trace Stevenson	1,906	288,797	4,765	721,993	1,962	297,282	4,905	743,206
Brett Hush	1,906	288,797	4,765	721,993	1,878	284,555	4,695	711,386

EXECUTIVE COMPENSATION TABLES
The actual number of shares of common stock issued to our Named Executive Officers following the conclusion of a performance period will be based on our performance relative to the financial goals for that performance period. The value of the shares of common stock that may be received by an executive will depend on our stock price on the settlement date.
5.
Awards were approved by the board for Mr. Nawabi on June 23, 2023, with a grant date of June 30, 2023. Awards were approved by the Compensation Committee for all other Named Executive Officers on June 23, 2023, with a grant date of June 30, 2023.

6.
Unvested shares vest in two equal installments on July 11, 2025 and 2026.

7.
Awards were approved by the board for Mr. Nawabi on June 22, 2022, with a grant date of July 1, 2022. Awards were approved by the Compensation Committee for all other Named Executive Officers on May 27, 2022, with a grant date of July 1, 2022.

8.
Unvested shares vested on July 11, 2025.

EXECUTIVE COMPENSATION TABLES
Option Exercises and Stock Vested in Fiscal Year 2025
The following table provides information on option exercises and stock award vesting for each of the Named Executive Officers during fiscal year 2025.
	Option Exercises		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)1	Value Realized on Vesting ($)1
Wahid Nawabi	66,164	7,311,599	50,777	7,951,916
Kevin McDonnell	—	—	22,214	3,435,225
Melissa Brown	—	—	9,897	1,546,900
Trace Stevenson	—	—	4,249	663,508
Brett Hush	—	—	4,249	663,508

1.
Unless otherwise noted, includes shares of restricted stock that vested during fiscal year 2025 and shares issued for the vesting of the PRSUs for the FY2023-FY2025 Performance Period that vested on June 24, 2025, which awards were settled on such date following the Compensation Committee’s certification of company financial performance for the FY2023-FY2025 Performance Period; see page 54 for information on such awards. The value of such PRSUs was calculated using the closing price per share of our common stock of  $151.52, the closing price of our common stock on April 30, 2025, the date on which such awards were deemed vested for purposes of this table. The closing price per share of our common stock on June 24, 2025, the date of settlement of the PRSUs, was $193.28.

EXECUTIVE COMPENSATION TABLES
Payments Upon Termination or Change of Control

Executive Severance Plan
On December 19, 2018, we adopted the AeroVironment, Inc. Executive Severance Plan, effective January 1, 2019. On December 3, 2024, the Compensation Committee approved the Amended and Restated Executive Severance Plan (as amended and restated, the “Executive Severance Plan”). The Compensation Committee relied upon an analysis of severance practices for our peer companies provided by Pay Governance in determining the terms of the Executive Severance Plan.
Only a subset of our Named Executive Officers are subject to the Executive Severance Plan, namely Wahid Nawabi, Kevin McDonnell, and Melissa Brown (“Executive Severance Participants”). The Executive Severance Plan provides for the payment of certain benefits to each such Executive Severance Participant in connection with a change in control and/or the termination of the Executive Severance Participant’s employment by reason of death or “disability,” by the company without “cause,” or by the Executive Severance Participant for “good reason,” in certain cases in connection with a “change in control” (in each case as defined in the Executive Severance Plan), as summarized below. Except as noted below, the terms of the severance payments and other benefits provided to each of the company’s Executive Severance Participants under the Executive Severance Plan are identical, and the Executive Severance Plan does not provide for a gross-up of severance benefits in the event that excise taxes under Section 280G of the Code are imposed on the severance benefits.
The terms of the Executive Severance Plan are as follows:
(a)
Upon termination of the Executive Severance Participant’s employment by the company without cause, and in the event there is no change in control of the company within 3 months after or 18 months before termination of the Executive Severance Participant’s employment, the Executive Severance Participant is entitled to receive: (i) 1.0x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (1.5x for the company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, (iii) any annual bonus for a prior fiscal year that is unpaid as of the date of his or her termination of employment and (iv) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries, for a period of 12 months following the termination date or until the Executive Severance Participant becomes eligible for equivalent benefits from a subsequent employer.

(b)
Upon termination of the Executive Severance Participant’s employment by the company without cause or by the Executive Severance Participant for good reason within 3 months before a change in control, the Executive Severance Participant is entitled to receive: (i) 1.5x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (2.5x for the company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, (iii) any annual bonus for a prior fiscal year that is unpaid as of the date of his or her termination of employment, (iv) acceleration of vesting and exercisability of all time-based equity awards, (v) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries, for a period of 12 months following the termination date or until the Executive Severance Participant becomes eligible for equivalent benefits from a subsequent employer, and (vi) outplacement services for a period of 12 months following the termination date or until the first acceptance by the Executive Severance Participant of an offer of employment, whichever comes first.

(c)
Upon termination of the Executive Severance Participant’s employment by the company without cause or by the Executive Severance Participant for good reason within 18 months after a change in control, the Executive Severance Participant is entitled to receive: (i) 1.5x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (2.5x for the company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, (iii) any annual bonus for a prior fiscal year that is unpaid as of the date of his or her termination of employment, (iv) acceleration of vesting and exercisability of all time-based equity awards, (v) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries, for a period of 12 months following the termination date or until the Executive Severance Participant becomes eligible for equivalent benefits from a subsequent employer, and (vi) outplacement services for a period of 12 months following the termination date or until the first acceptance by the Executive Severance Participant of an offer of employment, whichever comes first.

EXECUTIVE COMPENSATION TABLES
(d)
If the Executive Severance Participant’s employment is terminated by reason of the Executive Severance Participant’s death or disability: (i) 1.0x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (1.5x for the company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, (iii) any annual bonus for a prior fiscal year that is unpaid as of the date of his or her termination of employment, and (iv) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries, for a period of 12 months following the termination date or until the Executive Severance Participant becomes eligible for equivalent benefits from a subsequent employer.

To receive the severance benefits described above, the Executive Severance Participant must execute a full release of any and all claims against the company and comply with certain other obligations specified in the Executive Severance Plan.
For purposes of the Executive Severance Plan, “change in control” of the company generally means, subject to certain exceptions, (a) the consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the company’s assets unless all or substantially all the beneficial owners prior to such transaction immediately own more than 50% of the combined outstanding voting power of the entity resulting from the transaction; (b) individuals who at the beginning of any two year period constitute the company’s board of directors cease for any reason to constitute at least a majority of the board of directors; (c) the acquisition by any person of beneficial ownership of 30% or more of the outstanding voting power of the company; or (d) the approval by the company’s stockholders of a complete liquidation or dissolution of the company.
For purposes of the Executive Severance Plan, “good reason” means, unless defined in an Executive Severance Participant’s offer letter or other applicable employment agreement, (a) (i) any material adverse change in the Executive Severance Participant’s authority, duties, or responsibilities (including reporting responsibilities) from such Executive Severance Participant’s authority, duties, and responsibilities as in effect at any time within three months preceding the date of a change in control or at any time thereafter, or (ii) (A) if such Executive Severance Participant is an executive officer of the company a significant portion of whose responsibilities relate to the company’s status as a public company, such Executive Severance Participant’s failure to continue to serve as an executive officer of a public company, and/or (B) such Executive Severance Participant’s ceasing to serve as an executive officer of the ultimate parent entity of the company (or its successor), in each case except in connection with the termination of such Executive Severance Participant’s employment for disability, for cause, death, or by the Executive Severance Participant other than for good reason; (b) a material reduction in base salary or target annual bonus opportunity; (c) the imposition of a requirement that an Executive Severance Participant be based at any place outside a 60-mile radius from his or her principal place of employment immediately prior to a change in control except for reasonably required travel on company business that is not materially greater in frequency or duration than prior to the change in control; or (d) any material breach by the company of the Executive Severance Plan or of any applicable employment agreement. In order to terminate for good reason, an Executive Severance Participant must (a) reasonably determine in good faith that a good reason condition has occurred; (b) notify the company in writing of the occurrence of the condition within 90 days; (c) cooperate in good faith with the company’s efforts, for a period of not less than 30 days following such written notice, to remedy the condition (after which time the condition still exists); and (d) terminate employment within 60 days after that remedy period.
For purposes of the Executive Severance Plan, “cause” means, unless defined in an Executive Severance Participant’s offer letter or other applicable employment agreement, (a) being convicted for committing an act of fraud, embezzlement, theft, or other act constituting a felony (other than traffic-related offenses or as a result of vicarious liability); (b) willfully engaging in illegal conduct or gross misconduct that would (i) adversely affect the business or the reputation of the company or any of its affiliates with their respective current or prospective customers, suppliers, lenders, or other third parties with whom such entity does or might do business or (ii) expose the company or any of its affiliates to a risk of civil or criminal legal damages, liabilities, or penalties; however, no act or failure to act on the Executive Severance Participant’s part will be considered “willful” unless done or omitted to be done by such Executive Severance Participant not in good faith and without reasonable belief that such Executive Severance Participant’s action or omission was in the best interest of the company; or (c) an Executive Severance Participant’s failing to perform his or her duties in a reasonably satisfactory manner that, to the extent capable of cure, has remained uncured for a period of 30 days following receipt of a notice of termination from the company, or upon its recurrence.

EXECUTIVE COMPENSATION TABLES
Executive Transaction Severance Plan
On December 3, 2024, the Compensation Committee of our Board approved the AeroVironment, Inc. Executive Transaction Severance Plan (the “Executive Transaction Severance Plan”). The participants in the Executive Transaction Severance Plan are those Named Executive Officers who do not participate in the Restated Severance Plan, namely, Brett Hush and Trace Stevenson (together, the “Transaction Severance Participants”). The Executive Transaction Severance Plan provides for the payment of certain benefits to each such Transaction Severance Participant in connection with the termination of the Transaction Severance Participant’s employment by the company without cause on or prior to November 18, 2025, as summarized below. The Executive Transaction Severance Plan does not provide for a gross-up of severance benefits in the event that excise taxes under Section 280G of the Code are imposed on the severance benefits.
Upon the termination of a Transaction Severance Participant’s employment by the company without cause on or prior to November 18, 2025, the Transaction Severance Participant is entitled to receive: (i) 1.0x his base salary, (ii) a prorated target bonus for the fiscal year in which termination occurs, (iii) the continuation of certain employee welfare plan benefits, including for his dependents and beneficiaries, for a period of 12 months following the termination date or until the Transaction Severance Participant becomes eligible for equivalent benefits from a subsequent employer, (iv) the right to remain eligible to continue to vest in his outstanding time-based equity awards for a period of 12 months following the termination date, subject to continued transition consulting services through each applicable vesting date, and (v) outplacement services for a period of 12 months following the termination date or until the first acceptance by the Transaction Severance Participant of an offer of employment, whichever comes first.
To receive the severance benefits described above, the Transaction Severance Participant must execute a full release of any and all claims against the Company and comply with certain other obligations specified in the Transaction Severance Plan.
For purposes of the Executive Transaction Severance Plan, “cause” generally has the meaning given to such term in the Executive Severance Plan.
Equity Acceleration for Named Executive Officers Other than Executive Severance Participants
In addition to the accelerated vesting to which they may be entitled under the Transaction Severance Plan, our Named Executive Officers who are not Executive Severance Participants are eligible for the accelerated vesting of the unvested portion of outstanding restricted stock awards and performance restricted stock units in certain circumstances following a change in control.
Upon a termination without cause or resignation for good reason within 18 months after a change in control, the Named Executive Officer is entitled to accelerated vesting of all restricted stock awards and accelerated vesting of certain performance restricted stock units, provided the officer executes a full release of any and all claims against the company. For additional information, see below under “Potential Payments Upon Termination or Change in Control.”
Potential Payments Upon Termination or Change in Control
Summary of Potential Payments Upon Termination (As of April 30, 2025)
The table below sets forth the estimated payments to be made to each Named Executive Officer who is an Executive Severance Participant under the Severance Plan in the event of their involuntary termination by the company without cause or termination by reason of death or disability, in each case not within the change in control protection period provided in their respective severance plan.
The table below also sets forth the estimated payments to be made to each Named Executive Officer who is a Transaction Severance Participant under the Transaction Severance Plan in the event of their involuntary termination by the company without cause that does not occur within 18 months after a change in control.

EXECUTIVE COMPENSATION TABLES
The following table assumes that such termination occurred on April 30, 2025.
Name	Cash Severance1 ($)	Benefits Continuation2 ($)	Value of Accelerated Restricted Stock Awards3 ($)	Total ($)
Wahid Nawabi	3,520,000	45,488	—	3,565,488
Kevin McDonnell	1,188,045	51,047	—	1,239,092
Melissa Brown	1,057,125	17,570	—	1,074,695
Trace Stevenson	1,018,306	38,418	309,858	1,366,582
Brett Hush	975,000	37,800	303,040	1,315,840

1.
Cash severance was calculated using the base salary in effect for each officer on April 30, 2025, the target annual bonus for each officer for fiscal year 2025 plus a pro rata annual bonus equal to the target annual bonus for fiscal year 2025.

2.
The benefit continuation payment is based on premium costs as of April 30, 2025. The benefits continuation column excludes outplacement benefits which we are not able to quantify at this time. We expect the amount of outplacement benefits to be immaterial.

3.
Amounts in respect of restricted stock awards were determined by multiplying the number of restricted stock awards that would have vested upon such employment termination by $151.52, the closing price of our common stock on April 30, 2025, the last trading day of our fiscal year 2025.

Summary of Potential Payments Upon Change in Control (As of April 30, 2025)
The table below sets forth the estimated payments to be made to each Named Executive Officer who is an Executive Severance Participant under the Executive Severance Plan and equity award agreements in the event of the Named Executive Officer’s involuntary termination by the company without cause or the Named Executive Officer’s voluntary termination for good reason within 3 months prior to or 18 months after a change in control.
The table below also sets for the estimated payments to be made to each Named Executive Officer who is a Transaction Severance Participant under the Transaction Severance Plan and equity award agreements in the event of the Named Executive Officer’s involuntary termination by the company without cause or resignation for good reason within 18 months after a change in control. For the Transaction Severance Participants, the cash compensation set forth in the table below is only payable upon a termination without cause and would not be payable upon a resignation for good reason.
The following table assumes that such termination, and a corresponding change in control, occurred on April 30, 2025.
		Other Benefits
Name	Cash Severance1 ($)	Benefits Continuation2 ($)	Value of Accelerated Restricted Stock Awards3 ($)	Value of Accelerated Performance Restricted Stock Unit Awards4 ($)	Total Value of Change- in-Control Related Benefits ($)
Wahid Nawabi	5,280,000	45,488	3,096,614	5,912,765	14,334,868
Kevin McDonnell	1,608,811	51,047	1,032,760	1,888,212	4,577,830
Melissa Brown	1,441,534	17,570	480,773	879,725	2,819,602
Trace Stevenson	1,018,306	38,418	309,858	586,079	1,952,662
Brett Hush	975,000	37,800	303,040	573,352	1,889,191

1.
Cash severance was calculated using the base salary in effect for each officer on April 30, 2025, the target bonus for each officer for fiscal year 2025 and a pro rata annual bonus equal to the target annual bonus for fiscal year 2025.

2.
The benefit continuation payment is based on premium costs as of April 30, 2025. The benefits continuation column excludes outplacement benefits which we are not able to quantify at this time. We expect the amount of outplacement benefits to be immaterial.

3.
Amounts in respect of restricted stock awards were determined by multiplying the number of restricted stock awards that would have vested upon such employment termination by $151.52, the closing price of our common stock on April 30, 2025, the last trading day of our fiscal year 2025.

EXECUTIVE COMPENSATION TABLES
4.
Amounts in this column would only be triggered in the event of a qualifying termination of employment within 18 months after a change in control. In the event of a change in control prior to the last date of the applicable three-year performance period, the number of PRSUs that will be eligible to vest will be equal to the greater of   (1) the target number of PRSUs or (2) the number of PRSUs that would vest if the performance period ended on the date of the change in control and performance was measured as of that date (with the performance objectives adjusted proportionately to reflect the hypothetical shortened performance period). These “vesting eligible” PRSUs will then convert to time-based awards that will vest on the last day of the performance period, subject to the Named Executive Officer’s continued employment or service through such date. However, if a Named Executive Officer’s employment is terminated by us other than for cause or by the Named Executive Officer for good reason, in each case within 18 months following a change in control, all of the “vesting eligible” PRSUs will vest upon such termination. For purposes of the table, amounts in respect of PRSUs were determined by multiplying the target number of shares of common stock underlying such PRSUs that would have vested upon such employment termination by $151.52, the closing price of our common stock on April 30, 2025. Includes amounts for vesting of PRSUs for the FY2024-FY2026 Performance Period and the FY2025-FY2027 Performance Period. Excludes PRSUs for the FY2023-FY2025 Performance Period, which would vest according to their terms based on the company’s actual performance for the applicable performance period.

Fiscal Year 2025 Pay Ratio
Under the Dodd-Frank Act, we are required to disclose the ratio of the total annual compensation of our CEO to that of our median employee. The SEC rules promulgated pursuant to the Dodd-Frank Act require disclosure of the median of the annual total compensation of all of the company’s employees, excluding our CEO; the annual total compensation of our CEO; and the ratio of the amount of our CEO’s annual compensation to the amount of the median employee’s annual total compensation.
SEC rules provide that we may use the same median employee for three years before identifying a new median employee, provided that during our last completed fiscal year there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. We most recently identified our median employee in fiscal year 2023. To identify our original median employee in fiscal year 2023, we selected April 30, 2023, as the date upon which our median employee for fiscal year 2023 was to be identified. In our analysis to identify the median employee, we included all employees employed as of April 30, 2023, excluding our CEO. We identified the median employee in 2023 based on the sum of regular and overtime wages paid for fiscal year 2023 and the bonus paid pursuant to the company’s fiscal year 2023 bonus program. The company did not annualize the compensation of any employees hired during fiscal year 2023 in such identification process. For employees not paid in U.S. dollars, we used the applicable exchange rate in effect on April 30, 2023 to convert such compensation to U.S. dollars.
There has been no significant change to our employee population and our employee compensation arrangements in fiscal year 2025 as compared to fiscal year 2024 and fiscal year 2023 that would result in a significant change to our pay ratio disclosure. Given a change in the circumstances of the median employee we identified as of April 30, 2023 that we reasonably believed would result in a significant change to our pay ratio disclosure, the median employee used for fiscal year 2024 departed the company, and, in accordance with SEC rules, we again elected to substitute another employee as our median employee for fiscal year 2025 whose compensation was substantially similar to the compensation of the median employee identified in fiscal year 2023, based on the compensation measures used to select the median employee in fiscal year 2023.
Using the compiled data, we determined that the fiscal year 2025 annual total compensation of our median employee was $113,740 and that Mr. Nawabi’s annual total compensation for fiscal year 2025 was $7,405,129, both of which were calculated in accordance with Item 402(c) of Regulation S-K. The ratio of these amounts was 65.1:1.

Pay Versus Performance
Pay Versus Performance

Pay Versus Performance Table
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended April 30, 2021, 2022, 2023, 2024 and 2025, and our financial performance for each such fiscal year:
					Value of Initial Fixed $100 Investment Based On:
Fiscal Year (a)	Summary Compensation Table Total for PEO1 (b)	Compensation Actually Paid to PEO (c)	Average Summary Compensation Table Total for non-PEO NEOs (d)	Average Compensation Actually Paid to non-PEO NEOs1 (e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return2 (g)	Net Income ($ in Thousands) (h)	Revenue3 ($ in Thousands) (i)
2025	$7,405,129	$6,571,539	$1,755,984	$1,367,691	$251.44	$227.31	$43,619.0	$820,627
2024	$7,602,053	$16,053,755	$1,649,861	$3,278,625	$265.17	$188.64	$59,666.0	$716,720
2023	$4,904,510	$6,973,761	$1,210,207	$1,219,831	$167.09	$148.86	$(176,167.0)	$540,536
2022	$3,524,268	$(1,040,038)	$1,184,605	$149,399	$133.29	$134.09	$(4,185.0)	$445,732
2021	$2,524,773	$6,491,363	$743,648	$1,273,866	$183.16	$138.64	$23,345.0	$394,912

1.
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2025	Wahid Nawabi	Kevin McDonnell, Melissa Brown, Trace Stevenson and Brett Hush
2024	Wahid Nawabi	Kevin McDonnell, Melissa Brown, Trace Stevenson and Brett Hush
2023	Wahid Nawabi	Kevin McDonnell, Melissa Brown and Alison Roelke
2022	Wahid Nawabi	Kevin McDonnell, Kenneth Karklin, Melissa Brown and Alison Roelke
2021	Wahid Nawabi	Kevin McDonnell, Kenneth Karklin, Melissa Brown and Alison Roelke
The amounts reported in the “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” columns do not reflect the actual compensation paid to or realized by our Chief Executive Officer or our other Named Executive Officers during each applicable year. The calculation of compensation actually paid for purposes of this table includes point-in-time fair values of stock awards and these values will fluctuate based on our stock price, various accounting valuation assumptions and projected performance related to our performance awards. Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted in accordance with SEC rules. The adjustments for fiscal year 2025 are reflected in the table below:
	PEO 1	NEO
Prior FYE Current FYE Fiscal Year	4/30/2024 4/30/2025 2025	4/30/2024 4/30/2025 2025
SCT Total	$7,405,129	$1,755,984
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(5,494,534)	$(908,644)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$4,739,180	$783,729
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(635,882)	$(114,216)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$557,646	$52,565
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$(201,728)
Compensation Actually Paid	$6,571,539	$1,367,691

Pay Versus Performance
Adjustments include the following assumptions used to calculate the fair value of the awards at each valuation date in accordance with ASC 718: (i) for awards of restricted stock, adjustments reflected are based on the fair value of the awards as of the applicable valuation date calculated by multiplying the change in stock price at each fiscal year end presented by the number of shares of restricted stock outstanding on such valuation date, and (ii) for PRSU awards, adjustments reflected are based on the fair value of the awards as of the applicable valuation date calculated by multiplying the stock price at each fiscal year end by the number of PSUs outstanding and by the estimated probability of achieving the performance target that was used to calculate our ASC Topic 718 expense for each fiscal year. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Notes 13 and 14 to the financial statements included in our annual report on Form 10-K for our fiscal year ended April 30, 2025, as filed with the SEC.
2.
For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the SPADE Defense Index, which is the peer group used by the company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025.

3.
While we use numerous financial and non-financial performance measures for the purpose of evaluating performance when establishing compensation programs, we have determined that revenue is the financial performance measure that represents the most important performance measure (that is not otherwise required to be disclosed in the table) we use to link compensation actually paid to our Named Executive Officers for the most recently completed fiscal year to the company’s performance.

Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income (loss), and (iv) our revenue, in each case, for the fiscal years ended April 30, 2021, 2022, 2023, 2024 and 2025.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

AeroVironment, Inc. CAP vs TSR
Compensation Actually Paid ($M)
Value of $100 Investment from 4/30/2020
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
($2.00)
$300
$270
$240
$210
$180
$150
$120
$90
$60
$30
$0
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
$6.49
$1.27
($1.04)
$0.15
$6.97
$1.22
$16.05
$3.28
$6.57
$1.37
$183
$133
$167
$265
$251
$139
$134
$149
$189
$227
PEO CAP ($M) - Wahid Nawabi
Average NEO CAP ($M)
AVAV TSR
SPADE Defense Index TSR*
*Index value based on daily Net Asset Values of the Spade Defense Index.

Pay Versus Performance

AeroVironment, Inc. CAP vs Net Income (Loss)
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
($2.00)
Compensation Actually Paid ($M)
$100
$50
$0
($50)
($100)
($150)
($200)
Net Income ($ in thousands)
$6.49
$1.27
$23.3
($1.04)
$0.15
($4.2)
$6.97
$1.22
($176.2)
$16.05
$3.28
$59.7
$6.57
$1.37
$43.7
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Wahid Nawabi
Average NEO CAP ($M)
Net Income ($ in thousands)

AeroVironment, Inc. CAP vs Revenue ($ in Thousands)
Compensation Actually Paid ($M)
Revenue ($ in Thousands)
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
($2.00)
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$394.9
$445.7
$540.5
$716.7
$820.6
$6.49
$1.27
($1.04)
$0.15
$6.97
$1.22
$16.05
$3.28
$6.57
$1.37
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Wahid Nawabi
Average NEO CAP ($M)
Revenue ($ in Thousands)

Pay Versus Performance
Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended April 30, 2025:
•
Revenue;

•
Adjusted EBIDTA; and

•
Bookings.

For additional details regarding our most important financial performance measures, please see the sections titled “Annual Cash Bonuses” and “Long-Term Incentive Compensation” in our Compensation Discussion and Analysis (CD&A) elsewhere in this Proxy Statement.
POLICIES AND PRACTICES RELATED TO THE TIMING OF GRANTS OF CERTAIN EQUITY AWARDS
During fiscal year 2025, we did not grant stock options or other option like instruments.
Grants of equity awards to our NEOs are generally approved by our Compensation Committee on a predetermined schedule at their regularly scheduled quarterly meetings. Equity awards are generally not effective until the third trading day following the next occurring earnings announcement. The Compensation Committee generally does not grant awards during regularly scheduled quarterly blackouts, although it may make exceptions for grants awarded in connection with acquisitions, employee retention, or awards to new employees.
Annual awards for NEOs for each fiscal year are determined at the Compensation Committee’s regularly scheduled meeting following the completion of each fiscal year. As with grant awards for all employees, the effective date of the grants is generally the third trading day after the next occurring earnings announcement. As described above, it is the Compensation Committee’s policy to generally avoid granting equity awards during periods in which there is material non-public information about our company.

AUDIT MATTERS
AUDIT MATTERS
Audit Committee Report

The Audit Committee of our board of directors serves as the representative of the board for general oversight of our financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Audit Committee is made up solely of independent directors, as defined in the applicable SEC and Nasdaq rules, and operates under a written charter adopted by the board. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. Management has responsibility for preparing our financial statements, as well as for our financial reporting process. Deloitte & Touche LLP, acting as our independent registered public accounting firm for the fiscal year ending April 30, 2025, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles in the United States. The Audit Committee periodically meets with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.
In this context, the Audit Committee hereby reports as follows:
(1)
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2025 with management.

(2)
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed with the independent registered public accounting firm by Auditing Standard No. 1301, “Communication with Audit Committees”, as adopted by the Public Company Accounting Oversight Board.

(3)
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with such firm its independence from the company.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended April 30, 2025, for filing with the SEC.
Audit Committee:
Edward R. Muller (Chair)
Stephen F. Page
Cindy Lewis
Philip S. Davidson

PROPOSAL 2. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP
PROPOSAL 2. RATIFICATION OF
SELECTION OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of our board of directors has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending April 30, 2026. Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal year ended April 30, 2025.
The services provided to us by Deloitte & Touche LLP for the last fiscal year is described under the caption “Audit-Related Matters — Fees Paid to Independent Auditors” below. Stockholder approval of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required. Our board believes that obtaining stockholder ratification of the selection of Deloitte & Touche LLP is a sound governance practice. If the stockholders do not vote on an advisory basis in favor of Deloitte & Touche LLP, the Audit Committee will reconsider whether to hire the firm and may retain Deloitte & Touche LLP or hire another firm without resubmitting the matter for stockholder approval. The Audit Committee retains the discretion at any time to appoint a different independent registered public accounting firm.
Representatives of Deloitte & Touche LLP are expected to be available at the annual meeting to respond to appropriate questions and to make a statement if they desire.
Vote Required
The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2026 requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the Record Date that are present in person or by proxy at the annual meeting and entitled to vote on such proposal.
Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING APRIL 30, 2026.

PROPOSAL 2. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP
Fees Paid to Independent Auditors

We engaged Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ended April 30, 2025, and to perform procedures related to the financial statements included in our quarterly reports on Form 10-Q. Our Audit Committee approved the engagement of Deloitte & Touche, LLP for such fiscal year. The following table shows the fees for audit and other services provided by Deloitte & Touche LLP for the fiscal year ended April 30, 2024 and fiscal year ended April 30, 2025.
	FY2025 Fees	FY2024 Fees
Audit Fees	$2,757,705	$2,396,946
Audit-Related Fees	—	—
Tax Fees1	$35,350	30,070
All Other Fees	$1,895	1,895
Total	$2,769,950	$2,428,911

1.
German Statutory Tax Filing Fees

Audit Fees. This category includes fees associated with our annual audit and the audit of internal control over financial reporting, the review of the company’s quarterly reports on Form 10-Q and statutory audits required internationally.
Audit-Related Fees. This category includes fees for services that are reasonably related to the performance of the audit or review of financial statements but are not included in “Audit Fees.”
Tax Fees. This category consists of fees for tax advice, planning and compliance principally in connection with the preparation of our tax returns and assistance with governmental tax audits.
All Other Fees. This category consists of fees for services that are not included in the above categories and primarily includes fees for obtaining access to an online accounting research tool.
Pre-Approval Policy of the Audit Committee

Our Audit Committee has established a policy that generally requires that all audit and permissible non-audit services provided by our independent registered public accounting firm be pre-approved by the Audit Committee, or a designated Audit Committee member. These services may include audit services, audit-related services, tax services and other services. All permissible non-audit services provided by our independent registered public accounting firm have been pre-approved by the Audit Committee or a designated Audit Committee member. Our Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the accountants’ independence and determined that it is consistent with such independence.

PROPOSAL 3. ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL 3. NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our Named Executive Officers. This advisory vote on executive compensation, commonly known as “Say-on-Pay,” is advisory in nature, and it is not binding on us or our board of directors. This vote provides our stockholders with the opportunity to express their view on our 2025 executive compensation programs and policies for such officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Although the vote is non-binding, our Compensation Committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.
As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create long-term stockholder value. We urge stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The Compensation Committee and the board of directors believe that our executive compensation program fulfills these goals.
Our executive compensation practice is governed by policies and practices that are in line with industry practices and stockholder interests. Examples of such policies and practices include:
•
Majority of total potential compensation paid to executives based on our financial performance;

•
Clawback policy for the recovery of incentive compensation of executive officers;

•
Anti-hedging, anti-pledging and anti-short sale policies for executives;

•
Limited perquisites;

•
No executive pensions;

•
Retention of independent compensation consultant;

•
Annual risk assessment of compensation practices;

•
No employment agreements with executive officers;

•
No repricing or exchange of “underwater” stock options without stockholder approval;

•
No minimum guaranteed vesting for performance-based equity awards;

•
Stock ownership guidelines requiring ownership of company stock by our Chief Executive Officer of 4x his base salary and by other Named Executive Officers of 2x their base salaries;

•
Post-vesting stock retention guidelines requiring Named Executive Officers to hold 50% of net after-tax shares, if any, issued upon the vesting of equity awards until their required stock ownership levels are achieved; and

•
Double-trigger provisions for change in control situations in our Severance Plan, and no excise tax gross-up payments upon a termination after a change in control.

PROPOSAL 3. ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are asking our stockholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:
“RESOLVED, that AeroVironment, Inc.’s stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and the other related tables and disclosure.”
Vote Required
The approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the Record Date that are present in person or by proxy at the annual meeting and entitled to vote on such proposal.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4. AMENDMENT TO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN
PROPOSAL 4. MANAGEMENT PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2021 EQUITY INVENTIVE PLAN
Introduction
On August 6, 2025, our board of directors approved an amendment and restatement of our existing AeroVironment, Inc. 2021 Equity Incentive Plan (the “Existing Plan”), subject to stockholder approval. In this proxy statement, we refer to the proposed amended and restated AeroVironment, Inc. 2021 Equity Incentive Plan as the “Restated Plan.” Our stockholders are being asked to approve the Restated Plan. The Restated Plan will become effective immediately upon stockholder approval at our annual meeting (the “Restatement Effective Date”). If the Restated Plan is not approved by our stockholders, the Restated Plan will not become effective, the Existing Plan will continue in full force and effect, and we may continue to grant awards under the Existing Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.
The proposed amendments to the Existing Plan would:
•
If approved by stockholders, the Restated Plan will provide for an increase of 1,200,000 shares available for issuance under the Restated Plan over the number of shares of Common Stock currently available for issuance under the Existing Plan. As of July 22, 2025, awards covering a total of 374,160 shares were outstanding under the Existing Plan (with performance awards counted assuming “target” performance), and 621,582 shares remained available for future issuance under the Existing Plan (with performance awards counted assuming “target” performance). Assuming stockholder approval, and subject to adjustment in connection with certain changes in capitalization, corporate reorganizations and other events and the Restated Plan’s share counting provisions, as of the effective date of the Restated Plan, there will be 1,821,582 shares available for future awards (with performance awards counted assuming “target” performance), less any grants made under the Existing Plan after July 22, 2025 and prior to the effective date of the Restated Plan.

•
Increase the Limit on Incentive Stock Options.   Under the Restated Plan, no more than 5,000,000 shares may be issued upon the exercise of incentive stock options (“ISOs”), as described below. In addition, no ISOs may be granted under the Restated Plan after the tenth anniversary of the date our board of directors approved the Restated Plan.

•
Other Updates.   The Restated Plan contains other minor, technical, and administrative updates.

Why Stockholders Should Vote to Approve the Restated Plan
Equity Incentive Awards Are an Important Part of Our Compensation Philosophy
We believe that the adoption of the Restated Plan is essential to our success. Equity awards are intended to motivate high levels of performance, align the interests of our employees, directors and consultants with those of our stockholders and provide a means of recognizing their contributions to our success. We believe that equity awards are necessary to remain competitive in the industry and are essential to recruiting and retaining the highly qualified individuals who help us meet our goals.
Outstanding Awards Under Existing Plan — Ability to Grant Future Equity Awards is Limited
The proposed increase in shares available for issuance under the Restated Plan (over the existing share reserve under the Existing Plan) has been reviewed and approved by our board of directors, subject to stockholder approval. In the process, our board of directors determined that the existing number of shares available for issuance under the Existing Plan was insufficient to meet our forecasted needs to provide long-term incentive grants on an ongoing and regular basis during the next fiscal year to motivate, reward and retain key employees who create stockholder value. As such, in determining to approve the Restated Plan, our board of directors was primarily

PROPOSAL 4. AMENDMENT TO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN
motivated by a desire to ensure we have an available pool of shares from which to grant long-term equity incentive awards in future years. While we could increase cash compensation if we are unable to grant equity incentives, we anticipate that we will have difficulty attracting, retaining and motivating our employees and directors if we are unable to make equity grants to them.
We Manage Our Equity Incentive Award Use Carefully.
We manage our long-term stockholder dilution by limiting the number of equity awards granted annually. Our Compensation Committee carefully monitors our total dilution and equity expense to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, reward and retain employees, directors and consultants.
The table below presents information about the number of shares subject to outstanding equity awards under the Existing Plan, the number of shares remaining available for issuance under the Existing Plan and our Employee Stock Purchase Plan, and the proposed number of shares to be reserved for issuance under the Restated Plan, each at July 22, 2025. The Existing Plan and the Employee Stock Purchase Plan are our only plans under which awards remain outstanding and available for grant. For the avoidance of doubt, no awards remain outstanding under the AeroVironment, Inc. Amended and Restated 2006 Equity Incentive Plan (the “2006 Plan”).
	Number of Shares	As a % of Shares Outstanding1	Dollar Value2
Existing Plan
Options outstanding	—	—	—
Restricted stock outstanding	217,001	*	$56,958,422
RSUs outstanding	2,313	*	$607,116
PRSUs outstanding3	154,846	*	$40,643,978
Shares remaining available for grant4	621,582	1.24%	$163,152,843
Restated Plan
Proposed increase to share reserve under Restated Plan over existing share reserve under Existing Plan	1,200,000	2.40%	$314,976,000
Employee Stock Purchase Plan
Shares remaining available for future issuance	966,847	1.94%	$253,778,001

*
Less than 1%.

1.
Based on 49,934,276 shares of our common stock outstanding as of July 22, 2025.

2.
Based on the closing price of our common stock on July 22, 2025 of  $262.48 per share.

3.
Number of performance-based restricted stock units (“PRSUs”) counted assuming “target” performance.

4.
Shares remaining available for issuance under the Existing Plan reflects PRSUs at “target” achievement level. This number includes shares covered by awards under the 2006 Plan that have become available for grant pursuant to the terms of the Existing Plan since the original effective date of the Existing Plan and through July 22, 2025.

There have been no additional awards between July 22, 2025 and the date hereof. While we may continue to grant further awards under the Existing Plan between now and the date of the annual meeting, to the extent we do so, the share reserve under the Restated Plan will be reduced by the number of shares that we grant under the Existing Plan, if any, between now and the date of the annual meeting.
Background for the Determination of the Share Reserve Under the Restated Plan
In determining the size of the increase to the share reserve under the Restated Plan over the share reserve under the Existing Plan, our board of directors considered the following factors:
•
The shares to be reserved for issuance under the Restated Plan represent an increase of 1,200,000 shares from the aggregate number of shares reserved for issuance and that remain available for future grant under the Existing Plan as of July 22, 2025.

•
We expect the proposed aggregate share reserve under the Restated Plan to provide us with enough shares for awards for up to three years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and

PROPOSAL 4. AMENDMENT TO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN
hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Plan could last for a shorter or longer time.
•
We recognize the dilutive impact of our equity compensation on our stockholders and continuously strive to balance this concern with the competition for talent. In the process it used to determine the number of shares to be reserved for issuance under the Restated Plan, our board of directors reviewed information regarding the burn rate and overhang metrics discussed below. Our board of directors believes the potential dilution to stockholders is reasonable and sustainable to meet our business goals.

Our board of directors considered our average annual share pool usage over the most recently completed three-fiscal year period (or “burn rate”) with respect to the equity awards we granted, including our gross burn rate and our “adjusted average burn rate” as shown in the table below:
	Fiscal Year 2023	Fiscal Year 2024	Fiscal Year 2025	Three-Fiscal Year Average (FY2023-2025)
Stock options granted	—	—	—	—
Restricted stock granted	78,819	149,502	57,497	95,273
RSUs granted	814	2,873	992	1,560
PRSUs granted	60,473	60,641	46,779	55,694
PRSUs earned	10,255	25,518	107,154	47,642
Total awards granted1	140,106	213,016	105,268	152,797
Weighted average common shares outstanding	25,044,881	27,327,993	28,173,488	26,848,787
Gross burn rate2	0.56%	0.78%	0.37%	0.57%
Adjusted average burn rate3	0.36%	0.65%	0.59%	0.53%

1.
For purposes of calculating the total awards granted, the number of PRSUs is counted assuming “target” performance.

2.
Gross burn rate is calculated as (A) the total number of stock-settled equity awards granted during the applicable year (with performance awards counted assuming “target” performance), divided (B) by the weighted average common shares outstanding for the applicable year.

3.
“Adjusted average burn rate” is calculated in accordance with the methodology employed by certain proxy advisory firms (which calculates burn rate as (A) the total number of time-based restricted stock awards and RSUs granted during the applicable year, plus a number of PRSUs counted based upon the number of units earned during such year, divided by (B) the weighted average common shares outstanding for the applicable year).

•
In fiscal years 2023, 2024 and 2025, the end of year overhang rate was approximately 5.63%, 4.03% and 3.15%, respectively. If the Restated Plan is approved, we expect our overhang at the end of fiscal year 2026 will be approximately 2.73% (estimated based on the shares of common stock outstanding as of July 22, 2025). Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our board of directors has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time. Our board of directors does not believe that the creation of a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan is necessary and will not create such a subcommittee.
Equity Compensation Best Practices Reflected in Restated Plan
The Restated Plan contains a number of provisions that we believe are consistent with best practices in equity compensation and protect our stockholders’ interests, with some of the key features of the Restated Plan as follows:
•
Continued Broad-Based Eligibility for Equity Awards. We grant equity awards to a significant number of our service providers. By doing so, we link their interests with stockholder interests and motivate these individuals to

PROPOSAL 4. AMENDMENT TO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN
act as owners of the business. As of July 22, 2025, 700 of our 3,762 employees, 6 of our 103 consultants and 7 of our 9 non-employee directors serving as of such date held outstanding equity awards.
•
Stockholder Approval is Required for Additional Shares. The Restated Plan does not contain an annual “evergreen” provision. The Restated Plan authorizes a limited number of shares, so that stockholder approval is required to increase the maximum number of shares of common stock which may be issued under the Restated Plan (subject to adjustment in connection with certain changes in capitalization, corporate reorganizations and other events).

•
No Discount Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted; provided, that discount stock options may be granted in the event stock options are assumed or substituted in connection with certain corporate transactions.

•
No Automatic Single-Trigger Vesting of Awards. The Restated Plan does not provide for automatic “single-trigger” accelerated vesting upon a change in control.

•
Limitations on Dividend Payments on Awards. Dividends and dividend equivalents may be paid on awards subject to vesting conditions only to the extent such conditions are met.

•
Non-Employee Director Compensation Limit. An annual limit applies to the sum of all cash and other compensation and the value of all equity, cash-based and other awards granted to a non-employee director for services as a member of our board of directors.

•
No Repricing of Awards Without Stockholder Approval. Other than pursuant to the provisions of the Restated Plan described below under the heading “Adjustments Upon Changes in Capitalization,” the plan administrator may not without the approval of the Company’s stockholders, reduce the price per share of any stock option or stock appreciation right (“SAR”), or cancel any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares.

•
No Tax Gross-Ups. The Restated Plan does not provide for any tax gross-ups.

•
Independent Administration. The Compensation Committee of our board of directors, which consists of two or more non-employee directors, generally will administer the Restated Plan if it is approved by stockholders. The full board of directors will administer the Restated Plan with respect to awards granted to non-employee directors.

Stockholder Approval Requirement
In general, stockholder approval of the Restated Plan is necessary in order for us to meet the stockholder approval requirements of the principal securities market on which our shares are traded, and grant stock options that qualify as “incentive stock options” as defined under Section 422 of the Code.
Summary of the Restated Plan
The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself, which is attached to this proxy statement as Appendix A.
Purpose. The purpose of the Restated Plan is to promote the success and enhance the value of the Company by linking the personal interests of directors, employees and consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Restated Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of directors, employees and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
Types of Awards. The terms of the Restated Plan provide for the grant of ISOs, nonqualified stock options (“NQSOs”), SARs, restricted stock awards, restricted stock units (“RSUs”), performance shares, performance stock units, dividend equivalents, deferred stock and other stock or cash-based awards.
Securities Subject to the Restated Plan. The Restated Plan authorizes an increase of 1,200,000 shares in the number of shares available for issuance under the Restated Plan over the existing share reserve under the Existing Plan. Subject to adjustment in connection with certain changes in capitalization, corporate reorganization and other events, under the Restated Plan, the number of shares reserved for issuance will be equal to the sum of:

PROPOSAL 4. AMENDMENT TO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN
•
1,200,000 shares, plus

•
1,240,000 shares authorized for issuance under the Existing Plan on September 24, 2021, the original effective date of the Existing Plan; plus

•
shares covered by awards under the Company’s 2006 Plan that were outstanding as of the original effective date of the Existing Plan that again became available for grant pursuant to the terms of the Existing Plan’s share counting provisions following the original effective date of the Existing Plan and prior to July 22, 2025.

As of July 22, 2025, awards covering a total of 374,160 shares were subject to outstanding awards under the Existing Plan (with performance awards counted assuming “target” performance). Therefore, for the avoidance of doubt, the shares authorized for issuance under the Restated Plan as described above includes shares subject to awards granted under the Existing Plan and settled in prior years and is not a reflection of availability for new, future awards following the effective date of the Restated Plan. Subject to adjustment in connection with certain changes in capitalization, corporate reorganization and other events and the Restated Plan’s share counting provisions, as of the effective date of the Restated Plan, such number of shares will be available for future grants under the Restated Plan as is equal to 1,821,582 shares, less any grants made under the Existing Plan after July 22, 2025 and prior to the effective date of the Restated Plan. The 1,821,582 shares represent 621,582 shares that remained available for grant under the Existing Plan as of July 22, 2025 (with performance awards counted assuming “target” performance), plus 1,200,000 newly authorized shares approved by the Company’s stockholders pursuant to the Restated Plan.
Shares issuable under the Restated Plan will be shares of authorized and unissued shares, treasury shares or shares purchased on the open market.
To the extent that an award expires, terminates or lapses for any reason, or an award is settled in cash without the delivery of shares of stock to the recipient, any shares subject to the award as to which the award was not exercised will be available for future grant or sale under the Restated Plan. Shares of restricted stock that are forfeited or repurchased by us pursuant to the Restated Plan may again be granted or awarded under the Restated Plan. In addition, shares of common stock that are delivered by the holder, or withheld by us upon the exercise of any award under the Restated Plan, in payment of the exercise or purchase price of such award or tax withholding thereon will be available for future grant or sale under the Restated Plan.
To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the Restated Plan.
Subject to adjustment in connection with certain changes in capitalization, corporate reorganization and other events, in no event will more than 5,000,000 shares of our common stock be issuable pursuant to ISOs under the Restated Plan.
Administration. The Compensation Committee of our board of directors will administer the Restated Plan. To administer the Restated Plan, our Compensation Committee must consist of at least two members of our board of directors, each of whom is not an employee of the Company, is a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is an “independent director” under the rules of any securities exchange or automated quotation system on which our shares are listed, quoted, or traded. Subject to the terms and conditions of the Restated Plan, our Compensation Committee will have the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Restated Plan. Our Compensation Committee will also be authorized to adopt, amend or rescind rules relating to administration of the Restated Plan. Our board of directors may at any time abolish the Compensation Committee and revest in itself the authority to administer the Restated Plan. The full board of directors will administer the Restated Plan with respect to awards to non-employee directors.
Eligibility. Our employees, consultants and directors and the employees and consultants of our subsidiaries will be eligible to receive awards under the Restated Plan. As of July 22, 2025, we had 3,762 employees, 103 consultants and 9 non-employee directors, all of whom would have been eligible to participate in the Restated Plan if it had been in effect on such date.

PROPOSAL 4. AMENDMENT TO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN
Our Compensation Committee determines which employees, consultants and directors will be granted awards. No person will be entitled to participate in the Restated Plan as a matter of right nor does any such participation constitute assurance of continued employment or service with us. Only those employees, consultants and directors who are selected to receive grants by our Compensation Committee may participate in the Restated Plan.
Awards Under the Restated Plan. The Restated Plan provides that our Compensation Committee (or the board of directors, in the case of awards to non-employee directors) may grant or issue stock options (both ISOs and NQSOs, restricted stock awards, RSUs, deferred stock awards, SARs, dividend equivalents, stock payments, other stock-or cash-based awards and performance share awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.
Incentive Stock Options. ISOs will be designed to comply with the provisions of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within the ten years after the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the Restated Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.
Nonqualified Stock Options. NQSOs will provide for the right to purchase shares of our common stock at a specified price which may not be less than the fair market value of a share of common stock on the date of grant (except in the case of substitute awards), and usually will become exercisable (at the discretion of our Compensation Committee) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of performance targets established by our Compensation Committee (or the board of directors). NQSOs may be granted for any term specified by our Compensation Committee (or the board of directors), but the term may not exceed ten years. The closing sale price for a share of our common stock on the Nasdaq Stock Market on July 22, 2025, was $262.48.
Restricted Stock Awards. Restricted stock may be granted to participants and made subject to such restrictions as may be determined by our Compensation Committee (or the board of directors). Typically, restricted stock may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions are not met, and they may not be sold or otherwise transferred to third parties until such conditions or restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and certain other rights as a stockholder prior to the time when the restrictions lapse. However, dividends on unvested restricted stock will be subject to the same vesting conditions as the underlying award, and will not be paid unless and until the underlying award vests.
Restricted Stock Units and Deferred Stock. RSUs and deferred stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by our Compensation Committee (or the board of directors). Like restricted stock, RSUs and deferred stock may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying RSUs or deferred stock awards will not be issued until the awards have vested, and a recipient of RSUs or deferred stock generally will have no rights as a stockholder prior to the time when vesting conditions are satisfied. Dividends and dividend equivalents on unvested RSUs or deferred stock will be subject to the same vesting conditions as the underlying award, and will not be paid unless and until the underlying award vests. RSUs and deferred stock awards may also be settled in cash.
Stock Appreciation Rights. SARs granted under the Restated Plan typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the SAR, which exercise price shall not be less than the fair market value per share of our common stock on the date of grant (except in the case of substitute awards). Our Compensation Committee (or the board of directors) may elect to pay SARs in cash or in common stock or in a combination of both. The term of a SAR may not exceed ten years.
Dividend Equivalents. Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs, RSUs or other awards held by the participant. Dividend equivalents on unvested awards will be subject to the same vesting conditions as the underlying award, and will not be paid unless and until the underlying award vests. Dividend equivalents may not be granted on stock options or SARs.

PROPOSAL 4. AMENDMENT TO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN
Stock Payments. Stock payments may be authorized by our Compensation Committee (or the board of directors) in the form of common stock or an option or other right to purchase common stock as part of a bonus, deferred compensation or other arrangement. Unless otherwise determined by our Compensation Committee (or the board of directors), stock payments will be made in lieu of all or any part of compensation that would otherwise be payable in cash to the employee or consultant.
Other Stock- or Cash-Based Awards. The Compensation Committee (or the board of directors) may award to participants shares or an amount of cash linked to the attainment of specific performance criteria on a specific date or over one or more periods as determined by the Compensation Committee. Such awards may be paid in shares of our common stock, cash or a combination thereof.
Performance Awards. Performance awards may be granted by our Compensation Committee (or the board of directors) on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in common stock or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon increases in the price of our common stock over a predetermined period. Performance awards may also include bonuses that may be granted by our Compensation Committee (or the board of directors) on an individual or group basis, which may be paid on a current or deferred basis and may be payable in cash or in common stock or in a combination of both. In determining the performance criteria applicable to the grant of performance awards, the Compensation Committee may use one or more criteria deemed appropriate by the Compensation Committee, which may include the following:
•
Earnings before interest, taxes, depreciation, and/or amortization (“EBITDA”);

•
Adjusted EBITDA;

•
Net earnings (either before or after interest, taxes, depreciation, and amortization);

•
Economic value-added;

•
Gross or net sales or revenue;

•
Net income (either before or after taxes);

•
Operating earnings;

•
Cash flow (including, but not limited to, operating cash flow and free cash flow);

•
Operating earnings;

•
Adjusted operating earnings;

•
Stockholders’ equity;

•
Return on stockholders’ equity;

•
Return on assets;

•
Return on capital;

•
Total stockholder returns;

•
Return on sales;

•
Gross or net profit or operating margin;

•
Operating or other costs and expenses;

•
Improvements in expense levels;

•
Margins;

•
Working capital;

•
Earnings per share of common stock;

•
Price per share of common stock;

•
Implementation or completion of critical projects;

•
Market share;

PROPOSAL 4. AMENDMENT TO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN
•
Comparisons with various stock market indices;

•
Capital raised in financing transactions or other financing milestones;

•
Market recognition (including but not limited to awards and analyst ratings);

•
Financial ratios; and

•
Implementation, completion or attainment of objectively determinable objectives relating to research, development, regulatory, commercial or strategic milestones or developments.

Non-Employee Director Limit. Under the Restated Plan, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year may not exceed $500,000, which amount is increased to $700,000 in the fiscal year of a non-employee director’s initial year of service as a non-employee director. The Compensation Committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Compensation Committee may determine in its discretion.
Awards Not Transferable. Awards may generally not be sold, pledged, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. The Compensation Committee (or the board of directors) may allow awards other than ISOs to be transferable to certain permitted transferees. ISOs may not be transferable. If the Compensation Committee (or the board of directors) makes an award transferable, such award shall contain such additional terms and conditions as the Compensation Committee deems appropriate.
Adjustments Upon Changes in Capitalization. Certain transactions with our stockholders, such as stock splits, spin-offs, stock dividends or certain recapitalizations may affect the number of shares, or the share price, of our common stock (which transactions are referred to collectively as equity restructurings). In the event that an equity restructuring occurs, the Compensation Committee will equitably adjust the class of shares issuable and the maximum number and kind of shares of our common stock subject to the Restated Plan, and the maximum number of shares that may be issued pursuant to ISOs, and will equitably adjust outstanding awards as to the class, number of shares and price per share of our common stock. Other types of transactions may also affect our common stock, such as a dividend or other distribution, reorganization, merger or other changes in corporate structure. In the event that there is such a transaction, which is not an equity restructuring, and the Compensation Committee determines that an adjustment to the Restated Plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the Restated Plan, the Compensation Committee will equitably adjust the Restated Plan as to the class of shares issuable and the maximum number of shares of our common stock subject to the Restated Plan, as well as the maximum number of shares that may be issued pursuant to ISOs, and will adjust any outstanding awards as to the class, number of shares, and price per share of our common stock in such manner as it may deem equitable.
Change of Control. In the event of any of the transactions described under “Adjustments Upon Changes in Capitalization” above, or any other unusual or nonrecurring transaction, including a change in control, the Compensation Committee may take certain actions, including to provide for the termination, cash-out, substitution or replacement, assumption and/or acceleration of outstanding awards. In the event of a change of control where the acquirer does not assume awards granted under the Restated Plan, awards issued under the Restated Plan will be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable. Under the Restated Plan, a change of control has the same meaning given to such term under the AeroVironment, Inc. Executive Severance Plan, and generally means, subject to certain exceptions, (a) the consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the company’s assets unless all or substantially all of the beneficial owners prior to such transaction immediately own more than 50% of the combined outstanding voting power of the entity resulting from the transaction; (b) individuals who at the beginning of any two year period constitute the company’s board of directors cease for any reason to constitute at least a majority of the board of directors; (c) the acquisition by any person of beneficial ownership of 30% or more of the outstanding voting power of the company; or (d) the approval by the company’s stockholders of a complete liquidation or dissolution of the company.
Forfeiture, Recoupment, and Clawback Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards under the 2021 Plan, the Compensation Committee shall have the right to provide,

PROPOSAL 4. AMENDMENT TO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN
in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by the company, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder (including the Company’s Policy for Recovery of Erroneously Awarded Compensation).
Prohibition of Repricing. Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), neither the board of directors nor the Compensation Committee will, without the approval of the stockholders of the company, authorize the amendment of any outstanding award to reduce its price per share, including any amendment to reduce the exercise price per share of outstanding options or SARs. Furthermore, no award will be cancelled and replaced with the grant of an award having a lesser price per share without the further approval of stockholders of the company, which includes the cancellation of outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price per share that is less than the exercise price per share of the original options or SARs.
Amendment and Termination of the Restated Plan. Our board of directors or the Compensation Committee may terminate, amend or modify the Restated Plan, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the securities exchange on which the Company’s shares of common stock are then traded. The Restated Plan will continue in effect until terminated by our board of directors or the Compensation Committee; however, in no event may ISOs be granted under the Restated Plan after the tenth anniversary of the date our board of directors approved the Restated Plan.
Securities Laws. The Restated Plan is intended to conform with all provisions of the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including without limitation Rule 16b-3. The Restated Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.
Federal Income Tax Consequences Associated with the Restated Plan. The following is a general summary under current law of the material federal income tax consequences to participants in the Restated Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.
Nonqualified Stock Options. For federal income tax purposes, if an optionee is granted NQSOs under the Restated Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of an NQSO the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a share of common stock on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.
Incentive Stock Options. There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of common stock received upon exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to us, in each case unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the two-year and one-year periods specified above, the

PROPOSAL 4. AMENDMENT TO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN
maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.
An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.
Restricted Stock, Restricted Stock Units, and Deferred Stock. A participant to whom restricted stock, RSUs or deferred stock is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount. Similarly, when RSUs or deferred stock vest and the underlying common stock is issued to the participant, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of RSUs or deferred stock.
Stock Appreciation Rights. In the case of SARs granted with an exercise price equal to the fair market value of our common stock on the date of grant, no taxable income is realized upon the receipt of the SAR, but upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. We will be entitled to a deduction for compensation paid in the same amount that the recipient realized as ordinary income.
Dividend Equivalents. A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.
Stock Payments. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount.
Section 409A of the Code. Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Restated Plan and awards granted under the Restated Plan will be structured and interpreted to comply with Section 409A of the Code and the Treasury Regulations and other interpretive guidance that may be issued pursuant to Section 409A of the Code.
If a plan award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize the compensation deferred under the award as ordinary income when such amounts are vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply, Section 409A imposes an additional 20% federal income tax on the deferred compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services should be entitled to a corresponding deduction provided that, among other things, the amount (1) meets the test of reasonableness, (2) is an ordinary and necessary business expense, (3) is not an “excess parachute payment” within the meaning of Section 280G of the Code, and (4) is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
New Plan Benefits
All future awards under the Restated Plan are subject to the discretion of the plan administrator and the Company is unable to determine the amount of benefits that may be received by participants under the Restated Plan, if

PROPOSAL 4. AMENDMENT TO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN
approved. No shares of Common Stock or awards have been issued with respect to the share increase for which stockholder approval is sought under this proposal. Notwithstanding the foregoing, our non-employee directors are eligible to receive certain compensation each year, a portion of which is payable in the form of restricted stock, as described above under “Director Compensation.” If the Restated Plan is approved, the non-employee director compensation payable in the form of restricted stock will be issued under the Restated Plan following the Restatement Effective Date.
Plan Benefits
The table below shows, as to the Named Executive Officers and the various indicated groups, the number of shares of common stock subject to awards granted under the Existing Plan through July 22, 2025:
Name and Principal Position	Number of shares subject to restricted stock awards	Number of shares subject to RSUs	Number of shares subject to PRSUs1
Wahid Nawabi President and Chief Executive Officer	19,779	—	57,431
Kevin McDonnell Executive Vice President and Chief Financial Officer	4,845	—	15,768
Melissa Brown Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary	3,080	—	7,906
Trace Stevenson President, Autonomous Systems	2,220	—	6,049
Brett Hush2 Senior Vice President, Loitering Munitions	1,726	—	4,971
Executive officers, as a group	33,837	—	93,931
Non-employee directors, as a group	12,946	—	—
Nominees for election as directors	3,410	—	—
Each associate of any such directors, executive officers or nominees	—	—	—
Each other person who received or is to receive five percent of all options, warrants or rights	—	—	—
Employees other than executive officers, as a group	170,181	2,313	57,340

1.
PRSUs are counted assuming “target” performance.

2.
As of May 1, 2025, Brett Hush ceased serving as an executive officer.

Vote Required
The approval of the amendment to the company’s 2021 equity incentive plan requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the Record Date that are present in person or by proxy at the annual meeting and entitled to vote on such proposal.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE AEROVIRONMENT, INC. 2021 EQUITY INCENTIVE PLAN.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING AND VOTING
Why did I receive these proxy materials?

You have received these proxy materials because you were an AeroVironment, Inc. stockholder of record as of the close of business on August 7, 2025, and our board of directors is soliciting authority, or proxy, to vote your shares at the annual meeting. This proxy statement is enclosed with notice of the annual meeting and encloses our 2025 annual report. These materials also include the proxy card and postage-paid return envelope or voting instruction form for the annual meeting. The proxy cards are being solicited on behalf of our board of directors. The proxy materials include detailed information about the matters that will be discussed and voted on at the annual meeting and provide updated information about our company that you should consider in order to make an informed decision when voting your shares. The proxy materials are first being furnished to stockholders on or about August 18, 2025.
Four proposals are scheduled to be voted on at the annual meeting:
Proposal 1: Election of Edward Muller, Charles Burbage, David Wodlinger and Henry Albers as directors, each to serve for a one-year term (each to serve until his successor is elected and qualified or until his earlier death, resignation, or removal);
Proposal 2: Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2026;
Proposal 3: Non-binding advisory vote on the compensation of our Named Executive Officers; and
Proposal 4: Approval of an amendment to the company’s 2021 Equity Incentive Plan.
Why is it so important that I promptly vote my shares?

We value your input. Regardless of the number of shares you hold and whether you plan to attend the annual meeting, we encourage you to vote your shares as soon as possible to ensure that your vote is recorded promptly and so that we can avoid additional solicitation costs.
Can I access the proxy materials on the internet?

Yes. The company’s proxy statement and 2025 annual report are available at http://investor.avinc.com/financial-information/financial-filings-and-releases.
Can I receive a copy of the company’s annual report on Form 10-K?

Our annual report on Form 10-K for the fiscal year ended April 30, 2025, which has been filed with the SEC, is being mailed with our proxy materials to our stockholders, however additional copies will be made available to stockholders without charge upon written request to AeroVironment, Inc., Attn: Corporate Secretary, 241 18th Street South, Suite 650, Arlington, VA 22202.
How can I view or request copies of the company’s corporate documents and SEC filings?

The company’s website contains the company’s Corporate Governance Guidelines, board committee charters and Code of Business Conduct and Ethics and the company’s SEC filings. To view these documents, go to www.avinc.com, click on “Investors” and click on “Corporate Governance”. To view the company’s SEC filings and Forms 3, 4 and 5 filed by the company’s directors and executive officers, go to www.avinc.com, click on “Investors,” click on “Financial Information” and then click on “SEC Filings.”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
We will promptly deliver free of charge, upon request, a copy of the Corporate Governance Guidelines, the board committee charters and the Code of Business Conduct and Ethics to any stockholder requesting a copy. Requests should be directed to AeroVironment, Inc., Attn: Corporate Secretary, 241 18th Street South, Suite 650, Arlington, VA 22202.
How do I attend the annual meeting?

The annual meeting will be held on Thursday, September 25, 2025 at 12:00 p.m. Eastern Time, solely by means of remote communication at https://meetings.lumiconnect.com/200-267-512-637. Online access to the annual meeting will open approximately 60 minutes prior to the start of the annual meeting to allow for you to log in with your 11-digit voter control number issued by Equiniti Trust Company, LLC and password of AVAV2025 (case sensitive) to test your computer audio system. Please log into the provided website and follow the instructions provided to be deemed to be present in person and vote at the annual meeting. We encourage you to access the annual meeting prior to the start time. If you are a beneficial owner, please refer to the voting instructions provided by your brokerage firm, bank, dealer or other similar organization with these proxy materials. Even if you plan to attend the annual meeting by means of remote communication, please submit your vote in advance as instructed herein.
Submitting Questions
Stockholders may submit questions and comments in advance of the annual meeting, or, if attending the annual meeting by means of remote communication, at the annual meeting. If attending the annual meeting by means of remote communication, you can ask questions once you log in or when the annual meeting begins by clicking on the “ask a question” icon on the top of your screen. During the annual meeting, we will spend up to 15 minutes answering stockholder questions that comply with the annual meeting rules of procedure. The rules of procedure will be posted on the web portal for the annual meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. To vote in person at the annual meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the annual meeting. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a legal proxy form.
After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the annual meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Equiniti Trust Company, LLC. Requests for registration should be directed to proxy@equiniti.com or to facsimile number 718-765-8730. Written requests can be mailed to:
Equiniti Trust Company, LLC
Attn: Proxy Tabulation Department
PO Box 500
Newark, NJ 07101
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on September 17, 2025.
You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the annual meeting by remote communication and vote your shares at https://meetings.lumiconnect.com/200-267-512-637 during the annual meeting. Please log in with your 11-digit voter control number issued by Equiniti Trust Company, LLC and the password for the annual meeting is AVAV2025 (case sensitive). Follow the instructions provided to vote. We encourage you to access the annual meeting prior to the start time leaving ample time for the check in.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is the quorum requirement for holding the annual meeting?

The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of our common stock, as of the Record Date will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum for the transaction of business at the annual meeting.
Who can vote?

Holders of record of common stock at the close of business on August 7, 2025 will be entitled to vote at the annual meeting. Each share of common stock will be entitled to one vote on all matters properly brought before the annual meeting. On August 7, 2025, the record date for the annual meeting, there were 49,932,233 shares of common stock outstanding. There are no other voting securities of the company outstanding.
What is the difference between holding shares as a holder of record and as a beneficial owner?

If at the close of business on August 7, 2025, the record date for the annual meeting, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If you do not provide voting instructions to your broker or bank, such organization will need to determine whether it has the discretionary authority to vote your shares on any matter to be considered at the annual meeting.
Under applicable rules, your bank or broker has discretionary authority to vote your shares on the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2026 without receiving instructions from you. Therefore, your broker or bank will be able to vote on such matter if you do not provide voting instructions to such organization. Your bank or broker does not have discretionary authority to vote your shares without receiving instructions from you on any of the other proposals described in this proxy statement. Accordingly, if you do not give instructions to your broker or bank, your shares will not be voted with respect to these proposals because the bank or brokerage firm will not have authority to vote them on your behalf.
Banks and brokers are not permitted to vote your shares with respect to the election of directors, the advisory vote on the compensation of our Named Executive Officers, or the amendment to our 2021 Equity Incentive Plan without your instructions as to how to vote. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker.
How do I vote my shares?

You may vote your shares using one of the following methods:
•
Over the internet. If you have access to the internet, by submitting the proxy following the instructions included on your proxy card for voting over the internet.

•
By telephone. You can vote by calling a toll-free telephone number listed on the proxy card. Please refer to your proxy card for instructions on voting by phone.

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By mail. You may vote your shares by completing, signing and mailing the proxy card included with your proxy materials. Please refer to your proxy card for instructions on voting by mail.

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At the annual meeting. Stockholders of record as of the Record Date will be deemed present in person and may vote during the annual meeting by means of remote communication. If you are a beneficial owner of shares, please refer to the voting instructions provided from your brokerage firm, bank, dealer or other similar organization.

A control number, located on the instruction sheet attached to the proxy card, is designated to verify your identity and allow you to vote your shares and confirm that your voting instructions have been recorded properly. If you

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
vote via the internet or by telephone, there is no need to return a signed proxy card. However, you may still vote by proxy by using the proxy card.
Can I change my vote?

Yes. You may revoke the proxy at any time prior to the vote at the annual meeting by:
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delivering a written notice to the Secretary of the company, mailed to the company’s office at 241 18th Street South, Suite 650, Arlington, VA 22202;

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executing and submitting a later-dated proxy;

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re-voting your shares by telephone or on the internet; or

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attending the annual meeting by remote communication and voting during the annual meeting.

Only the latest validly executed proxy that you submit will be counted.
What vote is required to approve each of the proposals?

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Proposal 1  —  Election of directors: Because the number of nominations for election as directors at the annual meeting does not exceed the number of directors to be elected, our bylaws provide that each of the four nominees named in this proxy statement will be elected at the annual meeting by a vote of the majority of the votes cast with respect to such nominee’s election at the annual meeting (to the extent a quorum is present for the transaction of business). This means that in order to be elected at the annual meeting, the number of votes cast “for” such nominee’s election must exceed the number of votes cast “against” such nominee’s election (with abstentions and broker non-votes not counted as votes cast either “for” or “against” such nominee’s election). Our Corporate Governance Guidelines require, following any stockholder meeting at which directors are subject to an uncontested election, any incumbent director who receives a greater number of votes cast “against” such director’s election than votes cast “for” such director’s election (with abstentions and broker non-votes not counted as votes cast either “for” or “against” such director’s election) to submit, promptly after the final certification of the election results, a letter of resignation to the board of directors for consideration by the Nominating and Corporate Governance Committee. Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to consider the offer of resignation and recommend to the board of directors whether to accept or reject the resignation, or whether other action should be taken. Our bylaws provide that abstentions and broker non-votes are not counted as votes “for” or “against” the election of directors in an uncontested director election. Accordingly, abstentions and broker non-votes will have no effect on the vote on this proposal.

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Proposal 2  —  Ratification of selection of independent registered public accounting firm: Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the Record Date that are present in person or represented by proxy and entitled to vote on this proposal. Abstentions will be counted as present in person or represented by proxy and entitled to vote on this proposal and therefore will have the effect of a vote against this proposal. Brokers have discretionary authority to vote your shares on this proposal without receiving instructions from you. We therefore do not expect any broker non-votes with respect to this proposal and therefore a failure to instruct your broker on how to vote on such matter will have no effect on the vote on the proposal.

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Proposal 3  —  Non-binding advisory vote on the compensation of our Named Executive Officers: Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the Record Date that are present in person or represented by proxy and entitled to vote on the proposal. Abstentions will be counted as present in person or represented by proxy and entitled to vote on this proposal and therefore will have the effect of a vote against this proposal. Broker non-votes will not be counted as entitled to vote on this proposal and therefore will have no effect on the vote on this proposal.

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Proposal 4  —  Amendment to the company’s 2021 Equity Incentive Plan: Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the Record Date that are present in person or represented by proxy and entitled to vote on this proposal. Abstentions will be counted as present in person or represented by proxy and entitled to vote on this proposal and therefore will have the effect of a vote against this proposal. Broker non-votes will not be counted as entitled to vote on this proposal and therefore will have no effect on the vote on this proposal.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What are the recommendations of the board of directors?

The board of directors recommends that you vote your shares on your proxy card:
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FOR the election of the directors nominated herein;

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FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2026;

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FOR the approval of the compensation of our Named Executive Officers on a non-binding advisory basis; and

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FOR the approval of the amendment to the company’s 2021 Equity Incentive Plan.

What if I do not specify how I want my shares to be voted?

If you are the record holder of your shares and do not specify on your proxy card (or when giving your proxy by telephone or the internet) how you want to vote your shares, your shares will be voted:
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FOR the election of directors nominated herein;

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FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2026;

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FOR the approval of the compensation of our Named Executive Officers on a non-binding, advisory basis;

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FOR the approval of the amendment to the company’s 2021 Equity Incentive Plan; and

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with respect to any other business that may properly come before the annual meeting (which includes any adjournments or postponements thereof, in accordance with the best judgment of the designated proxy holders).

If you are a beneficial owner of shares and do not specify to the organization that holds your shares how you want to vote at the annual meeting, such organization may only vote your shares on “routine” matters. The only routine matter to be voted upon at this annual meeting is the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2026. Therefore, if you do not provide instructions to the record holder on how you want to vote at the annual meeting, your shares may not be voted on the election of directors, the proposal to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, or the proposal to approve an amendment to the company’s 2021 equity incentive plan. If your shares are held of record by a bank, broker or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.
Is cumulative voting allowed for the election of directors?

No. You may not cumulate your votes for the election of directors.
What is the effect of an “ABSTAIN” vote?

Abstentions are considered to be present and entitled to vote with respect to the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2026, the non-binding advisory vote on the compensation of our Named Executive Officers, and the approval of an amendment to the company’s 2021 equity incentive plan, but our bylaws provide that abstentions are not considered votes cast either “for” or “against” the election of directors in an uncontested election. Therefore, an abstention will have the effect of a vote against each of the proposals, except for the election of directors.
What is a “broker non-vote”?

A “broker non-vote” occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide the record holder with voting instructions on any “non-routine” matters brought to a vote at a stockholder meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Under applicable rules, “non-routine” matters include the election of directors, the proposal for the advisory vote on the compensation of our Named Executive Officers, and the proposal to approve an amendment to the company’s 2021 equity incentive plan. As such, a broker may not vote your shares with respect to the election of directors or other non-routine matters without your instructions. If your shares are held of record by a bank, broker or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.
When will the company announce the voting results?

We will announce preliminary voting results at the annual meeting. Final official results will be provided in a current report on Form 8-K filed with the SEC within four business days of the annual meeting (which will be available at www.sec.gov and www.avinc.com).
How are the proxies solicited and what is the cost?

We will bear the expense of soliciting proxies. Our directors, officers and other employees may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. We may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in connection with the distribution of proxy materials.
What is householding?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in a stockholder’s household. Additionally, you may have notified us that multiple stockholders share an address and thus you requested to receive only one copy of our proxy statement and annual report. We will promptly deliver a separate copy of either document to any stockholder who contacts our investor relations department at (703) 418-2828, via https://investor.avinc.com/contact-us or by mail addressed to Investor Relations, AeroVironment, Inc., 241 18th Street South, Suite 650, Arlington, VA 22202, requesting such copies. If a stockholder is receiving multiple copies of our proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, or other nominee record holder to request mailing of a single copy of the proxy statement and annual report. Stockholders receiving multiple copies of these documents directly from us, and who would like to receive single copies in the future, should contact our investor relations department at the address above to make such a request.
How do I submit a proposal for action at next year’s annual meeting?

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement. Stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders to be included in our proxy statement in accordance with Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion in our proxy statement in accordance with Rule 14a-8 relating to our 2026 annual meeting of stockholders, stockholder proposals must be received at our principal executive offices no later than April 15, 2026 (120 calendar days prior to the anniversary of the date of the proxy statement for our 2025 annual meeting released to stockholders) and must otherwise satisfy the conditions established by the SEC for stockholder proposals to be included in our proxy statement for that meeting. However, in the event that the date of our 2026 annual meeting is more than 30 days before or after the anniversary of our 2025 annual meeting, a stockholder proposal will be timely for the purposes of Rule 14a-8 if received at our principal executive offices a reasonable time before we begin to print and send our proxy materials for the 2026 meeting.
Additionally, our bylaws contain “proxy-access” provisions permitting stockholders, or groups of up to 20 stockholders, owning at least three percent of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the board, subject to certain limitations set forth in our bylaws and provided that the stockholders and the nominees satisfy the requirements specified in our bylaws.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Stockholder Proposals for Presentation at Next Year’s Annual Meeting. If a stockholder wishes to present a proposal, including a director nomination, at our 2026 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting pursuant to Rule 14a-8 or our “proxy access” bylaw provisions, the stockholder must give timely advance notice in writing and in proper form (including, without limitation, containing the information required by our bylaws) to our Secretary. To be timely, our bylaws require such advance notice with respect to the 2026 annual meeting to be given between May 28, 2026 (120 calendar days prior to the first anniversary of our 2025 annual meeting) and June 27, 2026 (90 calendar days prior to the first anniversary of our 2025 annual meeting). However, in the event that the date of the 2026 annual meeting is more than 30 days before or more than 60 days after the first anniversary of the 2025 annual meeting, to be timely, the stockholder’s advance notice must be received no earlier than the close of business on the 120th day prior to the 2026 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2026 annual meeting or (2) the 10th day following the earlier of (a) the day on which notice of the 2026 annual meeting was mailed or (b) the date on which public announcement of the date of the 2026 annual meeting is first made by the company. If a stockholder fails to give timely notice of a proposal, including a director nomination, the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2026 annual meeting.
Could any additional proposals be raised at the 2025 annual meeting of stockholders?

The board of directors knows of no other matters to come before the annual meeting. Should any unanticipated business properly come before the annual meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment. The accompanying proxy confers discretionary authority to such persons to vote on any unanticipated matters.
It is important that proxies be returned promptly. Stockholders are urged to date and sign the proxy and return it promptly in the accompanying envelope, or to vote via the internet or by calling the toll-free number as instructed on the proxy card.
If stockholders have any questions or require any assistance with voting your shares, please contact the company’s corporate secretary.
ON BEHALF OF THE BOARD OF DIRECTORS
Wahid Nawabi
Chairman, President and Chief Executive Officer
Arlington, Virginia
August 12, 2025

APPENDIX A
APPENDIX A
Proposed Amendments to the AeroVironment, Inc. 2021 Equity Incentive Plan

APPENDIX A
AEROVIRONMENT, INC.
2021 EQUITY INCENTIVE PLAN
(Amended and Restated Effective September 25, 2025)
ARTICLE 1
PURPOSE
The purpose of this amended and restated AeroVironment, Inc. 2021 Equity Incentive Plan (the “Plan”) is to promote the success and enhance the value of AeroVironment, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. This Plan amends and restates the AeroVironment, Inc. 2021 Equity Incentive Plan (the “Original 2021 Plan”) in its entirety effective as of September 25, 2025, which is the date on which this amendment and restatement of the Plan was approved by the stockholders of the Company (the “Restatement Effective Date”). The Original 2021 Plan was effective on September 24, 2021 (the “Original Effective Date”).
ARTICLE 2
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1   “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.2   “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award or an Other Stock or Cash-Based Award granted to a Participant pursuant to the Plan.
2.3   “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Committee shall determine consistent with the Plan.
2.4   “Beneficial Owner” has the meaning as used in Rule 13d-3 promulgated under the Exchange Act. The terms “Beneficially Owned” and “Beneficial Ownership” each has a correlative meaning.
2.5   “Board” means the Board of Directors of the Company.
2.6   “Change in Control” means, and will be deemed to have occurred upon, any of the following events:
(a)   The acquisition by any Person of Beneficial Ownership of 30% or more of the outstanding voting power; provided, however, that the following acquisitions will not constitute a Change in Control for purposes of this subparagraph (a): (i) any acquisition directly from the Company; (ii) any acquisition by the Company or any of its Subsidiaries; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries; or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subparagraph (c) below; or
(b)   Individuals who at the beginning of any two-year period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company during such two-year period and whose election or whose nomination for election by the Company’s stockholders, to the Board was either (i) approved by a vote of at least a majority of the directors then comprising the Incumbent Board or (ii) recommended by a nominating committee comprised entirely of directors who are then Incumbent Board members will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose

APPENDIX A
initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), other actual or threatened solicitation of proxies or consents, or an actual or threatened tender offer; or
(c)   Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless following such Business Combination, (i) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the outstanding shares and outstanding voting securities immediately prior to such Business Combination own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company, as the case may be, of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities (provided, however, that for purposes of this clause (i) any shares of common stock or voting securities of such resulting entity received by such Beneficial Owners in such Business Combination other than as the result of such Beneficial Owners’ ownership of outstanding shares or outstanding voting securities immediately prior to such Business Combination will not be considered to be owned by such Beneficial Owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting entity); (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from the Business Combination) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of such entity resulting from the Business Combination unless such Person owned 30% or more of the outstanding shares or outstanding voting securities immediately prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement or the action of the Board providing for such Business Combination; or
(d)   Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.
For purposes of clause (c), any Person who acquires outstanding voting securities of the entity resulting from the Business Combination by virtue of ownership, prior to such Business Combination, of outstanding voting securities of both the Company and the entity or entities with which the Company is combined shall be treated as two Persons after the Business Combination, who shall be treated as owning outstanding voting securities of the entity resulting from the Business Combination by virtue of ownership, prior to such Business Combination of, respectively, outstanding voting securities of the Company, and of the entity or entities with which the Company is combined.
In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.
The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.7   “Code” means the Internal Revenue Code of 1986, as amended.
2.8   “Committee” means the Compensation Committee of the Board, or another committee or subcommittee of the Board appointed as described in Article 11.
2.9   “Consultant” means any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
2.10   “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.
2.11   “Disability” means “disability,” as such term is defined in Section 22(e)(3) of the Code.

APPENDIX A
2.12   “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.
2.13   “Eligible Individual” means any person who is an Employee, a Consultant or a member of the Board, as determined by the Committee.
2.14   “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or any Subsidiary.
2.15   “Equity Restructuring” means a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization, including any large non-recurring cash dividend, that affects the Stock (or other securities of the Company) or the share price and causes a change in the per share value of the Stock underlying outstanding Awards, as determined by the Committee.
2.16   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.17   “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be the closing sales price for a share of Stock as reported on the NASDAQ Global Market or the NASDAQ Global Select Market (or on any established stock exchange or national market system on which the Stock is then listed) for the date of determination or, if no such prices are reported for that date, the closing sales price for a share of Stock on the last trading date prior to the date of determination.
2.18   “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
2.19   “Independent Director” means a member of the Board who is not an Employee of the Company.
2.20   “Misconduct” shall mean the occurrence of any of, but not limited to, the following: (a) conviction of a Participant of any felony or any crime involving fraud or dishonesty; (b) a Participant’s participation (whether by affirmative act or omission) in a fraud, act or dishonesty or other act of misconduct against the Company and/or any Subsidiary; (c) conduct by a Participant which, based upon a good faith and reasonable factual investigation by the Company (or, if a Participant is an executive officer, by the Board), demonstrates such Participant’s unfitness to serve; (d) a Participant’s violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or any Subsidiary; (e) a Participant’s violation of state or federal law in connection with the Participant’s performance of his or her job which has an adverse effect on the Company and/or any Subsidiary; and (f) a Participant’s violation of Company policy which has a material adverse effect on the Company and/or any Subsidiary. Notwithstanding the foregoing, a Participant’s Disability shall not constitute Misconduct as set forth herein. The determination that a termination is for Misconduct shall be by the Committee it its sole and exclusive judgment and discretion. Notwithstanding the foregoing, if a Participant is a party to an employment or severance agreement with the Company or any Subsidiary in effect as of the date of grant of an Award which defines “Misconduct” or “Cause” or a similar term, “Misconduct” for purposes of the Plan and such Award shall have the meaning given to such term in such employment or severance agreement.
2.21   “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.
2.22   “Non-Qualified Stock Option” means an Option that is not intended to be, or does not otherwise qualify as, an Incentive Stock Option.
2.23   “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
2.24   “Original 2021 Plan” shall have the meaning set forth in Article 1.
2.25   “Original Effective Date” shall have the meaning set forth in Article 1.
2.26   “Other Stock or Cash-Based Award” means an Award granted or denominated in Stock or units of Stock or a cash value or otherwise as provided pursuant to Section 8.7 of the Plan.

APPENDIX A
2.27   “Participant” means any Eligible Individual who, as an Independent Director, Consultant or Employee, has been granted an Award pursuant to the Plan.
2.28   “Performance Criteria” means the criteria (and adjustments) that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, determined as follows:
(a)   The Performance Criteria that may be used to establish Performance Goals for Awards may include, without limitation, one or more of the following: earnings before interest, taxes, depreciation, and/or amortization (“EBITDA”), adjusted EBITDA, net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), gross or net sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), operating earnings, adjusted operating earnings, stockholders’ equity, return on stockholders’ equity, return on assets, return on capital, total stockholder returns, return on sales, gross or net profit or operating margin, operating or other costs and expenses, improvements in expense levels, margins, working capital, earnings per share of Stock, price per share of Stock, implementation or completion of critical projects, market share, comparisons with various stock market indices, capital raised in financing transactions or other financing milestones, market recognition (including but not limited to awards and analyst ratings), financial ratios, and implementation, completion or attainment of objectively determinable objectives relating to research, development, regulatory, commercial or strategic milestones or developments, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. Any Performance Criteria may, in the discretion of the Committee, be determined in accordance with Applicable Accounting Standards, if applicable.
(b)   The Committee may, in its sole discretion, provide that one or more adjustments will be made to one or more of the Performance Goals established for any Performance Period. Such adjustments may include, without limitation, one or more of the following: items related to a change in accounting principles, items relating to financing activities, expenses for restructuring or productivity initiatives, non-cash charges, including those relating to share-based awards, other non-operating items, items related to acquisitions or other strategic transactions, items attributable to the business operations of any entity acquired by us during the Performance Period, items related to the disposal of a business of segment of a business, items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards, items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period, any other items of significant income or expense which are determined to be appropriate adjustments, items relating to unusual or extraordinary corporate transactions, events or developments, items related to amortization of acquired intangible assets, items that are outside the scope of the Company’s core, on-going business activities, items relating to changes in tax laws, items relating to asset impairment charges, items relating to gains or losses for litigation, arbitration and contractual settlements, or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.
2.29   “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period, which goals may be based upon the Performance Criteria. The Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual.
2.30   “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.
2.31   “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
2.32   “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

APPENDIX A
2.33   “Person” has the meaning as defined in Section 3(a)(9) of the Exchange Act and used in Section 13(d) or 14(d) of the Exchange Act, and will include any “group” as such term is used in such sections.
2.34   “Plan” means this AeroVironment, Inc. 2021 Equity Incentive Plan, as it may be further amended from time to time.
2.35   “Prior Plan” means the AeroVironment, Inc. 2006 Equity Incentive Plan, as amended and restated.
2.36   “Prior Plan Award” means an award outstanding under the Prior Plan as of the Original Effective Date.
2.35   “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.
2.36   “Restatement Effective Date” shall have the meaning set forth in Article 1.
2.37   “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.
2.38   “Securities Act” shall mean the Securities Act of 1933, as amended.
2.39   “Stock” means the common stock of the Company, $0.0001 par value, and such other securities of the Company that may be substituted for Stock pursuant to Article 10.
2.40   “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.
2.41   “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.
2.42   “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
2.43   “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.44   “Termination of Consultancy” shall mean the time when the engagement of the Participant as a Consultant to the Company or to a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of the Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous reestablishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.
2.45   “Termination of Directorship” shall mean the time when the Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.
2.46   “Termination of Employment” shall mean the time when the employee-employer relationship between the Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the

APPENDIX A
Company or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.
2.47   “Termination of Service” shall mean the last to occur of a Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. A Participant shall not be deemed to have a Termination of Service merely because of a change in the capacity in which the Participant renders service to the Company or any Subsidiary (i.e., a Participant who is an Employee becomes a Consultant) or a change in the entity for which the Participant renders such service (i.e., an Employee of the Company becomes an Employee of a Subsidiary), unless following such change in capacity or service the Participant is no longer serving as an Employee, Independent Director or Consultant of the Company or any Subsidiary.
ARTICLE 3
SHARES SUBJECT TO THE PLAN
3.1   Number of Shares.
(a)   Subject to Article 10, the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be equal to the sum of (i) 1,240,000 shares approved by stockholders for issuance under the Plan on the Original Effective Date, plus (ii) an additional 1,200,000 shares approved by stockholders for issuance under the Plan on the Restatement Effective Date, plus (iii) any shares that were subject to Prior Plan Awards that again become available for grant pursuant to the Original 2021 Plan on or after the Original Effective Date and prior to July 22, 2025.1 To the extent that an Award terminates, expires, or lapses for any reason, or an Award is settled in cash without the delivery of shares of Stock to the Participant, then any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. If any shares of Restricted Stock are forfeited by a Participant or repurchased by the Company pursuant to Section 6.3 hereof, such shares shall again be available for the grant of an Award pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding anything to the contrary herein, no more than 5,000,000 shares of Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan.
(b)   To the extent permitted by applicable law or any exchange rule, Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan (and shares of Stock subject to such Awards shall not be added to the shares available for Awards under the Plan as provided in Section 3.1(a) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and grants of Awards using such available shares are permitted without stockholder approval under the rules of the principal securities exchange on which the shares of Stock are then listed and such grants shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

1
As of the Restatement Effective Date, and subject to stockholder approval, there will be 1,821,582 shares available for the grant of new Awards (consisting of 621,582 Shares that were available for the grant of new Awards under the Original 2021 Plan as of July 22, 2025, plus 1,200,000 newly authorized Shares approved by the Company’s stockholders on the Restatement Effective Date), less grants made under the Original 2021 Plan between July 22, 2025 and the Restatement Effective Date, subject to adjustment pursuant to Article 10 and Section 3.1(b).

APPENDIX A
(c)   Notwithstanding the provisions of this Section 3.1, no shares of Stock may again be or, as applicable, may become eligible to be, optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
3.2   Stock Distributed.   Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
3.3   Limitation on Director Compensation.   Notwithstanding any provision in the Plan to the contrary, and subject to Article 10, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to an Independent Director as compensation for services as an Independent Director during any fiscal year of the Company may not exceed $500,000, increased to $700,000 in the fiscal year of his or her initial service as an Independent Director. The Committee may make exceptions to this limit for individual Independent Directors in extraordinary circumstances, as the Committee may determine in its discretion.
ARTICLE 4
ELIGIBILITY AND PARTICIPATION
4.1   Eligibility.   Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.
4.2   Participation.   Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.
4.3   Foreign Participants.   In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Sections 3.1 of the Plan.
ARTICLE 5
STOCK OPTIONS
5.1   General.   The Committee is authorized to grant Options to Participants on the following terms and conditions:
(a)   Exercise Price.   The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.
(b)   Time and Conditions of Exercise.   The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, however, that the term of an Option shall not be more than ten years from the date the Option is granted. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
(c)   Manner of Exercise.   All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Committee, or his, her or its office, as applicable:
(i)   A written or electronic notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;
(ii)   Such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

APPENDIX A
(iii)   In the event that the Option shall be exercised pursuant to Section 9.5 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option; and
(iv)   Full payment of the exercise price and applicable withholding taxes to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 9.1 and 9.2.
5.2   Incentive Stock Options.   The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained Article 12 and this Section 5.2.
(a)   Eligibility.   Incentive Stock Options may be granted only to employees (as defined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary which constitutes a “subsidiary corporation” of the Company (within the meaning of Section 424(f) of the Code and the applicable regulations promulgated thereunder).
(b)   Exercise Price.   The exercise price per share of Stock shall be set by the Committee; provided that subject to Section 5.2(e) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.
(c)   Expiration.   Subject to Section 5.2(e), an Incentive Stock Option may not be exercised to any extent by anyone after the tenth anniversary of the date it is granted, unless an earlier time is set in the Award Agreement.
(d)   Individual Dollar Limitation.   The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(e)   Ten Percent Owners.   An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “subsidiary corporation” of the Company (within the meaning of Section 424 of the Code) only if such Option is granted at an exercise price per share that is not less than 110% of the Fair Market Value per share of Stock on the date of grant and the Option is exercisable for no more than five years from the date of grant.
(f)   Notice of Disposition.   The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.
(g)   Transferability; Right to Exercise.   An Incentive Stock Option shall not be transferable by the Participant other than by will or by the laws of descent or distribution. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
5.3   Substitute Awards.   Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares of Stock subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that, unless otherwise determined by the Committee, the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code .
ARTICLE 6
RESTRICTED STOCK AWARDS
6.1   Grant of Restricted Stock.   The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the shares of Stock to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

APPENDIX A
6.2   Issuance and Restrictions.   Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Notwithstanding anything to the contrary herein, dividends with respect to an Award of Restricted Stock subject to vesting shall be accumulated and subject to vesting to the same extent as the related shares of Restricted Stock.
6.3   Repurchase or Forfeiture of Restricted Stock.   Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, (a) if no price was paid by the Participant for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration, and (b) if a price was paid by the Participant for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the Award Agreement.
6.4   Certificates or Book Entries for Restricted Stock.   Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. Certificates or book entries evidencing shares of Restricted Stock must bear an appropriate legend or notation referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse or the Award Agreement may provide that the shares shall be held in escrow by an escrow agent designated by the Company.
ARTICLE 7
STOCK APPRECIATION RIGHTS
7.1   Grant of Stock Appreciation Rights.   A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.
7.2   Stock Appreciation Rights.
(a)   A Stock Appreciation Right shall have a term set by the Committee, which term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. A Stock Appreciation Right shall be exercisable in such installments as the Committee may determine. A Stock Appreciation Right shall cover such number of shares of Stock as the Committee may determine.
(b)   A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Committee may impose. Except as described in (c) below, the exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Committee, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.
(c)   Notwithstanding the foregoing provisions of Section 7.2(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares of Stock subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that unless otherwise determined by the Committee, the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.
7.3   Payment and Limitations on Exercise.
(a)   Payment of the amounts determined under Section 7.2(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement. To the extent payment for a Stock Appreciation Right

APPENDIX A
is to be made in cash, the Award Agreements shall specify the date of payment which may be different than the date of exercise of the Stock Appreciation Right, to the extent necessary to comply with the requirements of Section 409A of the Code, as applicable. If the date of payment for a Stock Appreciation Right is later than the date of exercise, the Award Agreement may specify that the Participant be entitled to earnings on such amount until paid.
(b)   To the extent any payment under Section 7.2(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.
7.4   Manner of Exercise.   All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Committee, or his, her or its office, as applicable:
(a)   A written or electronic notice complying with the applicable rules established by the Committee stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;
(b)   Such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and
(c)   In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 7.4 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right
ARTICLE 8
OTHER TYPES OF AWARDS
8.1   Performance Share Awards.   Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.2   Performance Stock Units.   Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.3   Dividend Equivalents.
(a)   Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula as may be determined by the Committee.
(b)   Notwithstanding anything to the contrary in the Plan, dividends or Dividend Equivalents with respect to an Award that is subject to vesting and that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions applicable to such Award are subsequently satisfied and such Award vests.
(c)   Notwithstanding the foregoing, no dividends or Dividend Equivalents shall be payable on or with respect to with respect to Options or SARs.

APPENDIX A
8.4   Stock Payments.   Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares of Stock or the number of options or other rights to purchase shares of Stock subject to a Stock Payment shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.
8.5   Deferred Stock.   Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued. Deferred Stock Awards may also provide for settlement in cash, in the discretion of the Committee.
8.6   Restricted Stock Units.   The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 9.7(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock. Restricted Stock Units may also provide for settlement in cash, in the discretion of the Committee.
8.7   Other Stock or Cash-Based Awards.   Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock, the right to purchase shares of Stock or cash or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock or cash and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant. Other Stock or Cash-Based Awards may be paid in cash, Stock or other property, or a combination thereof, as determined by the Committee.
8.8   Term.   Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock or Cash-Based Award shall be set by the Committee in its discretion.
8.9   Exercise or Purchase Price.   The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock or Cash-Based Award; provided, however, that the value of the consideration for any shares of Stock issued pursuant to such Awards shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of shares of Stock pursuant to an Award.
8.10   Exercise Upon Termination of Service.   An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units and Other Stock or Cash-Based Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock or Cash-Based Award may be exercised or paid subsequent to a Termination of Service or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise.

APPENDIX A
ARTICLE 9
PROVISIONS APPLICABLE TO AWARDS
9.1   Payment.   The Committee shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, which methods may include, without limitation: (a) cash, (b) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (c) shares of Stock (including shares of Stock issuable pursuant to the Award) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate payments required, (d) delivery of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (e) other property acceptable to the Committee. The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.
9.2   Withholding.   The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (ii) below with respect to Awards held by individuals subject to Section 16 of the Exchange Act, a contrary determination by the Committee), all tax withholding obligations will be calculated based on the minimum applicable statutory withholding rates. Subject to any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (a) in cash, provided that the Company may limit the use of cash if one or more of the payment forms below is permitted, (b) to the extent permitted by the Committee, in shares of Stock (including, in the case of payment of the exercise price of an Award, shares of Stock issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a fair market value on the date of delivery equal to the aggregate payments required, (c) unless the Committee determines otherwise, delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other property acceptable to the Committee. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld or surrendered pursuant to clause (b) of the immediately preceding sentence with respect to the issuance, vesting, exercise or payment of any Award shall be limited to the number of shares of Stock which have a fair market value on the date of withholding or surrender equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income (or such higher tax rates as may be approved by the Committee, which rates shall in no event exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America)); provided, that the number of shares of Stock withheld delivered or returned shall be rounded up to the nearest whole share sufficient to cover the applicable tax withholding obligation to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. The Committee shall determine the fair market value of the Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
9.3   Stand-Alone and Tandem Awards.   Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the

APPENDIX A
Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
9.4   Award Agreement.   Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
9.5   Limits on Transfer.   No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s Termination of Service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.
9.6   Beneficiaries.   Notwithstanding Section 9.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.
9.7   Stock Certificates; Book Entry Procedures.
(a)   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan and all shares issued pursuant to book-entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends or notations on any Stock certificate or book-entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.
(b)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

APPENDIX A
9.8   Paperless Administration.   In the event that the Company establishes for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
9.9   Forfeiture and Claw-Back Provisions.   Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Committee shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that:
(a)   (i) Any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any shares of Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee or (z) the Participant incurs a Termination of Service for Misconduct; and
(b)   All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, the Company’s Policy for Recovery of Erroneously Awarded Compensation adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with, or plan maintained by, the Company.
9.10   Prohibition on Repricing.   Subject to Article 10, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying shares of Stock. Subject to Article 10, the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 9.10, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.
ARTICLE 10
CHANGES IN CAPITAL STRUCTURE
10.1   Adjustments.
(a)   In the event that any dividend or other distribution, reorganization, merger, consolidation, combination, repurchase, or exchange of Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Stock (other than an Equity Restructuring) occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust (i) the number and type of shares which may be delivered under the Plan (including but not limited to adjustments of the limitations in Section 3.1); (ii) the terms and conditions of any outstanding Awards (including without limitation, any applicable performance targets or criteria with respect thereto); and (ii) the grant or exercise price per share and the number of shares of Stock covered by each Award.

APPENDIX A
(b)   In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 10(a):
(i)   The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted so that the fair value of each such Award and the proportionate interest represented thereby immediately after the Equity Restructuring will equal the fair value of such Award and the proportionate interest represented thereby immediately prior to such Equity Restructuring. The adjustments provided under this Section 10(b)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.
(ii)   The Committee shall make such proportionate adjustments, if any, as it in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1).
(c)   All adjustments under this Section 10.1 shall be made (i) in a manner that does not cause a modification to any Awards outstanding on the date of such adjustment within the meaning of Section 409A of the Code and the regulations or published guidance thereunder and (ii) with respect to any Incentive Stock Option consistent with the requirements of Section 424 of the Code.
(d)   In the event of any transaction or event described in Section 10.1(a), an Equity Restructuring or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:
(i)   To provide for either (A) termination of any such Award in exchange for an amount of cash (except with respect to Independent Directors) and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 10.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;
(ii)   To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and
(iii)   To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;
(iv)   To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v)   To provide that the Award cannot vest, be exercised or become payable after such event.
10.2   Acceleration Upon a Change in Control.   Notwithstanding Section 10.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company or

APPENDIX A
any Subsidiary or affiliate and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine or the right to receive the consideration that stockholders of the Company would receive in connection with such Change in Control less any exercise price or base price for any Award. In the event that the terms of any agreement between the Company or any Subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 10.2, this Section 10.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.
10.3   No Other Rights.   Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.
ARTICLE 11
ADMINISTRATION
11.1   Committee.   The administrator of the Plan shall be the Committee, which shall consist solely of two or more members of the Board each of whom is both an Independent Director and a Non-Employee Director; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or otherwise provided in any charter of the Committee. Additionally, to the extent required by applicable law, each of the individuals constituting the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 11.5. In addition, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which are required to be determined in the sole discretion of the Committee under Rule 16b-3 of the Exchange Act, or any regulations or rules issued thereunder. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.
11.2   Action by the Committee.   A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or of any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or any Subsidiary to assist in the administration of the Plan.
11.3   Authority of Committee.   Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
(a)   Designate Participants to receive Awards;
(b)   Determine the type or types of Awards to be granted to each Participant;
(c)   Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

APPENDIX A
(d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion;;
(e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)   Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g)   Decide all other matters that must be determined in connection with an Award;
(h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)   Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
(j)   Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.
11.4   Decisions Binding.   The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
11.5   Delegation of Authority.   To the extent permitted by and subject to the provisions of applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Committee.
ARTICLE 12
EFFECTIVE DATE
The Plan will be effective as of the Restatement Effective Date. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s adoption of the Plan. If the Plan is not approved by the Company’s stockholders prior to the end of said twelve (12) month period, it will not become effective and the Original 2021 Plan will continue in full force and effect in accordance with its terms and the existing share reserve thereunder. The Plan will remain in effect until terminated by the Board or the Committee pursuant to Section 13.1.
ARTICLE 13
AMENDMENT, MODIFICATION, AND TERMINATION
13.1   Amendment, Modification and Termination.   The Board or the Committee may, at any time and from time to time, terminate, amend or modify the Plan; provided, however, that, to the extent necessary to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required. No Awards may be granted under the Plan after the Plan’s termination. Awards outstanding at the time of the Plan’s termination will continue to be governed by the Plan and the Award Agreement, as in effect before such termination.
13.2   Awards Previously Granted.   No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.
13.3   Limit on Incentive Stock Options.   Notwithstanding anything to the contrary herein, no Incentive Stock Option shall be granted under the Plan after the tenth (10th) anniversary of the earlier of (a) the date on which the Plan is adopted by the Board, or (b) the date on which the Plan is approved by the Company’s stockholders.

APPENDIX A
ARTICLE 14
GENERAL PROVISIONS
14.1   No Rights to Awards.   No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.
14.2   No Stockholders Rights.   Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.
14.3   No Right to Employment or Services.   Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.
14.4   Unfunded Status of Awards.   The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
14.5   Indemnification.   To the extent allowable pursuant to applicable law and the Company’s Certificate of Incorporation or Bylaws, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
14.6   Relationship to other Benefits.   No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
14.7   Expenses.   The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
14.8   Titles and Headings.   The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
14.9   Fractional Shares.   No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares of Stock or whether such fractional shares of Stock shall be eliminated by rounding up or down as appropriate.
14.10   Limitations Applicable to Section 16 Persons.   Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
14.11   Government and Other Regulations.   The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of

APPENDIX A
1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
14.12   Section 409A.   To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.
14.13   Governing Law.   The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

0 14475 AEROVIRONMENT, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, a stockholder of AeroVironment, Inc., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints Wahid Nawabi and Kevin McDonnell, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the annual meeting of stockholders of the Company, to be held on September 25, 2025, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows: (Continued and to be signed on the reverse side) 1.1

ANNUAL MEETING OF STOCKHOLDERS OF AEROVIRONMENT, INC. September 25, 2025 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report/10-K are available at https://investor.avinc.com/financial-information/financial-filings-and-releases Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Proposal 2. To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending April 30, 2026: Proposal 3. Non-binding advisory vote on the compensation of the company’s Named Executive Officers: Proposal 4. Management proposal to approve the amendment and restatement of the company's 2021 equity incentive plan The undersigned hereby revokes any other proxy to vote at the annual meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, AND 4. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES. The undersigned acknowledges receipt of a copy of the notice of annual meeting and accompanying proxy statement dated August 12, 2025, relating to the annual meeting FOR AGAINST ABSTAIN A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, IS RECOMMENDED BY THE BOARD OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the ------------------ e n v e l o p e p r o v i d e d . ---------------- 092525 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. FOR AGAINST ABSTAIN Proposal 1. To elect the board of directors’ four nominess as directors: Nominees Edward Muller Charles Thomas Burbage David Wodlinger Henry Albers FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF STOCKHOLDERS OF AEROVIRONMENT, INC. September 25, 2025 \ PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or remote communication. A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, IS RECOMMENDED BY THE BOARD OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x ----------- ---------------- 092525 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report/10-K are available at https://investor.avinc.com/financial-information/financial-filings-and-releases INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hostingthe meeting live via remote communication this year. To attend the meeting via remote communication please visit https://meetings.lumiconnect.com/200-267-512-637 password: AVAV2025 (case sensitive) and be sure to have available the control number. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Proposal 2. To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending April 30, 2026: Proposal 3. Non-binding advisory vote on the compensation of the company’s Named Executive Officers: Proposal 4. Management proposal to approve the amendment and restatement of the company's 2021 equity incentive plan The undersigned hereby revokes any other proxy to vote at the annual meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, AND 4. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES. The undersigned acknowledges receipt of a copy of the notice of annual meeting and accompanying proxy statement dated August 12, 2025, relating to the annual meeting. FOR AGAINST ABSTAIN MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. FOR AGAINST ABSTAIN Proposal 1. To elect the board of directors’ four nominess as directors: Nominees Edward Muller Charles Thomas Burbage David Wodlinger Henry Albers FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN